UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 10, 2026 (February 9, 2026)

Valaris Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
 Registrant’s telephone number, including area code: 44 (0) 20 7659 4660
 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement

Business Combination Agreement

On February 9, 2026, Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Valaris”) and Transocean Ltd., a Swiss corporation (“Transocean”) (Transocean and Valaris, collectively, the “Parties” and each, a “Party”), entered into a Business Combination Agreement (the “Agreement”) providing for the combination of the two Parties (the “Business Combination”). Pursuant to the Agreement, and on the terms and subject to the conditions thereof, Transocean will acquire of all the issued and outstanding common shares, par value $0.01 each, of Valaris (the “Valaris Shares”) in exchange for shares of Transocean, par value $0.10 each (the “Transocean Shares”), at an exchange ratio of 15.235 Transocean Shares for each Valaris Share (the “Exchange Ratio”). The Business Combination will be effected by way of a court-approved scheme of arrangement (“Scheme of Arrangement”) between Valaris and the holders of the Valaris Shares (the “Valaris Shareholders”) pursuant to section 99 of the Companies Act 1981 of Bermuda, as amended, on the terms set out the Scheme Document. The Transocean Shares are expected to be issued in reliance on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), provided by Section 3(a)(10) thereof and pursuant to exemptions from registration under any applicable state securities laws. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Agreement. Following the consummation of the Business Combination, Transocean’s existing shareholders and Valaris’ existing shareholders will own approximately 53% and 47%, respectively, of the combined company.

Pursuant to the Agreement, and on the terms and subject to the conditions thereof, at the time on which the order of the Supreme Court of Bermuda providing for its sanction of the Scheme of Arrangement (the “Sanction Order”) is filed with the Registrar of Companies of Bermuda (the “Effective Time”), the Business Combination will become effective and Valaris will become a subsidiary of Transocean. The board of directors of each Party unanimously approved and declared advisable the Agreement and the transactions contemplated thereby, including the Business Combination.

Valaris Shares; Valaris Warrants

Pursuant to the Agreement, and on the terms and subject to the conditions thereof, at the Effective Time, each Valaris Share issued and outstanding immediately prior to the Effective Time (other than the Valaris Shares referenced in the next sentence) will be entitled to receive (a) a number of Transocean Shares equal to the Exchange Ratio and (b) any cash in lieu of fractional Transocean Shares. Each Valaris Share that is owned by (a) Valaris as treasury shares or owned by any Valaris Subsidiary or (b) Transocean or any Transocean Subsidiary, in each case, immediately prior to the Effective Time, will be canceled automatically and shall cease to exist and be issued and outstanding and no consideration shall be delivered in exchange therefor nor any repayment of capital made in respect thereof.

Pursuant to the Agreement, and on the terms and subject to the conditions thereof, at the Effective Time, each warrant (a “Valaris Warrant”) of Valaris issued pursuant to that certain Warrant Agreement, dated as of April 30, 2021, among Valaris, Computershare, Inc. and Computershare Trust Company, N.A. (the “Valaris Warrant Agreement”) that is outstanding and unexercised as of immediately prior to the Effective Time, shall immediately be assumed by Transocean, remain outstanding and, in lieu of the number of Valaris Shares then exercisable under such Valaris Warrant prior to the Effective Time, be exercisable for the Fundamental Transaction Consideration (as defined in the Valaris Warrant Agreement) multiplied by the number of Valaris Shares for which a Valaris Warrant is exercisable immediately prior to the consummation of the Business Combination.

Post-Closing Board of Directors

Pursuant to the Agreement, and on the terms and subject to the conditions thereof, following the consummation of the Business Combination and approval by the majority of the votes cast of Transocean Shares (“Transocean Shareholders”) Transocean’s board of directors will include two (2) current Valaris directors identified by Valaris and reasonably acceptable to Transocean.

Treatment of Valaris Equity Awards

The Agreement provides that, subject to limited exceptions, each Valaris restricted stock unit (“Valaris RSU”) that is outstanding immediately prior to the date of the Agreement (the “Agreement Date”) will:

(i)	vest at the Effective Time;
(ii)
be automatically converted into the right to receive a number of Transocean Shares equal to the product of (x) the number of Valaris Shares subject to such Valaris RSU multiplied by (y) the Exchange Ratio, reduced by the number of Transocean Shares to satisfy any tax withholding obligations associated with the settlement of such Valaris RSU, rounded to the nearest whole share; and

(iii)	except with respect to the rights of each holder set forth in clause (ii) above, automatically be canceled, retired and shall cease to exist.

Subject to limited exceptions, each Valaris performance-based restricted stock unit (“Valaris PSU”) that is outstanding immediately prior to the Agreement Date shall:

(i)	vest at the Effective Time with the number of Valaris Shares earned under such Valaris PSU being based on the actual achievement of the applicable performance goals as of the Effective Time;
(ii)
be converted automatically into the right to receive a number of Transocean Shares equal to the product of (x) the number of Valaris Shares earned pursuant to clause (i) above multiplied by (y) the Exchange Ratio, reduced by the number of Transocean Shares to satisfy any tax withholding obligations associated with the settlement of such Valaris PSU, and rounded to the nearest whole share; and

(iii)	except with respect to the rights of each holder set forth in clause (ii) above, automatically be canceled, retired and shall cease to exist.

As of the Effective Time, each Valaris RSU and Valaris PSU, that is granted after the Agreement Date and outstanding immediately prior to the Effective Time, shall be assumed by Transocean and converted into a Transocean time-based equity award. Each Transocean time-based equity award converted from a Valaris PSU will cover a number of Transocean Shares equal to the product of: (i) the target number of Valaris Shares subject to such Valaris PSU; and (ii) the Exchange Ratio, rounded to the nearest whole number of Transocean Shares.

Conditions to the Business Combination

The Parties’ respective obligations to complete the Business Combination are subject to the satisfaction or waiver of certain customary conditions set forth in the Agreement, including, but not limited to: (i) the receipt of the requisite approvals of the Valaris Shareholders and the Transocean Shareholders, (ii) the granting of the Sanction Order on terms consistent with the Agreement, (iii) the Transocean shares issued pursuant to the Agreement having been approved for listing on the NYSE, (iv) certain regulatory approvals having been obtained or any applicable waiting period having expired or been terminated, (v) no governmental authority within applicable jurisdictions having enacted or issued any law or order preventing or prohibiting the consummation of the Business Combination and (vi) the absence of a Transocean Material Adverse Effect or a Valaris Material Adverse Effect.

Regulatory Efforts

Each Party has agreed to use its respective reasonable best efforts to promptly take all actions necessary, proper or advisable to obtain regulatory approvals as soon as reasonably practicable, including by making all necessary filings with appropriate Governmental Authorities, responding as soon as reasonably practicable to any requests for information or meetings by Governmental Authorities, and defending any antitrust lawsuits or proceedings challenging the transactions; provided, however, that Transocean shall not be required to sell, hold separate or otherwise dispose of or conduct their business in a specified manner to the extent that such obligations or restrictions would result in a material adverse effect on either Party, in each case, subject to the terms of the Agreement.

Termination and Fees

The Agreement also contains certain customary termination rights in favor of each Party, including for the failure to receive the requisite approvals of the Valaris Shareholders and Transocean Shareholder. In addition, a Party may terminate the Agreement, prior to the receipt of the requisite approval of the other Party’s shareholders, if the other Party shall have made an Adverse Recommendation Change. In addition, either Valaris or Transocean may terminate the Agreement if the Effective Time shall not have occurred on or prior to February 9, 2027 (as such date may be extended in accordance with the terms of the Agreement).

In connection with a termination of the Agreement under specified circumstances, including if the Agreement is terminated by Transocean for Valaris having made an Adverse Recommendation Change, or certain other triggering events, Transocean will be required to pay to Valaris a termination fee of $195 million. In addition, if the Agreement is terminated under specified circumstances, including if the Agreement is terminated by Valaris for Transocean having made an Adverse Recommendation Change, or for certain other triggering events, Valaris will be required to pay to Transocean a termination fee of $173 million.

In other specified circumstances where the Agreement is terminated following the failure to obtain the requisite shareholder approval and the above referenced termination fee is not otherwise payable by the Party that failed to obtain such shareholder approval, the Party whose shareholders failed to approve the transactions contemplated by the Agreement will be required to pay the other Party up to, in the case of a payment by Transocean, $65 million, and in the case of Valaris, $58 million, as reimbursement for the other Party’s reasonable and documented fees and expenses in connection with the Agreement.

No Solicitation

The Agreement further provides that, from the date of the Agreement, each of Valaris and Transocean will be subject to certain restrictions on its ability to solicit an alternative Acquisition Proposal from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative Acquisition Proposals, subject to customary exceptions. Each Party is required to call a meeting of its shareholders to obtain the required approval of such Party’s shareholders described above and, subject to certain exceptions, to recommend that their respective shareholders approve such proposals. Neither Party has the ability to terminate to accept a Superior Proposal.

Representations, Warranties and Covenants

The Agreement contains customary representations, warranties and covenants for a transaction of this nature, including, among others, covenants obligating each Party to continue to conduct their respective businesses in the ordinary course, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without the prior consent of the other Party.

The foregoing description of the Agreement and the transactions contemplated thereunder, including the Business Combination, is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of Agreement, which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Agreement and the foregoing description thereof have been included to provide investors and shareholders with information regarding the terms of the Agreement; they are not intended to provide any other factual information about Transocean. The representations, warranties and covenants contained in the Agreement were made only as of specified dates for the benefits of the Parties and may be subject to qualifications and limitations agreed upon by the Parties. In particular, in reviewing the representations, warranties and covenants contained in the Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the Parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”) and are also qualified in important part by confidential disclosure schedules exchanged between the Parties in connection with the Agreement. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the Agreement Date, which subsequent information may or may not be fully reflected in the Parties’ public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Parties and their respective affiliates and the transactions contemplated by the Agreement that will be contained in or attached as an annex to the proxy statement that the Parties will file in connection with the transactions contemplated by the Agreement, as well as in the other filings that the Parties will make with the SEC.

Support Agreements

On February 9, 2026, in connection with the execution of the Agreement, (a) certain shareholders of Valaris holding in the aggregate approximately 18% of Valaris Shares outstanding (collectively, the “Valaris Supporting Shareholders”), entered into a Support Agreement with Transocean (the “Valaris Shareholder Support Agreement”) and (b) certain shareholders of Transocean holding in the aggregate approximately 9% of Transocean Shares outstanding (collectively, the “Transocean Supporting Shareholders” and together with the Valaris Supporting Shareholders, the “Supporting Shareholders”), entered into a Support Agreement with Valaris (the “Transocean Shareholder Support Agreement” and together with the Valaris Shareholder Support Agreement, the “Support Agreements”). The Support Agreements provide, on the terms and subject to the conditions thereof, that each Supporting Shareholder will vote the shares owned by such Supporting Shareholder at the time of the applicable shareholder meeting in favor of the transactions contemplated by the Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, those statements related to the proposed transaction, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. These forward-looking statements are generally identified by the words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “project,” “might,” “could,” “expect,” “estimate,” “intend,” “strategy,” “plan,” “predict,” “potential,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words.

Any statements about Transocean’s, Valaris’ or the combined company’s plans, objectives, expectations, strategies, beliefs or future performance or events constitute forward-looking statements. These forward-looking statements, including statements regarding the proposed transaction, are based on Transocean’s and Valaris’ current expectations, estimates, projections and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those expressed or implied by such forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. There is no assurance that these future events will occur as anticipated or that our results, estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond Transocean’s and Valaris’ control.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timing, or at all, including obtaining regulatory and shareholder approvals, and the satisfaction of other conditions to the completion of the proposed transaction as well as the failure to realize anticipated benefits of the proposed transaction; (ii) potential litigation relating to the proposed transaction, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the proposed transaction (including the ability of certain counterparties of Valaris to terminate or amend contracts upon a change of control) will harm Transocean’s or Valaris’ business, including current plans and operations, including during the pendency of the proposed transaction; (iv) the ability of Transocean or Valaris to retain and hire key personnel, to retain customers or maintain relationships with their respective suppliers, customers and partners; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Transocean’s or Valaris’ financial performance as well as unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of Transocean’s or Valaris’ businesses; (ix) the inability of Transocean and Valaris to achieve expected synergies from the transaction or that it may take longer or be more costly than expected to achieve those synergies; (x) an inability to de-leverage on the expected timeline, or at all; (xi) the imposition of any terms and conditions on any required governmental and regulatory approvals that could reduce the anticipated benefits to Transocean and Valaris of the acquisition; (xii) the inability to successfully integrate Valaris’ operations with those of Transocean without unexpected cost or delay; (xiii) certain restrictions during the pendency of the proposed transaction that may impact Transocean’s or Valaris’ ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreaks of war or hostilities or public health issues, as well as management’s response to any of the aforementioned factors; (xv) the impact of inflation, tariffs, rising interest rates, and global conflicts, including disruptions in European economies as a result of the Ukrainian/Russian conflict and the ongoing conflicts in the Middle East, the relationship between China and Taiwan and ongoing trade disputes between the United States and China; (xvi) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xvii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring Transocean or Valaris to pay a termination fee; (xviii) the risk that Transocean’s or Valaris’ share price may decline significantly if the proposed transaction is not consummated; (xix) there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (xx) commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contracts, downtime and other risks associated with offshore rig operations and changes in worldwide rig supply; (xxi) adverse weather or major natural disasters, including hurricanes; (xxii) the global and regional supply and demand for oil and gas; (xxiii) fluctuation of current and future prices of oil and gas; (xxiv) intention to scrap certain drilling rigs; (xxv) demand, competition and technology, supply chain and logistics challenges, consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition, changes in customer strategy and future levels of offshore drilling activity; (xxvi) estimated duration of customer contracts and contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, the cost and timing of mobilizations and reactivations, operating hazards and delays, weather-related risks, risks associated with international operations, actions by customers and other third parties; (xxvii) increasing regulatory complexity, general economic, market, business and industry conditions, trends and outlook, general political conditions, including political tensions, conflicts and war, cybersecurity attacks and threats, uncertainty around the use and impacts of artificial intelligence applications, the effects of contagious illnesses including the spread of and mitigation efforts by governments, businesses and individuals and other factors, including those risks and uncertainties found in Transocean’s and Valaris’ respective filings with the SEC, including the risk factors discussed in Transocean’s and Valaris’ most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xxviii) those risks that will be described in future filings with the SEC and available from the sources indicated below.

There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties and should be read in conjunction with the other forward-looking statements. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made and we undertake no obligation to update, and expressly disclaim any obligation to update, any forward-looking statements, or any other information in this communication, whether resulting from developments, circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have expressed or implied by these forward-looking statements. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Important Additional Information and Where to Find It

The transaction relates to the proposed business combination of Transocean and Valaris pursuant to the terms of the Business Combination Agreement, dated as of February 9, 2026, and is being made by way of a scheme of arrangement pursuant to section 99 of the Companies Act 1981, as amended, under the laws of Bermuda. In connection therewith, Transocean and Valaris intend to file relevant materials with the SEC, including, among other filings, a joint proxy statement on Schedule 14A of Transocean and Valaris that will be mailed or otherwise disseminated to shareholders of each of Transocean and Valaris seeking their approval of the parties’ respective transaction-related proposals. None of the securities to be issued pursuant to the scheme of arrangement are anticipated to be registered under the U.S. Securities Act or any state securities laws, and any securities issued in the transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.

INVESTORS AND SHAREHOLDERS OF TRANSOCEAN AND VALARIS ARE URGED TO READ THE JOINT PROXY STATEMENT, THE BUSINESS COMBINATION AGREEMENT, THE SCHEME DOCUMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to buy, or the solicitation of an offer to sell, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for the joint proxy statement or any other document that Transocean or Valaris may file with the SEC and send to their respective shareholders in connection with the proposed transaction. Investors and shareholders will be able to obtain free copies of the joint proxy statement (when available) and other documents filed with the SEC by Transocean or Valaris through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Transocean will be available free of charge on Transocean’s website at www.deepwater.com under the tab “Investors” and under the heading “SEC Filings.” Copies of the documents filed with the SEC by Valaris will be available free of charge on Valaris’ website at www.valaris.com under the tab “Investors” and under the heading “Financials” and subheading “SEC Filings.”

This communication is not intended to constitute, and does not constitute, an offer or solicitation in or into Switzerland to purchase or invest in any securities, and no application has been made or will be made to admit any securities referred to herein to trading on any trading venue (i.e., exchange or multilateral trading facility) in Switzerland. Neither this communication nor any other offering or marketing material relating to the transaction described herein or any securities referred to herein constitutes a prospectus within the meaning of the Swiss Financial Services Act of June 15, 2018, as amended (the “FinSA”), or advertising within the meaning of the FinSA.

Neither this communication nor any other offering or marketing material relating to the transaction described herein or any securities referred to herein has been filed with or approved by any Swiss regulatory authority. In particular, no material relating to the transaction described herein or any securities referred to herein has been reviewed or approved by a Swiss reviewing body (Prüfstelle) pursuant to article 51 of the FinSA.

This communication is not subject to, and has not received approval from, either the Bermuda Monetary Authority or the Registrar of Companies of Bermuda and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda.

Participants in the Solicitation

Transocean, Valaris and their respective directors and executive officers and certain other members of management and employees may be considered be participants in the solicitation of proxies from the shareholders of Transocean and Valaris in connection with the proposed transaction. Information about the interests of the directors and executive officers of Transocean and Valaris and other persons who may be deemed to be participants in the solicitation of shareholders of Valaris in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement, which will be filed with the SEC. Information about Transocean’s directors and executive officers is set forth in Transocean’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 18, 2025 and its proxy statement for its 2025 annual meeting, which was filed with the SEC on March 21, 2025. Information about Valaris’ directors and executive officers is set forth in Valaris’ Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 20, 2025, its proxy statement for its 2025 annual meeting, which was filed with the SEC on April 17, 2025, Valaris’ and any subsequent filings with the SEC. To the extent holdings of Transocean’s or Valaris’ securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected in Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information about the directors and executive officers of Transocean and Valaris and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, which may, in some cases, be different than those of Transocean shareholders or Valaris’ shareholders generally, will be contained in the joint proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Transocean’s or Valaris’ website as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of February 9, 2026, between Transocean Ltd. and Valaris Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon its request. Certain portions of this Exhibit (indicated by [*]) have been redacted pursuant to Regulation S-K Item 601(b)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

Date: February 10, 2026	By:	/s/ Davor Vukadin
Davor Vukadin
Senior Vice President, General Counsel and Secretary

Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

between

TRANSOCEAN LTD.

and

VALARIS LIMITED

February 9, 2026

TABLE OF CONTENTS

Page

BUSINESS COMBINATION AGREEMENT

Article 1
INTERPRETATION

1.1	Definitions	2
1.2	Interpretation Not Affected by Headings, etc.	21
1.3	Number, etc.	21
1.4	Date for Any Action	21
1.5	Entire Agreement	21
1.6	Currency	21
1.7	Accounting Matters	22
1.8	Disclosure in Writing; Made Available	22
1.9	References to Legislation	22
1.10	Knowledge	22
1.11	No Strict Construction	22
1.12	Schedules	23

Article 2
THE BUSINESS COMBINATION AND MEETINGS

2.1	Scheme of Arrangement	23
2.2	Proxy Statement and Meetings	25
2.3	Court Proceedings	28
2.4	Effective Time	29
2.5	Exchange Procedures; Payment of Consideration; Adjustment; Conversion of Valaris Warrants	30
2.6	Officer and Director Matters	34
2.7	Treatment of Valaris Incentives	34
2.8	Treatment of Transocean Incentive(s)	36
2.9	Applicable U.S. Securities Laws	36
2.10	Income Tax Matters and Withholdings Obligations	37

Article 3
REPRESENTATIONS AND WARRANTIES OF VALARIS

3.1	Organization and Qualification	38
3.2	Corporate Authority Relative to this Agreement	39
3.3	Capitalization; Valaris Incentives	40
3.4	Joint Ventures Partners	40
3.5	Ownership of Subsidiaries	41
3.6	No Violation; Absence of Defaults and Conflicts	41
3.7	Litigation	42

i

3.8	Taxes	42
3.9	Reports and Financial Statements; Internal Controls and Procedures	44
3.10	No Orders	45
3.11	Material Contracts	45
3.12	No Undisclosed Material Liabilities	46
3.13	Absence of Certain Changes; Conduct of Business	46
3.14	Environmental	47
3.15	Real Property Title	48
3.16	No Defaults under Leases and Agreements	48
3.17	No Encumbrances	48
3.18	Ownership of Material Property	49
3.19	Licenses	49
3.20	Employee Benefit Plans	49
3.21	Employment Agreements and Collective Agreements	51
3.22	Fleet Assets	52
3.23	Compliance with Laws	53
3.24	Intellectual Property	54
3.25	Corrupt Practices and Trade Legislation	54
3.26	Finders or Brokers	56
3.27	No Additional Representations	56

Article 4
REPRESENTATIONS AND WARRANTIES OF TRANSOCEAN

4.1	Organization and Qualification	57
4.2	Corporate Authority Relative to this Agreement	58
4.3	Capitalization; Transocean Incentives	59
4.4	Joint Venture Partners	60
4.5	Ownership of Subsidiaries	60
4.6	No Violation; Absence of Defaults and Conflicts	60
4.7	Transocean Shares	61
4.8	Litigation	61
4.9	Taxes	62
4.10	Reports and Financial Statements; Internal Controls and Procedures	64
4.11	No Orders	65
4.12	Material Contracts	65
4.13	No Undisclosed Material Liabilities	66
4.14	Absence of Certain Changes; Conduct of Business	66
4.15	Environmental	66
4.16	Real Property Title	68
4.17	No Defaults under Leases and Agreements	68
4.18	No Encumbrances	69
4.19	Ownership of Material Property	69
4.20	Licenses	69
4.21	Employee Benefit Plans	69
4.22	Employment Agreements and Collective Agreements	71
4.23	Fleet Assets	73

ii

4.24	Compliance with Laws	74
4.25	Intellectual Property and Information Technology	74
4.26	Corrupt Practices and Trade Legislation	75
4.27	Finders or Brokers	76
4.28	No Additional Representations	77

Article 5
COVENANTS AND ADDITIONAL AGREEMENTS

5.1	Conduct of Business of Transocean	78
5.2	Conduct of Business of Valaris	81
5.3	Mutual Covenants Regarding the Business Combination	84
5.4	Additional Covenants of Transocean	87
5.5	Additional Covenants of Valaris	89
5.6	Key Regulatory Approval(s)	91
5.7	CFIUS Approval	93
5.8	Employee Matters	94

Article 6
CONDITIONS PRECEDENT

6.1	Mutual Conditions Precedent	95
6.2	Additional Conditions to Obligations of Transocean	96
6.3	Additional Conditions to Obligations of Valaris	97

Article 7
ADDITIONAL AGREEMENTS

7.1	Covenants Regarding Non-Solicitation	99
7.2	Fees and Expenses	102
7.3	Access to Information; Confidentiality	103
7.4	Insurance and Indemnification	104

Article 8
AMENDMENT

8.1	Amendment	105

Article 9
TERMINATION

9.1	Termination	106
9.2	Notice and Effect of Termination	107
9.3	Valaris Termination Fee	108
9.4	Transocean Termination Fee	109
9.5	Effect of Termination; Expense Reimbursement	110
9.6	Waiver	111

iii

Article 10
NOTICES

10.1	Notices	112

Article 11
GENERAL

11.1	No Survival	113
11.2	Binding Effect	113
11.3	Assignment	113
11.4	Public Statements and Disclosure	113
11.5	Severability	114
11.6	Further Assurances	114
11.7	Time of Essence	114
11.8	Governing Law	114
11.9	Jurisdiction; WAIVER OF TRIAL BY JURY	115
11.10	Specific Performance	116
11.11	Third Party Beneficiaries	116
11.12	Disclosure Schedules	118
11.13	Counterparts; Effectiveness	118

SCHEDULES

SCHEDULE A	-	Form of Valaris Transaction Resolution

iv

BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”) dated February 9, 2026 (“Agreement Date”)

BETWEEN:

Transocean Ltd., a Swiss corporation (“Transocean”)

- and -

Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda with registered number 56245 and having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“Valaris”);

WHEREAS Transocean and Valaris wish to complete a transaction involving the acquisition by Transocean of all the issued and outstanding Valaris Shares in exchange for Transocean Shares, all in accordance with the terms set out herein;

AND WHEREAS Transocean and Valaris wish to effect the Business Combination by way of a scheme of arrangement between Valaris and its shareholders pursuant to section 99 of the Companies Act;

AND WHEREAS the Transocean Board and the Valaris Board have determined that it would be in the best interests of Transocean and Valaris, respectively, to enter into this Agreement and to complete the transactions contemplated herein;

AND WHEREAS concurrently with the execution of this Agreement, and as a condition to the willingness of the Parties to enter into this Agreement, Transocean has entered into the Valaris Support Agreements and Valaris has entered into the Transocean Support Agreements;

AND WHEREAS the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters related to the transactions herein provided for;

AND WHEREAS for U.S. federal income Tax purposes the Parties intend that (a) the Business Combination shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (b) this Agreement be adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Internal Revenue Code and the U.S. Treasury Regulations promulgated thereunder.

NOW THEREFORE in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained as well as other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and accepted), and intending to be legally bound hereby, the Parties covenant and agree as follows:

Article 1
INTERPRETATION

1.1           Definitions.

Whenever used in this Agreement, including the preamble and recitals hereto, unless there is something in the context or subject matter inconsistent therewith, the following defined words and terms have the indicated meanings and grammatical variations of such words and terms have corresponding meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement having provisions as to confidential treatment of information that are substantially similar to those contained in the confidentiality provisions of the Confidentiality Agreement and which does not (a) include any provision calling for an exclusive right to negotiate with Valaris or Transocean, as applicable, (b) provide for the reimbursement by Valaris or any of its Subsidiaries or Transocean or any of its Subsidiaries, as applicable, of any counterparty costs or expenses, or (c) in any way prohibit or restrict Valaris or Transocean, as applicable, from complying with its respective obligations under this Agreement (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise restrict the making, or amendment, of an Acquisition Proposal (and related communications) to a Party’s board of directors (or a committee thereof));

“Acquisition Proposal” means, with respect to either Party, any bona fide proposal from any Person or group (as defined in or under Section 13 of the U.S. Exchange Act), whether or not in writing, for the (a) direct or indirect acquisition or purchase by such Person or group of a business or assets that constitutes twenty percent (20%) or more of the net revenues, net income or the assets (based on the fair market value thereof) of such Party and its Subsidiaries, taken as a whole, (b) direct or indirect acquisition by such Person or group or purchase of twenty percent (20%) or more of any class of equity securities or capital stock of such Party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets (based on the fair market value thereof) of such Party and its Subsidiaries, taken as a whole, or (c) merger, amalgamation, consolidation, reorganization, share exchange, tender offer, spin-off, joint venture, partnership, scheme of arrangement, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in such Person or group beneficially owning twenty percent (20%) or more of any class of equity securities of such Party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets (based on the fair market value thereof) of such Party and its Subsidiaries, taken as a whole, in each case, other than the transactions contemplated by this Agreement;

“Action” means any claim, demand, cause of action, action, audit, suit, litigation, proceeding, arbitration proceeding or appeal by or before any Governmental Authority;

“Additional Transocean Resolution” means the resolution to be adopted by the Transocean Shareholders at the Transocean Meeting to approve the election of a special audit firm, in addition to Transocean’s statutory auditor, for a term until the next annual general meeting;

“Adverse Recommendation Change” has the meaning ascribed thereto in Section 7.1(d);

“affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided that for purposes of this Agreement and the Support Agreements, with respect to Transocean or Valaris, as applicable, the term “affiliate” shall not include, and no provision of this Agreement shall be applicable to, (a) any investment funds, accounts or companies advised or managed by any equityholder or shareholder of either Transocean or Valaris or any affiliate thereof (“Related Parties”), (b) the direct or indirect portfolio companies of investment funds, accounts and companies advised or managed by any Related Party or (c) any of their respective affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise;

“Agreement,” “herein,” “hereof,” “hereto,” “hereunder” and similar expressions mean and refer to this Business Combination Agreement (including the Schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

“Agreement” has the meaning set forth in the preamble;

“Agreement Date” has the meaning set forth in the preamble;

“Anti-Corruption Laws” means collectively, the FCPA, the United Kingdom Bribery Act 2010, any national and international Law enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, and any other Applicable Law(s) relating to bribery and/or corruption;

“Antitrust Authority” means the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, or any other Governmental Authority of any jurisdiction with responsibility for enforcing any Antitrust Laws;

“Antitrust Law” means any statute, law, ordinance, rule or regulation of any jurisdiction or any country designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, lessening of competition, restraining trade or abusing a dominant position, including, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any law, rule, or regulation requiring or permitting parties to submit any notification or filing to an Antitrust Authority regarding any transaction, merger, acquisition or joint venture;

“Applicable Bermuda Laws” means, collectively, the Companies Act and every other applicable statute of Bermuda and the respective rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of Bermuda;

“Applicable Laws” means, in any context that refers to one or more Persons or its or their respective businesses, activities, properties, assets, undertakings or securities, the Laws that apply to such Person or Persons or its or their respective businesses, activities, properties, assets, undertakings or securities and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their respective businesses, activities, properties, assets, undertakings or securities and, for greater certainty, includes Applicable Swiss Laws, Applicable Bermuda Laws and Applicable U.S. Securities Laws;

“Applicable Swiss Laws” means, collectively, the Laws of Switzerland, whether of federal, cantonal or municipal origin;

“Applicable U.S. Securities Laws” means federal and state securities legislation of the United States (including the U.S. Securities Act and the U.S. Exchange Act) and all rules, regulations and orders promulgated thereunder and all rules and regulations of the NYSE;

“Book-Entry Valaris Shares” has the meaning ascribed thereto in Section 2.5(b)(ii);

“Burdensome Condition” means any obligation to (a) sell, hold separate, divest, or discontinue, before or after the Effective Time, any material assets, businesses, or interests of Transocean, Valaris, or any of their respective affiliates, or (b) accept any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests of Transocean, Valaris, or any of their respective affiliates, to the extent that the aggregate of such obligations or restrictions in subsections (a) and (b) herein would have a Material Adverse Effect on (i) Transocean and its Subsidiaries, taken as a whole, or (ii) Valaris and its Subsidiaries, taken as a whole, in each case taking into account the terms and net proceeds of any divestiture or other disposition of assets and Section 5.6(f) of the Transocean Disclosure Schedule;

“Business Combination” means the business combination of Transocean and Valaris resulting from the acquisition by Transocean of all the issued and outstanding Valaris Shares in exchange for Transocean Shares, to be effected by way of a scheme of arrangement between Valaris and the Valaris Shareholders pursuant to section 99 of the Companies Act, on the terms and conditions set out herein, subject to any modifications or amendments to the Scheme of Arrangement made at the direction of the Court;

“Business Day” means any day other than a Saturday, Sunday or a day on which (a) the banks in New York City, New York, Hamilton, Bermuda, or Zug, Switzerland are authorized or required by Applicable Law to be closed or (b) solely for purposes of determining the Effective Time, the Registrar is authorized or required by Law or executive order to be closed;

“Canceled Shares” has the meaning ascribed thereto in Section 2.5(c)(i);

“CFIUS” means the Committee on Foreign Investment in the United States or any U.S. Government agency acting in its capacity as a member of CFIUS or directly involved in CFIUS’s review of the transactions contemplated by this Agreement, including the Business Combination;

“CFIUS Approval” means that (a) CFIUS has issued a written notice that the transactions contemplated by this Agreement and the Business Combination do not constitute a “covered transaction” pursuant to the DPA, (b) CFIUS has issued a written notice to the Parties that it has concluded a review or investigation of the transactions contemplated by this Agreement and the Business Combination and has concluded all action under the DPA, or (c) if CFIUS has sent a report to the President of the United States requesting the President’s decision, the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or the Business Combination or the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period; provided, however, that if the written notice described in clause (b) above or the decision of the President described in clause (c) above requires or contemplates that Transocean or any of its affiliates take or agree to take, or will take or agree to take, any actions that would, individually or in the aggregate, reasonably be expected to constitute a Burdensome Condition, then the issuance of such written notice or decision will not constitute CFIUS Approval unless Transocean agrees to accept such Burdensome Condition;

“Clean Team Agreement” means the clean team agreement, dated January 28, 2026, by and between Transocean and Valaris;

“Companies Act” means the Companies Act 1981 of Bermuda, as amended;

“Confidentiality Agreement” means the Confidentiality Agreement, dated January 20, 2026, between Transocean and Valaris;

“Continuation Period” has the meaning ascribed thereto in Section 5.8(a);

“Continuing Employee” has the meaning ascribed thereto in Section 5.8(a);

“Contract” means, with respect to a Party, a contract, lease, instrument, note, bond, debenture, mortgage, agreement, arrangement or understanding, written or oral, to which such Party, or any of its Subsidiaries, is a Party or under which such Party or any of its Subsidiaries is bound, has unfulfilled obligations or contingent liabilities or is owed unfulfilled obligations, whether known or unknown, and whether asserted or not;

“Convening Hearing” means the hearing before the Court at which the Interim Order is granted;

“Converted Transocean Awards” has the meaning ascribed thereto in Section 2.7(g);

“Court” means the Supreme Court of Bermuda;

“Depositary” means the Person appointed by the Parties in connection with the Business Combination for the purpose of receiving deposits of certificates formerly representing Valaris Shares;

“DGCL” means the General Corporation Law of the State of Delaware;

“DPA” means Section 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C.§ 4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Parts 800 et seq.;

“DTC” has the meaning ascribed thereto in Section 2.5(b)(ii);

“Effect” has the meaning ascribed thereto in the definition of “Material Adverse Effect”;

“Effective Time” means the time on the date on which the Sanction Order is filed with the Registrar in accordance with section 99 of the Companies Act;

“Election Resolutions” has the meaning ascribed thereto in Section 2.6(b);

“Encumbrance” means any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third-party interest or encumbrance of any kind whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing;

“Environment” means the natural components of the earth and includes: (a) any land (including land surface or subsurface strata), soil or underground space, surface water, ground water, body of water, sediment, and air (including all layers of the atmosphere), (b) all organic and inorganic matter and living organisms, (c) the interacting natural systems that include components referred to in clauses (a) and (b), (d) the environment or natural environment as defined in any Environmental Laws; and (e) any other environmental medium or natural resource;

“Environmental Laws” means, with respect to any one or more Persons or its or their business, activities, property, assets or undertaking, all Laws relating to the Environment or health and safety matters of the jurisdictions applicable to such Person or Persons or its or their business, activities, property, assets or undertaking, including Laws relating to the storage, use, handling, generation, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, recycling, Release, remediation, removal, cleanup or disposal of, or exposure to, Hazardous Substances;

“Environmental Permit” means any permit, consent, approval, certificate, identification number, registration, or other similar authorization issued or otherwise granted by any Governmental Authority pursuant to any Environmental Law;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and the regulations promulgated thereunder;

“Transocean” means Transocean Ltd., a Swiss corporation;

“Transocean Board” means the board of directors of Transocean;

“Transocean Board Recommendation” has the meaning ascribed thereto in Section 4.2(a);

“Transocean Constitutional Documents” means the articles of association and the organizational regulations of Transocean;

“Transocean Data Room” means the electronic data room, made available by Transocean to Valaris and its Representatives in connection with the transactions contemplated hereby;

“Transocean Disclosure Schedules” means the disclosure schedules dated the Agreement Date from Transocean to Valaris;

“Transocean Employee Plans” means (a) any “employee benefit plan” as defined in ERISA Section 3(3), whether or not subject thereto, and (b) each other employment, individual consulting, compensation, deferred compensation, cash incentive, equity or equity-based incentive, profit sharing, commission, variable compensation, bonus, pension, retirement, supplemental retirement, severance, termination, supplemental unemployment, change of control or other transaction-based incentive or retention incentive, golden parachute, health and welfare, medical, dental, vision, life insurance, accident, disability, vacation, paid time off, sick pay or other leave benefits, cafeteria, retiree, reimbursement, fringe benefit and other employee benefit plan, program, policy or other arrangement, (i) maintained, sponsored, contributed to or required to be contributed to by Transocean or any Transocean Subsidiary for the benefit of any present or former Transocean Employees or Transocean Independent Contractors, or (ii) with respect to which Transocean or any Transocean Subsidiary has any actual or potential liability or obligation;

“Transocean Employees” means individuals employed by Transocean or a Transocean Subsidiary on a full-time, part-time or temporary basis, and for greater certainty includes officers of Transocean;

“Transocean Excess Shares has the meaning ascribed thereto in Section 2.5(d);

“Transocean Fairness Opinion” means the opinion of Evercore Group L.L.C., as financial advisor to Transocean, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made and limitations and qualifications set forth therein, the Exchange Ratio pursuant to this Agreement and the Scheme of Arrangement contemplated thereby is fair, from a financial point of view, to Transocean;

“Transocean Financial Statements” means the audited consolidated financial statements of Transocean included in or incorporated by reference into the Transocean SEC Documents, together with the related notes and schedules thereto;

“Transocean Fleet Assets” has the meaning ascribed thereto in Section 4.23(a);

“Transocean Group” has the meaning ascribed thereto in Section 5.1(a);

“Transocean Incentive Plan” means the Amended and Restated 2015 Transocean Long-Term Incentive Plan;

“Transocean Incentive(s)” means any awards of or denominated in Transocean Shares held by current or former employees or independent contractors of Transocean or its Subsidiaries, including any such awards issued or granted under the Transocean Incentive Plan;

“Transocean Independent Contractors” means non-employee service providers engaged by Transocean or a Transocean Subsidiary on a full-time, part-time or temporary basis, and for greater certainty includes directors of Transocean;

“Transocean Information” means the information describing Transocean and its business, operations and affairs required to be included or incorporated by reference in the Proxy Statement under Applicable Laws;

“Transocean IP” has the meaning ascribed thereto in Section 4.25;

“Transocean IT” has the meaning ascribed thereto in Section 4.25;

“Transocean Joint Venture Partner” means any corporation, partnership, limited liability company or other entity (other than the Transocean Subsidiaries) set forth on Section 4.4 of the Transocean Disclosure Schedule;

“Transocean Leased Real Property” has the meaning ascribed thereto in Section 4.16;

“Transocean Leases” has the meaning ascribed thereto in Section 4.16;

“Transocean Material Contracts” means the Contracts described in Section 4.12, together with all exhibits, schedules and amendments to such Contracts;

“Transocean Meeting” means the extraordinary general meeting of Transocean Shareholders to be called to permit the Transocean Shareholders to consider, vote on and approve the Transocean Shareholder Resolutions, and any adjournment(s) or postponement(s) thereof;

“Transocean Notes” means any debt securities issued as notes by Transocean;

“Transocean Owned Real Property” has the meaning ascribed thereto in Section 4.16;

“Transocean Related Parties” has the meaning ascribed thereto in Section 9.5(b);

“Transocean Required Approval” means, in each case subject to the presence quorum requirement that at least a majority of all Transocean Shares entitled to vote be present or represented at the Transocean Meeting at the time the meeting proceeds to business:

(a)           for the Share Issuance Resolutions: two-thirds of the issued Transocean Shares and the majority of the aggregate par value of the issued Transocean Shares, each as present or represented at the Transocean Meeting;

(b)           for the Election Resolutions: the majority of the votes cast at the Transocean Meeting; and

(c)           for the Additional Transocean Resolution: the majority of the votes cast at the Transocean Meeting;

“Transocean SEC Documents” has the meaning ascribed thereto in Section 4.10(a);

“Transocean Shareholder Resolutions” means:

(a)           the Share Issuance Resolutions;

(b)           the Election Resolutions; and

(c)           the Additional Transocean Resolution;

“Transocean Shareholders” means the holders of Transocean Shares;

“Transocean Shares” means the registered shares of Transocean with a par value of USD 0.10 each (or such other par value as in effect from time to time);

“Transocean Subsidiaries” means the Subsidiaries of Transocean that are “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the U.S. Exchange Act;

“Transocean Support Agreements” means the support agreements entered into between the Transocean Supporting Shareholders and Valaris, dated as of the Agreement Date;

“Transocean Termination Fee” has the meaning ascribed thereto in Section 9.4;

“Exchange Fund” has the meaning ascribed thereto in Section 2.5(a);

“Exchange Ratio” means the exchange ratio of 15.235 Transocean Shares for each Valaris Share;

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended;

“Financing” means any debt and/or equity financing, including any replacement, refinancing or alternative financing, arranged in connection with the transactions under this Agreement;

“FDI Authority” means any relevant Governmental Authority acting pursuant to an FDI Law;

“FDI Law” means any applicable Law, including any state, national or multi-jurisdictional Law, that is designed or intended to prohibit, restrict, or regulate actions to acquire interests, including contingent interests, in or control over, equities, securities, entities, assets, real estate, land, or interests or to otherwise screen investments, in each case on national interest, public order or security, or national security or similar grounds;

“Fraud” means, an actual, intentional and willful misrepresentation in the making of a representation or warranty expressly set forth in Article 3 or Article 4 of this Agreement by the Party making such representation or warranty; provided that Fraud shall only be deemed to exist if at the time such representation or warranty was made: (a) such representation or warranty was materially inaccurate, (b) the Party making such representation or warranty had actual knowledge (and not imputed or constructive knowledge) that such representation or warranty was materially inaccurate, (c) such Party had the specific intent to deceive the Other Party and induce such Other Party to enter into this Agreement and (d) such Other Party reasonably relied on such inaccurate representation or warranty in entering into this Agreement. A claim for Fraud may only be made against the Party committing such Fraud, and “Fraud” shall not include any claim for equitable fraud, promissory fraud, or any tort (including a claim for fraud) based on constructive or imputed knowledge, negligence, recklessness or a similar theory;

“GAAP” means generally accepted accounting principles in the U.S., consistently applied;

“Governmental Authority” means any: (a) multinational or supranational body, legislative, judicial or regulatory entity or authority, (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (c) U.S. or non-U.S. federal, territorial, provincial, state, regional, municipal or local government, (d) instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof, (e) any quasi-governmental body exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions or (f) any stock exchange or self-regulatory organization;

“Governmental Official” means (a) any Person who is an agent, representative, official, officer, director or employee of any Governmental Authority, (b) any Person acting in an official capacity for or on behalf of any such Governmental Authority or (c) any political party or official thereof;

“Hazardous Substances” means all material, substance and waste that is prohibited, listed, defined, designated, classified or regulated under or pursuant to any Environmental Laws due to its dangerous, hazardous, toxic or other deleterious properties, and specifically including petroleum and all derivatives thereof and synthetic substitutes therefor, asbestos or asbestos-containing materials in any form or condition, per- and poly-fluoroalkyl substances, radioactive materials, and polychlorinated biphenyls;

“Hedging Transaction” means (a) any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity loan, commodity consignment, commodity lease, commodity swap, commodity option, commodity purchase or sale (including, a forward Contract and whether settled by physical or financial delivery), equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, transaction to buy, sell, borrow or lend securities or any other similar transaction (including any option with respect to any of these transactions); and (b) any derivative or combination of these transactions;

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

“Indemnified Parties” has the meaning ascribed thereto in Section 7.4(a);

“Information Technology” means all: (a) computer, information technology, data processing, and communications systems, components and facilities, including all software, hardware, networks, platforms, databases, telecommunications equipment, and operating systems; and (b) equipment relating to the transmission, storage, maintenance, organization, presentation, generation, processing, or analysis of data and information, whether or not in electronic format;

“Intellectual Property Rights” means all intellectual property rights throughout the world, including rights in (a) patents and patent applications, (b) trademarks, trade names, service marks, domain names, and similar identifiers of source or origin together with the goodwill connected with the use of and symbolized by, (c) copyrights and works of authorship including all moral rights therein, whether or not registered, (d) trade secrets, know-how, confidential information and proprietary rights in technology, data and software (including source code and object code), (e) all intellectual property rights in the foregoing and similar intangible rights, and (f) all applications and registrations for, as well as divisionals, continuations, reissues, extensions and renewals, for any of the foregoing;

“Interim Order” means the order of the Court pursuant to section 99(1) of the Companies Act, granting Valaris permission to convene the Valaris Court Meeting and containing directions relating to the Valaris Court Meeting and the Scheme of Arrangement generally, as such order may be affirmed, amended or modified by the Court prior to the Effective Time;

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended;

“Key Regulatory Approval(s)” has the meaning ascribed thereto in Section 6.1(e) of the Transocean Disclosure Schedule.

“Laws” means all laws (including, for greater certainty, common law), statutes, regulations, bye-laws, statutory rules, Orders, ordinances, protocols and codes, enacted by a Governmental Authority (including all Applicable Laws);

“Matching Period” has the meaning ascribed thereto in Section 7.1(g);

“Material Adverse Effect” means, with respect to either Party, any fact or state of facts, circumstance, change, effect, occurrence or event (collectively, “Effects”) that has had or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the business, results of operations or financial condition of the Party and its Subsidiaries, taken as a whole, except to the extent of any Effect resulting from or arising in connection with:

(a)           any Effect generally affecting the industries, markets, businesses or segments thereof in which such Party and its respective Subsidiaries operate;

(b)           any Effect relating to global, international, national or regional political conditions (including strikes, government shutdowns, lockouts, riots, blockades or facility takeover for emergency purposes, trade protectionist barriers, trade policies or similar actions) or in general economic, business, banking, regulatory, currency exchange, interest rate, rates of inflation or market conditions or in national or global financial, securities, credit or capital markets;

(c)           any change, development or condition resulting from any act of terrorism (including cyber-terrorism), sabotage, cyber attacks, social protest or unrest, military conflict or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of any of the foregoing or any response of Governmental Authorities to any of the foregoing;

(d)           any adoption, proposal, implementation or change in Law or in any interpretation, application or non- application of any Laws by any Governmental Authority (including, for greater certainty, any change to applicable taxing legislation or to tax rates);

(e)           any change in applicable generally accepted accounting principles, including GAAP, or changes in regulatory accounting requirements applicable to the industries in which the Party operates;

(f)           any climatic, earthquake or other natural event or condition (including weather conditions and any natural disaster) or act of God, man-made disaster, or other comparable event or any escalation or worsening of any of the foregoing or any response of Governmental Authorities to any of the foregoing;

(g)           any epidemic, pandemic, disease outbreak, other health crisis or public health event or any escalation or worsening of any of the foregoing or any response of Governmental Authorities to any of the foregoing;

(h)           any change in the market price for crude oil, natural gas or related hydrocarbons on a current or forward basis;

(i)            any actions taken (or omitted to be taken) at the written request of the Other Party;

(j)            any action taken by the Party or any of its Subsidiaries that is required pursuant to this Agreement (excluding any obligation to act in the ordinary course of business, but, for greater certainty, including any steps taken pursuant to Sections 5.3) or the failure to take any action prohibited by this Agreement;

(k)           the execution, announcement, pendency or performance of this Agreement or the consummation of the Business Combination or the identity of the Other Party or any of its affiliates;

(l)           the failure of the Party to meet any internal, published, public or analyst projections, forecasts, guidance or estimates, including, of revenues, earnings or cash flows (it being understood that, unless subject to another exclusion set forth in this definition, the causes underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred);

(m)          any decline in the market price, credit rating or trading volume of any securities of the Party or the Party’s corporate credit rating (it being understood that, unless subject to another exclusion set forth in this definition, the causes underlying such change in market price, credit rating or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred);

(n)           any Action commenced by any shareholder of a Party arising out of or relating to this Agreement or the Business Combination; or

(o)           any change to any existing, or the imposition of any import or export restriction, prohibition, tariff, duty, charge or Tax imposed by any Governmental Authority;

provided, however, that: (i) with respect to clauses (a) through and including (h), such Effect shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent it has a materially disproportionate effect on the business, results of operations or financial condition of the Party and its Subsidiaries, taken as a whole, relative to other comparable companies and entities operating in the industries and markets in which the Party operates (in which case the incremental disproportionate effect may be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect); and (ii) references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for purposes of determining whether a “Material Adverse Effect” has occurred;

“New Plans” has the meaning ascribed thereto in Section 5.8(b);

“Non-Continuing Valaris Individuals” has the meaning ascribed thereto in Section 2.6(a);

“Notice of Superior Proposal” has the meaning ascribed thereto in Section 7.1(g);

“NYSE” means the New York Stock Exchange;

“Old Plans” has the meaning ascribed thereto in Section 5.8(b);

“Order” means all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations, awards, or decrees of any Governmental Authority (in each case, whether temporary, preliminary or permanent);

“Other Party” means (a) with respect to Transocean, Valaris; and (b) with respect to Valaris, Transocean;

“Other Party Group” means (a) with respect to Transocean, the Valaris Group; and (b) with respect to Valaris, the Transocean Group;

“Outside Date” means twelve (12) months from the date of this Agreement, as extended pursuant to Section 9.1(b)(v);

“Parties” means Transocean and Valaris, and “Party” means either of them;

“Permitted Encumbrances” means (a) liens for Taxes, assessments or other governmental charges not yet due and delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings, and for which adequate reserves have been allocated, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other similar liens arising in the ordinary course of business for amounts that are not delinquent, or for which adequate reserves have been allocated, (c) encumbrances, covenants, conditions, restrictions and easements or rights of way on the real property that do not materially interfere with Valaris’s (or any Valaris Subsidiary’s) or Transocean’s (or any Transocean Subsidiary’s), as applicable, existing uses or occupancy of the real property for the operation of the business as currently conducted, (d) zoning, building codes and other Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the current use or occupancy of the real property or the operation of the business in any material respect, (e) Encumbrances arising from the terms of Valaris Leases or Transocean Leases (as applicable), and Encumbrances on any fee or other estate or interest superior thereto, (f) Encumbrances that are disclosed on the Valaris Financial Statements or Transocean Financial Statements (as applicable), including the notes thereto, (g) Encumbrances that would be shown on (or discovered by) an accurate and complete title report, inspection or survey of the applicable real property, (h) all existing oil, gas, mineral and other subsurface rights and interests therein of whatever kind, character or form (including any rights to gravel, hard rock aggregate or water extraction), including such rights that have been excepted or reserved prior to the date hereof, (i) pledges and Encumbrances to secure the performance of bids, trade contracts, drilling contracts and leases (other than indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including Encumbrances on cash and cash equivalents to secure letters of credit or bank guarantees issued to support such obligations), and (j) Encumbrances that do not have, individually or in the aggregate, a Material Adverse Effect on Valaris or Transocean (as applicable);

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, Governmental Authority, syndicate or other entity, whether or not having legal status;

“Personal Information” means any information that is defined as “personal information,” “personally identifiable information,” “personal data” or similar terms under Applicable Law relating to privacy, data protection and the collection, retention, processing, protection and use of such “personal information”;

“Proxy Statement” means the joint proxy statement of Valaris and Transocean to be filed with the SEC pursuant to Section 14(a) of the U.S. Exchange Act and to be sent by Valaris to the Valaris Shareholders (and any other Persons required by the Interim Order) in connection with the Valaris Court Meeting and to be sent by Transocean to the Transocean Shareholders (and any other Persons required by the Companies Act) in connection with the Transocean Meeting;

“Receiving Party” has the meaning ascribed thereto in Section 7.1(f);

“Recovery Costs” has the meaning ascribed thereto in Section 9.5(c);

“Registrar” means the Registrar of Companies of Bermuda appointed under section 3 of the Companies Act;

“Related Party” has the meaning ascribed thereto in the definition of “affiliate”;

“Release” means any release, threatened release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, into or through the Environment;

“Representatives” means the Subsidiaries, officers, directors, employees, financial advisors, legal counsel, accountants, advisors and all other representatives and agents of a Party; provided that for purposes of this Agreement with respect to Transocean or Valaris, the term “Representative” shall not include, and no provision of this Agreement shall be applicable to, (i) any Related Parties, (ii) the direct or indirect portfolio companies of investment funds, accounts and companies advised or managed by any Related Party or (iii) any of their respective affiliates;

“Responding Party” has the meaning ascribed thereto in Section 7.1(f);

“Return” means any written or electronic report, return, statement, claim for refund, estimate, election, declaration, information statement and information return, filed or required to be filed with a Governmental Authority with respect to Taxes, including any attached schedules, supplements, or amendments thereto;

“Sanction Hearing” means the hearing by the Court of the petition seeking the Sanction Order including any adjournment thereof;

“Sanction Order” means the order of the Court for its sanction of the Scheme of Arrangement pursuant to section 99(2) of the Companies Act;

“Sanctioned Jurisdiction” means at any time, any country region, or territory to the extent that such country, region or territory itself is the subject or target of any applicable Sanctions (at the time of this Agreement, Iran, Cuba, North Korea, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson, and the Zaporizhzhia regions of Ukraine);

“Sanctioned Person” means any Person that is (a) organized under the Laws of, or ordinarily resident in a Sanctioned Jurisdiction, (b) identified on any sanctions-related list maintained by any Governmental Authority, (c) owned fifty percent (50%) or more, in the aggregate, directly or indirectly by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above or (d) otherwise the subject or target of Sanctions;

“Sanctions” means any applicable sanction administered or enforced by the United States Government (including, the U.S. Treasury Department’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority as applicable);

“Sarbanes-Oxley Act” has the meaning ascribed thereto in Section 3.9(d);

“Scheme Document” means the written document setting out the terms of the Scheme of Arrangement as voted on at the Valaris Court Meeting and sanctioned by the Court as amended from time to time;

“Scheme of Arrangement” means the court sanctioned scheme of arrangement between Valaris and the Valaris Shareholders in accordance with section 99 of the Companies Act for implementation of the Business Combination;

“SEC” means the U.S. Securities and Exchange Commission;

“Share Issuance Resolutions” means the resolutions to be adopted by the Transocean Shareholders at the Transocean Meeting to approve (a) an ordinary capital increase, authorizing the issuance of such number of Transocean Shares as are required to be issued in connection with the Business Combination, and (b) to the extent necessary or advisable, a capital band and/or conditional share capital for purposes of issuing Transocean Shares for the Transocean Incentives, the Valaris Incentives and the Valaris Warrants, and in each case the related amendments to Transocean’s articles of association;

“Subsidiary” means, with respect to any Party, (a) any corporation, company, partnership, association, trust or other form of legal entity of which more than fifty percent (50%) of the issued and outstanding voting securities are, on the date of this Agreement, directly or indirectly owned by such Party, or (b) such Party or any Subsidiary of such Party is a general partner (excluding partnerships in which such Party or any Subsidiary of such Party does not have a majority of the voting interests in such partnership);

“Superior Proposal” means a written Acquisition Proposal (that did not result from or arise in connection with any breach in any material respect of Section 7.1):

(a)           that complies with all Applicable Laws;

(b)           with references in the definition of Acquisition Proposal to “twenty percent (20%)” to be replaced with “fifty percent (50%)”;

(c)           that the applicable Party’s board of directors and any relevant committee thereof has determined in good faith (after consultation with its outside legal counsel and financial advisors) is reasonably capable of being consummated without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal; and

(d)           that the applicable Party’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) and taking into account all of the terms and conditions such Party’s board of directors considers to be appropriate (but including all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement), and any revisions to the terms and conditions to this Agreement made or proposed and committed to in writing by the Other Party in response to such Acquisition Proposal, to be more favorable to the applicable Party and the shareholders of such Party than the transactions contemplated by this Agreement;

“Support Agreements” means collectively, the Valaris Support Agreements and the Transocean Support Agreements;

“Swiss Tax Law” means Applicable Swiss Laws regarding Taxes.

“Tax” or “Taxes” means all federal, state, provincial or local (in each case, whether U.S. or non-U.S.) taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Applicable Laws and howsoever denominated, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, large corporation, inventory, capital gain, net worth, minimum, license, transfer, land transfer, sales, goods and services, harmonized sales, provincial sales, use, value-added, ad valorem, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, employment insurance, health and health insurance, social services, education and social security taxes, fuel taxes or levies, all surtaxes, all customs duties and import and export taxes, pension plan and workers compensation premiums or contributions, royalties, carbon taxes or levies and other obligations of the same or of a similar nature to any of the foregoing;

“Trade Control Laws” means the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. app. 2401-2420), the Export Control Reform Act of 2018 (50 U.S.C. §4801(2)), the Export Administration Regulations (15 C.F.R. Parts 730-774), Sanctions, the laws administered by U.S. Customs and Border Protection (19 C.F.R. Parts 1-199), U.S. anti-boycott regulations administered by the Office of Anti-boycott Compliance of the U.S. Department of Commerce and the Internal Revenue Service and any other applicable U.S. or non-U.S. Laws regulating exports, reexports, transfers, imports, or Sanctions;

"UFLPA” has the meaning ascribed thereto in Section 3.25(e);

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Treasury Regulations” means the U.S. Department of the Treasury regulations promulgated under the Internal Revenue Code;

“Valaris” means Valaris, an exempted company limited by shares incorporated under the laws of Bermuda;

“Valaris Board” means the board of directors of Valaris;

“Valaris Board Approval” has the meaning ascribed thereto in Section 3.2(a);

“Valaris Board Recommendation” has the meaning ascribed thereto in Section 3.2(a);

“Valaris Constitutional Documents” means the memorandum of association and the bye-laws of Valaris;

“Valaris Court Meeting” means the meeting of Valaris Shareholders (and any adjournment thereof) convened at the direction of the Court pursuant to section 99(1) of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme of Arrangement;

“Valaris Credit Agreement” means that certain Credit Agreement, dated as of April 3, 2023, by and among Valaris, the lenders party thereto from time to time, Citibank, N.A., as administrative agent, and Wilmington Savings Fund Society, FSB, as collateral trustee;

“Valaris Data Room” means the electronic data room made available by Valaris to Transocean and its Representatives in connection with the transactions contemplated hereby;

“Valaris Disclosure Schedule” means the disclosure letter dated the Agreement Date from Valaris to Transocean;

“Valaris Employee Plans” means (a) any “employee benefit plan” as defined in ERISA Section 3(3), whether or not subject thereto, and (b) each other employment, individual consulting, compensation, deferred compensation, cash incentive, equity or equity-based incentive, profit sharing, commission, variable compensation, bonus, pension, retirement, supplemental retirement, severance, termination, supplemental unemployment, change of control or other transaction-based incentive or retention incentive, golden parachute, health and welfare, medical, dental, vision, life insurance, accident, disability, vacation, paid time off, sick pay or other leave benefits, cafeteria, retiree, reimbursement, fringe benefit and other employee benefit plan, program, policy or other arrangement, (i) maintained, sponsored, contributed to or required to be contributed to by Valaris or any Valaris Subsidiary for the benefit of any present or former Valaris Employees or Valaris Independent Contractors, or (ii) with respect to which Valaris or any Valaris Subsidiary has any actual or potential liability or obligation;

“Valaris Employees” means individuals employed by Valaris or a Valaris Subsidiary on a full-time, part-time or temporary basis, and for greater certainty includes officers of Valaris;

“Valaris Equity Plan” means the Valaris 2021 Management Incentive Plan, adopted by the Valaris Board on May 3, 2021, as amended in accordance with its terms from time to time;

“Valaris Explanatory Statement” means the statement explaining the effect of the Scheme of Arrangement to be sent to Valaris Shareholders together with the notice of the Valaris Court Meeting pursuant to section 100 of the Companies Act;

“Valaris Fairness Opinion” means the opinion of Goldman Sachs & Co. LLC, as financial advisor to Valaris, that, as of the date of such opinion, and subject to the assumptions made and limitations and qualifications included therein, the Exchange Ratio is fair from a financial point of view, to the Valaris Shareholders (other than Transocean and its affiliates);

“Valaris Financial Statements” means the audited consolidated financial statements of Valaris included in or incorporated by reference in the Valaris SEC Documents, together with the related notes and schedules thereto;

“Valaris Fleet Assets” has the meaning ascribed thereto in Section 3.22(a);

“Valaris Group” has the meaning ascribed thereto in Section 5.2(a);

“Valaris Incentives” means, collectively, any awards of or denominated in Valaris Shares held by current or former employees or independent contractors of Valaris or its Subsidiaries, including any such awards issued or granted under the Valaris Equity Plan;

“Valaris Independent Contractors” means non-employee service providers engaged by Valaris or a Valaris Subsidiary on a full-time, part-time or temporary basis, including any non-employee directors of Valaris;

“Valaris Information” means the information describing Valaris and its business, operations and affairs required to be included or incorporated by reference in the Proxy Statement under the Valaris Constitutional Documents and Applicable Laws;

“Valaris IP” has the meaning ascribed thereto in Section 3.24;

“Valaris IT” has the meaning ascribed thereto in Section 3.24;

“Valaris Joint Venture Partner” means any corporation, partnership, limited liability company or other entity (other than the Valaris Subsidiaries) set forth on Section 3.4 of the Valaris Disclosure Schedule in which Valaris or any of its Subsidiaries holds a direct or indirect equity, profit, voting or other interest pursuant to a joint venture agreement, partnership agreement or similar Contract;

“Valaris Leased Real Property” has the meaning ascribed thereto in Section 3.15;

“Valaris Leases” has the meaning ascribed thereto in Section 3.15;

“Valaris Material Contracts” means the Contracts described in Section 3.11, together with all exhibits, schedules and amendments to such Contracts;

“Valaris New Award” has the meaning ascribed thereto in Section 2.7(c);

“Valaris Notes” means the 8.375% Senior Secured Second Lien Notes due 2030 issued pursuant to the indenture, dated as of April 19, 2023, among Valaris Limited and Valaris Finance Company LLC, as issuers, the guarantors party thereto from time to time and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee;

“Valaris Owned Real Property” has the meaning ascribed thereto in Section 3.15;

“Valaris PSU” means any performance-based restricted stock unit representing the right to vest in and be issued Valaris Shares by Valaris, whether granted by Valaris pursuant to the Valaris Equity Plan, assumed by Valaris in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested;

“Valaris Related Parties” has the meaning ascribed thereto in Section 9.5(a);

“Valaris Required Approval” means a majority in number representing seventy-five percent (75%) in value of each class of Valaris Shareholders present and voting either in person or by proxy at the Valaris Court Meeting;

“Valaris RSUs” mean any time-based restricted stock unit representing the right to vest in and be issued Valaris Shares by Valaris, whether granted by Valaris pursuant to the Valaris Equity Plan, assumed by Valaris in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested;

“Valaris SEC Documents” has the meaning ascribed thereto in Section 3.9(a);

“Valaris Share Certificate” has the meaning ascribed thereto in Section 2.5(b)(i);

“Valaris Shareholders” means the holders of Valaris Shares;

“Valaris Shares” means the common shares, par value $0.01 each, of Valaris;

“Valaris Subsidiaries” means the Subsidiaries of Valaris that are “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the U.S. Exchange Act;

“Valaris Support Agreements” means the support agreements entered into between the certain Valaris Shareholders and Transocean, dated as of the Agreement Date;

“Valaris Termination Fee” has the meaning ascribed thereto in Section 9.3;

“Valaris Transaction Resolution” means the resolution in respect of the Scheme of Arrangement to be considered and voted on by the Valaris Shareholders at the Valaris Court Meeting, substantially in the form included in Schedule A attached hereto, including any amendments or variations made thereto in accordance with this Agreement or at the direction of the Court in the Interim Order, provided any amendments made at the discretion of the Court in the Interim Order are acceptable to Valaris and Transocean, each acting reasonably;

“Valaris Warrant Agreement” means that certain Warrant Agreement, dated as of April 30, 2021, among Valaris, Computershare, Inc. and Computershare Trust Company, N.A.;

“Valaris Warrants” means the warrants of Valaris issued pursuant to the Valaris Warrant Agreement;

“VStG” has the meaning ascribed thereto in Section 5.3(i)(ii);

“WARN Act” has the meaning ascribed thereto in Section 3.21(h); and

“Willful and Material Breach” means a material breach of this Agreement that results from a deliberate act or omission by a Party, where such Party had actual knowledge that such act or omission would be a material breach of this Agreement and intentionally proceeded with such act or omission; provided that, mere negligence, recklessness, or failure to act, absent such actual knowledge and intent, shall not constitute a Willful and Material Breach; provided, further, that the failure to consummate the Business Combination when required to do so pursuant to this Agreement shall constitute a Willful and Material Breach.

1.2           Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement,” “hereof,” “herein,” “hereto” and “hereunder” and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3           Number, etc.

Words importing the singular number include the plural and vice versa, and words importing the use of any gender include all genders. Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation.” The use of the words “either,” “or,” “neither,” “nor” and “any” shall not be exclusive, unless context requires otherwise. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” When used in reference to Valaris or its Subsidiaries, the term “material” shall be measured against Valaris and its Subsidiaries, taken as a whole. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein.

1.4           Date for Any Action.

If any date on which any action is required to be taken hereunder is not a Business Day, such action shall be taken on the next succeeding day that is a Business Day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; and, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date, and if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

1.5           Entire Agreement.

This Agreement, the Confidentiality Agreement, the Clean Team Agreement (to the extent that the provisions of the Confidentiality Agreement and Clean Team Agreement, respectively, have not been superseded by the provisions of this Agreement), together with the agreements and documents referred to herein and therein, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter hereof and thereof. For greater certainty, the Support Agreements are separate agreements between the parties thereto and are unaffected by this Section 1.5.

1.6           Currency.

Unless otherwise indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States and “$” refers to U.S. dollars.

1.7           Accounting Matters.

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature that are required to be made shall be made in a manner consistent with GAAP.

1.8           Disclosure in Writing; Made Available.

The terms “disclosed” or “made available” (or similar terms) when used in this Agreement shall mean such information or materials have been delivered or produced to the Other Party and their respective Representatives via the Transocean Data Room or Valaris Data Room, as applicable (provided that such information or materials were not removed from such the Transocean Data Room or Valaris Data Room, as applicable, and that the Other Party had continuous access to such information or materials through the execution and delivery of this Agreement), or included in the Transocean SEC Documents or in the Valaris SEC Documents, or otherwise delivered to such party, in each case prior to 5:00 p.m. Eastern Time on the Agreement Date; provided, however, that for purposes of this Agreement, such information or materials shall only be deemed to be “made available” to the extent such information or materials were available for review by the Other Party or its respective Representatives.

1.9           References to Legislation.

References in this Agreement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

1.10         Knowledge.

In this Agreement, references to “to the knowledge of” means the actual knowledge of the Executive Officers of Transocean or Valaris, as the case may be, after such inquiry as such officers shall consider reasonable in the circumstances. For purposes of this Section 1.10 “Executive Officers” in the case of Transocean means each individual listed on Section 1.10 of the Transocean Disclosure Schedules, and in the case of Valaris means each individual listed on Section 1.10 of the Valaris Disclosure Schedule.

1.11         No Strict Construction.

The Parties acknowledge that each Party and their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party will not be applicable in the interpretation of this Agreement.

1.12         Schedules.

The following schedules attached hereto are incorporated into, and form an integral part of, this Agreement:

SCHEDULE A	- Form of Valaris Transaction Resolution

Article 2
THE BUSINESS COMBINATION AND MEETINGS

2.1           Scheme of Arrangement.

(a)           Subject to the terms and conditions of this Agreement, the Parties agree to implement the Business Combination set out herein pursuant to a Scheme of Arrangement.

(b)           As soon as reasonably practicable, but in no event later than thirty (30) Business Days after the Agreement Date, the Parties shall agree on the form of Scheme Document required to implement the terms of this Agreement; provided, however, that the transactions to be effectuated under the Scheme of Arrangement shall be structured so as to qualify, under applicable Swiss Tax Law (but at all times subject to Applicable Bermuda Law), as a quasi merger in which the Valaris Shares held by the Valaris Shareholders immediately prior to the Effective Time are contributed, or are deemed to be contributed, (as a matter of Swiss law) to Transocean’s capital contribution reserves in exchange for the Transocean Shares issued by Transocean based on the Share Issuance Resolutions. Once agreed, any amendments to the Scheme Document shall be negotiated and agreed in good faith by the Parties. No amendments to the Scheme Document shall be made after the granting of the Sanction Order.

(c)           The Parties shall consult in good faith regarding the timing of the application for the Interim Order and Sanction Order, having regard to the status of the Key Regulatory Approval(s) and the anticipated timing for the Transocean Meeting. As soon as reasonable, taking into account Applicable Bermuda Law and practice and Applicable Swiss Law and practice subject to the availability of the Court, the Key Regulatory Approval(s) and the anticipated date of the Transocean Meeting, Valaris will apply to the Court, in a manner acceptable to Transocean, acting reasonably, for the Interim Order and thereafter will diligently seek the Interim Order in cooperation with Transocean. Upon receipt of the Interim Order, Valaris and Transocean will promptly carry out the terms of the Interim Order to the extent applicable to it.

(d)           The application for an Interim Order referred to in Section 2.1(c) shall request that the Interim Order provide, among other things:

(i)            for the classes of Persons to whom notice is to be provided in respect of the Scheme of Arrangement and the Valaris Court Meeting and for the manner in which such notice is to be provided;

(ii)           for the method and manner in which amendments, revisions or supplements to the Valaris Explanatory Statement (and any other materials sent by Valaris in connection with the Valaris Court Meeting, including the Proxy Statement), including material changes, may be mailed, filed or otherwise publicly disseminated to the Valaris Shareholders, and such other Persons as may be required by the Interim Order;

(iii)          that, in all other respects, other than as ordered by the Court or as required by Applicable Laws, the terms, restrictions and conditions of the Valaris Constitutional Documents, including quorum requirements and all other matters, shall apply in respect of the Valaris Court Meeting;

(iv)          confirmation of the establishment of a record date for the purposes of determining the Valaris Shareholders entitled to receive materials and vote at the Valaris Court Meeting in accordance with the Interim Order;

(v)           that such record date will not change in respect of any adjournment(s) or postponement(s) of the Valaris Court Meeting, unless required by Applicable Laws; and

(vi)          for such other matters as the Parties may agree in writing, each acting reasonably.

(e)           Transocean shall undertake to the Court to be bound by the Scheme of Arrangement and to execute, or procure to be executed, all documents and to do, or procure that all acts and things are done, as may be necessary or desirable to give effect to the Scheme of Arrangement.

(f)           In the application referred to in Section 2.1(c), Valaris shall inform the Court that Transocean intends to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act for the issuance of Transocean Shares. Each Person to whom Transocean Shares will be issued on completion of the Business Combination will be given adequate notice in accordance with the Interim Order advising them of their right to attend and appear before the Court at the hearing of the Court for the Sanction Order and providing them with adequate information to enable such Person to exercise such right.

(g)           On the condition that all necessary approvals for the Valaris Transaction Resolution are obtained from the Valaris Shareholders and all necessary approvals for the Share Issuance Resolutions are obtained from the Transocean Shareholders, Valaris shall, as soon as reasonably practicable following the Valaris Court Meeting and the Transocean Meeting but in any event not later than twenty (20) Business Days after the Valaris Transaction Resolution and the Share Issuance Resolutions are duly passed, but in all cases subject to the availability of the Court, apply for the Sanction Order.

2.2           Proxy Statement and Meetings.

(a)           As soon as reasonably practicable following the execution of this Agreement and in compliance with Applicable Laws, each of Valaris and Transocean shall, as applicable and with assistance from and the participation of the Other Party, each acting reasonably, prepare the Proxy Statement, the Explanatory Statement, together with any other documents required by Applicable Laws in connection with the Valaris Court Meeting and the Transocean Meeting, respectively, and thereafter, in compliance with the Interim Order and Applicable Laws, cause the Proxy Statement and such other documents to be distributed to the Valaris Shareholders and such other Persons as required by the Interim Order the Valaris Constitutional Documents, Applicable U.S. Securities Laws and the Companies Act and to the Transocean Shareholders and such other Persons as required by Applicable Laws and filed with applicable securities regulatory authorities and other Governmental Authorities in all jurisdictions where the same are required to be filed. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any Adverse Recommendation Change, (i) subject to Section 2.2(m), each of Valaris and Transocean shall convene and hold the Valaris Court Meeting and the Transocean Meeting, respectively, and ensure that they are convened, held and conducted in compliance with this Agreement and each of the Transocean Constitutional Documents and the Valaris Constitutional Documents, respectively and Applicable Law; (ii) Valaris shall not adjourn, postpone or cancel (or propose the same) the Valaris Court Meeting without the prior written consent of Transocean, such consent not to be unreasonably withheld, conditioned or delayed, except in the case of adjournments or postponements reasonably required (w) to obtain quorum, (x) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Valaris has determined after consultation with outside legal counsel is reasonably likely to be required under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Valaris Shareholders prior to the Valaris Court Meeting, (y) by Applicable Laws or (z) by a Governmental Authority (in which case, the Valaris Court Meeting shall be reconvened within twenty (20) Business Days), at which Valaris Court Meeting the Valaris Transaction Resolution shall be submitted to the Valaris Shareholders entitled to vote upon such Valaris Transaction Resolution for approval; and (iii) Transocean shall not adjourn, postpone or cancel (or propose the same) the Transocean Meeting without the prior written consent of Valaris, such consent not to be unreasonably withheld, conditioned or delayed, except in the case of adjournments or postponements reasonably required (w) to obtain quorum, (x) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Transocean has determined after consultation with outside legal counsel is reasonably likely to be required under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Transocean Shareholders prior to the Transocean Meeting, (y) by Applicable Laws or (z) a Governmental Authority (in which case the Transocean Meeting shall be reconvened within twenty (20) Business Days), at which Transocean Meeting the Transocean Shareholder Resolutions shall be submitted to the Transocean Shareholders entitled to vote upon such Transocean Shareholder Resolutions for approval.

(b)           Each of Valaris and Transocean shall, with assistance from and the participation of the Other Party, each acting reasonably, cause the Proxy Statement to be prepared in compliance with Applicable Laws, respectively, and to provide the Valaris Shareholders and the Transocean Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be considered at the Valaris Court Meeting and the Transocean Meeting, respectively, and shall include or incorporate by reference (i) the Valaris Information; (ii) a copy of the Valaris Fairness Opinion; (iii) subject to the terms of this Agreement, the Valaris Board Recommendation; (iv) the Transocean Information; (v) subject to the terms of this Agreement, the Transocean Board Recommendation; (vi) a copy of the Transocean Fairness Opinion; (vii) a summary of the terms of the Support Agreements; and (viii) a copy, and summary of the terms and conditions, of this Agreement.

(c)           Valaris shall use commercially reasonable efforts to, in a timely manner, provide Transocean with all financial statements and financial information required by Applicable Law and reasonably requested by Transocean to prepare required pro forma financial statements for inclusion in the Proxy Statement in the form prescribed by Applicable Laws.

(d)           Transocean shall use commercially reasonable efforts to, in a timely manner, provide Valaris with all financial statements and financial information required by Applicable Law and reasonably requested by Valaris to prepare required pro forma financial statements for inclusion in the Proxy Statement in the form prescribed by Applicable Laws.

(e)           Transocean shall, in a timely manner, provide Valaris with the Transocean Information, and such other information relating to Transocean as Valaris may reasonably request for inclusion in the Proxy Statement.

(f)           Valaris shall, in a timely manner, provide Transocean with the Valaris Information, and such other information relating to Valaris as Transocean may reasonably request for inclusion in the Proxy Statement.

(g)           Each Party shall provide the Other Party and its Representatives with a reasonable opportunity to review and comment on the Proxy Statement and any other relevant documentation and shall give due consideration to all comments made by the Other Party and its Representatives (subject to any Applicable Laws). The Proxy Statement shall be in form and content satisfactory to Valaris and Transocean, each acting reasonably, and shall comply with Applicable Laws.

(h)           Valaris shall use its commercially reasonable efforts to ensure that the Valaris Information provided by it for inclusion in the Proxy Statement does not, on the date the Proxy Statement is first mailed, at the time of any amendment thereof or supplement thereto and at the time of the Transocean Meeting or the Valaris Court Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(i)            Transocean shall use its commercially reasonable efforts to ensure that the Transocean Information provided by it for inclusion in the Proxy Statement does not, on the date the Proxy Statement is first mailed, at the time of any amendment thereof or supplement thereto and at the time of the Transocean Meeting or the Valaris Court Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j)            Each Party shall promptly notify the Other Party and shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect or if such Party discovers information relating to itself or any of its affiliates that should have been disclosed in the Proxy Statement so that such Proxy Statement did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Parties shall cooperate in the preparation of any such amendment or supplement as is required or appropriate, and Transocean and Valaris shall promptly mail, file or otherwise publicly disseminate any such amendment or supplement to the Valaris Shareholders and such other Persons as required by the Interim Order, Applicable U.S. Securities Laws and the Companies Act and the Transocean Shareholders and such other Persons as required by Applicable Laws and, if required by the Court or by Law, file the same with the applicable securities regulatory authorities and other Governmental Authorities as required.

(k)           Each Party shall promptly (i) notify the Other Party in writing of the receipt of any comments from the SEC related to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (ii) provide the Other Party with a copy of any correspondence received from the SEC related to the Proxy Statement. Each Party shall use reasonable best efforts to (1) cooperate in good faith in connection with, and respond promptly to, any comment from the SEC related to, or any request from the SEC for amendments or supplements to, the Proxy Statement; provided that each of the Parties shall provide the Other Party with a reasonable opportunity to review and comment on any response to any such SEC comment or request and consider in good faith, and give due consideration to, the comments thereon of the Other Party. Neither Party shall, and each Party shall cause their respective controlled affiliates and Representatives not to, agree to participate in any substantive meeting or conference with the SEC, or any member of the staff thereof, related to the Proxy Statement unless it consults with the Other Party in advance and, to the extent permitted by the SEC, allows the Other Party to participate therein.

(l)           Notwithstanding any provision herein to the contrary, the Proxy Statement may not be filed, and no amendment or supplement to the Proxy Statement may be made, without the approval of both Valaris and Transocean, respectively (such respective approvals not to be unreasonably withheld, conditioned, or delayed); provided that the foregoing shall not apply to (i) documents filed by a Party with the SEC that are incorporated by reference into the Proxy Statement, except to the extent any amendment or supplement to such documents relates to information relating to the Other Party or its business, financial condition or results of operations or (ii) an Adverse Recommendation Change.

(m)          The Parties shall cooperate and use their reasonable best efforts to list the hearing for the Interim Order and to schedule and convene, as soon as reasonable, taking into account Applicable Bermuda Law and practice and Applicable Swiss Law and practice, the Valaris Court Meeting and the Transocean Meeting on the same date (subject to any adjournments or postponements required or permitted by this Agreement and without prejudicing the validity of the Share Issuance Resolutions given the statutory expiration date six months after their adoption).

(n)           Each Party shall consult with the Other Party in fixing the record date(s) of the Valaris Court Meeting and the Transocean Meeting, and shall not change such record date(s) for the Valaris Shareholders or the Transocean Shareholders, as applicable, entitled to vote at the Valaris Court Meeting or the Transocean Meeting, as applicable, in connection with any adjournment or postponement of the Valaris Court Meeting or the Transocean Meeting, as applicable, unless required by Law or with the prior written consent of the Other Party.

(o)           Each Party shall provide notice to the Other Party of the Valaris Court Meeting or the Transocean Meeting, as applicable, and allow the Other Party and its Representatives and legal counsel to attend such meeting.

(p)           Each Party shall advise the Other Party, as the Other Party may reasonably request, subject to any limitations under Applicable Laws, as to the aggregate tally of the proxies received by such Party in respect of the Valaris Transaction Resolution and the Transocean Shareholder Resolutions, as applicable.

(q)           The only matters to be voted upon at each of the Valaris Court Meeting and the Transocean Meeting will be (i) in the case of the Valaris Court Meeting, the Valaris Transaction Resolution, (ii) in the case of the Transocean Meeting, the Transocean Shareholder Resolutions, (iii) any adjournment or postponement of the Valaris Court Meeting or the Transocean Meeting in accordance with the terms of this Agreement, (iv) if required by Applicable Law, the shareholder advisory vote contemplated by Rule 14a-21(c) under the U.S. Exchange Act and (v) any other matters as are required by Applicable Law in connection with the foregoing; provided, however, that (A) in the event that Valaris determines, in its reasonable discretion and in accordance with Applicable Law and the bye-laws of Valaris, to combine the Valaris Court Meeting with Valaris’s annual general meeting of shareholders or to hold such annual general meeting of shareholders concurrently with or in close proximity to the Valaris Court Meeting, the matters to be voted upon at such combined, concurrent or proximate meeting may include such matters as are customarily considered at an annual general meeting of shareholders of a Bermuda exempted company or as may be required by Applicable Law, and (B) in the event that Transocean determines, in its reasonable discretion and in accordance with Applicable Law and the articles of association of Transocean, to combine the Transocean Meeting with Transocean’s annual general meeting of shareholders or to hold such annual general meeting of shareholders concurrently with or in close proximity to the Transocean Meeting, the matters to be voted upon at such combined, concurrent or proximate meeting may include such matters as are customarily considered at an annual general meeting of shareholders of a Swiss stock corporation or as may be required by Applicable Law; provided, further, that (x) Valaris shall consult with Transocean prior to finalizing the agenda for any such combined, concurrent or proximate meeting of Valaris and shall consider in good faith any comments received from Transocean in respect thereof, and (y) Transocean shall consult with Valaris prior to finalizing the agenda for any such combined, concurrent or proximate meeting of Transocean and shall consider in good faith any comments received from Valaris in respect thereof.

(r)           Notwithstanding (i) any Adverse Recommendation Change, (ii) any public proposal or announcement or other submission to Valaris or Transocean of an Acquisition Proposal or (iii) anything in this Agreement to the contrary, but subject to the Parties’ right to terminate this Agreement in accordance with its terms, including pursuant to Sections 9.1(e) and 9.1(f) the obligations of each of Valaris and Transocean under Sections 2.2(a)(i) and (ii) and Sections 2.2(b) through (l) shall continue in full force and effect.

2.3           Court Proceedings.

In connection with the Court proceedings relating to obtaining the Interim Order and the Sanction Order, Valaris shall, subject to Applicable Law, including any obligations on counsel for Valaris as officers of the Court:

(a)           provide Transocean and its legal counsel with reasonable opportunity to review and comment upon drafts of all material (other than the Scheme Document) to be filed with the Court in connection with the Scheme of Arrangement, prior to the filing of that material, and give reasonable and due consideration to all comments of Transocean and its legal counsel;

(b)           provide Transocean and its legal counsel on a timely basis a description of any information required to be supplied by Transocean for inclusion in any material to be filed with the Court in connection with the Business Combination, prior to the filing of that material, and will accept the reasonable comments of Transocean and its legal counsel with respect to any such information required to be supplied by Transocean and included in such material and any other matters contained therein;

(c)           provide counsel to Transocean, on a timely basis, with copies of any notice of appearance and evidence served on Valaris or its counsel in respect of the application for the Interim Order and the application for the Sanction Order or any appeal therefrom, and of any notice (written or oral) received by Valaris indicating an intention to oppose the granting of the Interim Order or the Sanction Order or to appeal the Interim Order or the Sanction Order;

(d)           not object to legal counsel to Transocean making such submissions on the application for the Interim Order and the application for the Sanction Order as such counsel considers appropriate, acting reasonably; provided that Valaris is advised of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with this Agreement and the terms of the Business Combination;

(e)           not file any material with, or make any written submissions to, the Court in connection with the Business Combination or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated hereby or with Transocean’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, on the condition that nothing herein shall require Transocean to agree or consent to, and Transocean shall not be deemed to agree or consent to, any increased purchase price or other consideration or other modification or amendment to such filed or served materials that expands or increases Transocean’s obligations, or diminishes or limits Transocean’s rights, set forth in any such filed or served materials or under this Agreement;

(f)           not consent to any proposal from any Person that the Interim Order or the Sanction Order contain any provision inconsistent with this Agreement, and if required by the terms of the Interim Order or the Sanction Order or by Law to return to Court with respect to the Interim Order or the Sanction Order do so only after notice to, and in consultation and cooperation with, Transocean; and

(g)           if at any time after the issuance of the Sanction Order and prior to the Effective Time, Valaris is required by the terms of the Sanction Order or by Applicable Law to return to Court with respect to the Sanction Order, it shall do so after notice to, and in consultation with, Transocean.

2.4           Effective Time.

Valaris shall file the Sanction Order with the Registrar of Companies, and the Business Combination shall be consummated by the remote exchange of electronic copies of documents and signatures on a date to be agreed upon by Transocean and Valaris that is no later than (a) the second (2nd) Business Day after the satisfaction (or waiver in writing) of the last to be satisfied or waived of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Effective Time, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or (b) such other time, location and/or date as the Parties mutually agree in writing.

2.5           Exchange Procedures; Payment of Consideration; Adjustment; Conversion of Valaris Warrants.

(a)           Prior to the Effective Time, Transocean and Valaris shall appoint the Depositary to act as exchange agent in the Business Combination and, no later than the Effective Time, Transocean shall enter into an agreement with the Depositary reasonably acceptable to Valaris, which will provide that Transocean, substantially concurrently with the Effective Time, in accordance with the applicable mechanics of the Transocean share issuances under the Share Issuance Resolutions, shall deposit with the Depositary all of the Transocean Shares to pay the consideration required hereunder (collectively with, if applicable, cash in lieu of fractional Transocean Shares as specified in Section 2.5(d)). The Transocean Shares so deposited with the Depositary, together with the proceeds received from the sale of the Transocean Excess Shares pursuant to Section 2.5(d), are referred to collectively as the “Exchange Fund.”

(b)           Exchange Procedures.

(i)            As promptly as practicable after the Effective Time, but in no event later than three (3) Business Days following the Effective Time, Transocean shall cause the Depositary to mail and otherwise make available to each holder of record, as of the Effective Time, of Valaris Shares represented by a certificate (each, a “Valaris Share Certificate”): (A) a letter of transmittal in customary form and containing such provisions as Transocean and Valaris may reasonably specify prior to the Effective Time (including a provisions confirming that delivery of Valaris Share Certificate by Valaris Shareholders shall be effected, and risk of loss and title to the Valaris Share Certificate held by such Valaris Shareholders shall pass, only upon proper delivery of such Valaris Share Certificate to the Depositary) and (B) instructions for use in effecting the surrender of the Valaris Share Certificates in exchange for Transocean Shares pursuant to the Scheme of Arrangement and any cash in lieu of a fractional share which the Valaris Shares represented by such Valaris Share Certificate shall have been converted into the right to receive pursuant to this Agreement. Upon surrender of a Valaris Share Certificate to the Depositary for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Depositary or Transocean, (I) the holder of such Valaris Share Certificate shall be entitled to receive in book-entry form the number of whole Transocean Shares that such holder has the right to receive pursuant to the provisions of Section 2.5(d) (and cash in lieu of any fractional share of Valaris Share) and (II) the Valaris Share Certificate so surrendered shall be immediately canceled. Until surrendered as contemplated by this Section 2.5, each Valaris Share Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Transocean Shares (and cash in lieu of any fractional Transocean Share) as contemplated by Section 2.5(d).

(ii)           As promptly as practicable after the Effective Time, but in no event later than three (3) Business Days following the Effective Time, Transocean shall instruct the Depositary to mail and otherwise make available to each former Valaris Shareholder of Valaris Shares in book-entry form (the “Book-Entry Valaris Shares”) not held through The Depositary Trust Company (the “DTC”), (A) a notice advising such holders of the effectiveness of the Business Combination, (B) a statement reflecting the number of Transocean Shares (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of Transocean Shares, if any, that such holder has the right to receive pursuant to this Section 2.5 (after taking into account all Valaris Shares then held by such holder) and (C) a check in an amount of U.S. dollars equal to the amount of cash in lieu of fractional interests in Transocean Shares to be paid pursuant to Section 2.5(d), if any.

(iii)          With respect to the Book-Entry Valaris Shares held through DTC, Transocean and Valaris shall reasonably cooperate prior to the Effective Time to establish procedures with the Depositary and DTC with the goal of ensuring that the Depositary will transmit to DTC or its nominees as soon as reasonably practicable on or after the Effective Time, upon surrender of Valaris Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, (A) the aggregate Transocean Shares that holders of Book-Entry Valaris Shares have the right to receive pursuant to Section 2.5(c) and (B) the amount of cash in lieu of fractional interests in Transocean Shares to be paid pursuant to Section 2.5(d), if any.

(c)

(i)            For each Valaris Share issued and outstanding immediately prior to the Effective Time (other than Canceled Shares), the relevant former Valaris Shareholder shall be entitled to receive the Exchange Ratio and any cash in lieu of fractional Transocean Shares to be paid pursuant to Section 2.5(d), if any. Each Valaris Share that is owned (A) by Valaris as treasury shares or owned by any Valaris Subsidiary or (B) by Transocean or any Transocean Subsidiary (collectively, the Valaris Shares in clauses (A) and (B), the “Canceled Shares”), in each case, immediately prior to the Effective Time, shall be canceled automatically and shall cease to exist and be issued and outstanding and no consideration shall be delivered in exchange therefor nor any repayment of capital made in respect thereof.

(ii)           At the Effective Time, each Valaris Warrant that is outstanding and unexercised as of immediately prior to the Effective Time, shall immediately be assumed by Transocean, remain outstanding and, in lieu of the number of Valaris Shares then exercisable under such Valaris Warrant prior to the Effective Time, be exercisable for the Fundamental Transaction Consideration (as defined in the Valaris Warrant Agreement) multiplied by the number of Valaris Shares for which a Valaris Warrant is exercisable immediately prior to the consummation of the Business Combination. Without limiting the foregoing, Transocean shall take all actions necessary to cause the Valaris Warrant Agreement to continue to be in full force and effect from and after the Effective Time and to permit the holders of Valaris Warrants to, upon exercise of any such Valaris Warrant, receive the Fundamental Transaction Consideration (as defined in the Valaris Warrant Agreement) multiplied by the number of Valaris Shares for which a Valaris Warrant is exercisable immediately prior to the consummation of the Business Combination, including by assuming by written instrument substantially similar in form and substance to the Valaris Warrant Agreement in all material respects, the obligation to distribute such Transocean Shares to the holders of Valaris Warrants.

(iii)          The number of Transocean Shares to which a Valaris Shareholder or a holder of Valaris PSUs, Valaris RSUs and Valaris Warrants is entitled to pursuant to this Agreement shall be adjusted to reflect fully the effect of any share or stock split, reverse split, share or stock dividend (including any dividend or distribution of securities convertible into Transocean Shares or Valaris Shares, other than share or stock dividends paid in lieu of ordinary course dividends), consolidation, reclassification, reorganization, recapitalization or other like change with respect to Transocean Shares or Valaris Shares occurring after the Agreement Date and prior to the Effective Time and the Exchange Ratio shall be deemed to be such exchange ratio of Transocean Shares per Valaris Share as is required to reflect such adjustment. Nothing in this Section 2.5 shall be construed to permit Transocean or Valaris to take any action with respect to its securities that is otherwise prohibited by this Agreement.

(d)           No fractional Transocean Shares shall be issued under the Business Combination. As soon as reasonably practicable following the Effective Time, the Depositary shall (i) determine the number of whole Transocean Shares and the number of fractional Transocean Shares that each Valaris Shareholder is entitled to receive in connection with the consummation of the Business Combination and (ii) aggregate all such fractional Transocean Shares that would be issued to the Valaris Shareholders, rounding up to the nearest whole number (the “Transocean Excess Shares”), and the Depositary shall, on behalf of the former Valaris Shareholders, sell the Transocean Excess Shares at then-prevailing prices on the NYSE, all in the manner provided in this Section 2.5(d). The sale of the Transocean Excess Shares by the Depositary shall be executed on the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the former Valaris Shareholders, the Depositary shall hold such proceeds in trust for such holders. The net proceeds of any such sale or sales of Transocean Excess Shares to be distributed to the former Valaris Shareholders shall be reduced by any and all commissions, transfer Taxes and other out-of-pocket transaction costs, as well as any expenses, of the Depositary incurred in connection with such sale or sales. The Depositary shall determine the portion of such net proceeds to which each former Valaris Shareholder shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such former Valaris Shareholder is entitled (after taking into account all Valaris Shares then held by such former Valaris Shareholder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Valaris Shares are entitled. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to former Valaris Shareholders with respect to any fractional share interests, the Depositary shall promptly pay such amounts to such holders subject to and in accordance with this Section 2.5. The payment of cash in lieu of fractional share interests pursuant to this Section 2.5 is not separately bargained-for consideration.

(e)           If during the period between the Agreement Date and the Convening Hearing, any change in the issued and outstanding shares of Transocean Shares or Valaris Shares shall occur as a result of any reclassification, recapitalization, share split (including reverse share split), merger, amalgamation, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any share dividend thereon with a record date during such period, then the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Exchange Ratio or any such other amounts payable pursuant to this Agreement, and the Scheme Document shall be amended accordingly. Nothing in this Section 2.5(e) shall be construed to permit Transocean or Valaris to take any action with respect to its securities that is otherwise prohibited by this Agreement. From and after the date of the Convening Hearing, the Parties agree to not take any action that would reasonably be expected to require adjustment to the Exchange Ratio.

(f)           Any portion of the Exchange Fund that remains undistributed to the Valaris Shareholders on the first (1st) anniversary of the Effective Time shall be delivered to Transocean or transferred as otherwise directed by Transocean, upon demand by Transocean, and any Valaris Shareholders who have not theretofore complied with this Section 2.5 shall thereafter look only to Transocean for payment of their claim for Transocean Shares and any dividends or distributions with respect to Transocean Shares.

(g)           Notwithstanding anything to the contrary set forth in this Agreement, (i) neither Transocean nor Valaris shall be liable to any Valaris Shareholder for cash or Transocean Shares from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law and (ii) any Transocean Shares remaining unclaimed by former Valaris Shareholders three (3) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental body, agency, authority or entity) shall, to the extent permitted by Applicable Law, become the property of Transocean free and clear of any claims or interest of any Person previously entitled thereto.

(h)           At the Effective Time:

(1)           all Valaris Shares issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) shall, in accordance with the Scheme of Arrangement and the provisions of this Agreement, be transferred and contributed, or deemed to be transferred or contributed, to Transocean as consideration for the issuance of the Transocean Shares pursuant to the Share Issuance Resolutions, such that Valaris becomes a direct or indirect Subsidiary of Transocean;

(2)           as a consequence of the foregoing, (A) each Valaris Share Certificate formerly representing any Valaris Share (other than a Canceled Share) and (B) each Book-Entry Valaris Share formerly representing any Valaris Share (other than a Canceled Share) shall, from and after the Effective Time, represent only the right of the holder thereof to receive the applicable number of Transocean Shares in accordance with the Exchange Ratio (together with any cash in lieu of fractional Transocean Shares as contemplated by Section 2.5(d)), and no longer any rights of such holder in its capacity as a shareholder of Valaris, it being understood that all rights attached to the Valaris Shares themselves shall, from the Effective Time, vest in and be exercisable solely by Transocean (or its designated Subsidiary) as the holder of such shares;

(i)            In the case of any Valaris Share Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Valaris Share Certificate to be lost, stolen or destroyed and, if required by the Depositary, the posting by such Person of a bond, in such customary amount as Transocean may direct as indemnity against any claim that may be made against it with respect to such Valaris Share Certificate, the Depositary will, if such Person has otherwise delivered a properly and duly executed letter of transmittal, deliver, in exchange for such lost, stolen or destroyed Valaris Share Certificate, the whole number of Transocean Shares that such holder has the right to receive pursuant to this Section 2.5 (after taking into account all Valaris Shares then held by such holder) had such lost, stolen or destroyed Valaris Share Certificate been surrendered as provided in this Section 2.5.

2.6           Officer and Director Matters.

(a)           Valaris shall obtain and deliver to Transocean at the Effective Time evidence reasonably satisfactory to Transocean of the resignations or removal, effective as of the Effective Time, of all: (i) the directors of the Valaris Board; and (ii) the officers of Valaris (the “Non-Continuing Valaris Individuals”).The Non-Continuing Valaris Individuals will be paid their full entitlement under their respective employment agreements and all applicable Valaris Employee Plans, in each case, in accordance with the terms thereof, and on the basis that the Non-Continuing Valaris Individuals were terminated without cause following a “change of control” of Valaris, subject to receipt of a general release of claims against Valaris and Transocean.

(b)           Transocean shall (i) obtain and deliver to Valaris at the Effective Time, evidence reasonably satisfactory to Valaris of the resignations or removal, effective as of the Effective Time, of two (2) directors of the Transocean Board and (ii) submit to the Transocean Shareholders at the Transocean Meeting a proposal to elect two (2) individuals who are, as of the Agreement Date, serving on the Valaris Board and identified by Valaris and reasonably acceptable to Transocean, to the Transocean Board with effect upon, and subject to the occurrence of, the Effective Time, in each case for a term of office extending until completion of the next annual general meeting of Transocean (the “Election Resolutions”).

2.7           Treatment of Valaris Incentives.

(a)           As of the Effective Time, each Valaris RSU that is outstanding as of immediately prior to the Agreement Date shall, by virtue of the Business Combination and without any action on the part of the holder thereof, to the extent outstanding immediately prior to the Effective Time, (i) vest at the Effective Time, (ii) be converted automatically into the right of each holder thereof to receive, (A) a number of Transocean Shares equal to the product of (x) the number of Valaris Shares subject to such Valaris RSU as of immediately prior to the Effective Time (whether vested or unvested), multiplied by (y) the Exchange Ratio, reduced by the number of Transocean Shares as reasonably determined by Transocean in accordance with the Valaris Equity Plan to satisfy any tax withholding obligations associated with the settlement of such Valaris RSU and rounded to the nearest whole number, and (iii) except with respect to the rights of each holder set forth in clause (ii) above, automatically be canceled, retired and shall cease to exist. Notwithstanding the foregoing, if a holder of Valaris RSUs has made a valid election to settle any Valaris RSUs in cash, the holder shall be entitled to receive a cash payment from Valaris for such Valaris RSUs in accordance with the applicable terms prior to the Effective Time.

(b)           As of the Effective Time, except as set forth on Section 2.7(b) of the Valaris Disclosure Schedule, by virtue of the Business Combination and without any action on the part of the holder thereof, each Valaris PSU that is outstanding as of immediately prior to the Agreement Date shall, to the extent outstanding immediately prior to the Effective Time, (i) vest at the Effective Time, with the number of Valaris Shares earned under such Valaris PSU being based on the actual achievement of the applicable performance goals as of the Effective Time (as determined by the Valaris Board in accordance with the applicable Valaris Equity Plan and award agreement), (ii) be converted automatically into the right of each holder thereof to receive, (A) a number of Transocean Shares equal to the product of (x) the number of Valaris Shares earned pursuant to clause (i) above multiplied by (y) the Exchange Ratio, reduced by the number of Transocean Shares as reasonably determined by Transocean in accordance with the Valaris Equity Plan to satisfy any tax withholding obligations associated with the settlement of such Valaris PSU and rounded to the nearest whole number, and (iii) except with respect to the rights of each holder set forth in clause (ii) above, automatically be canceled, retired and shall cease to exist.

(c)           As of the Effective Time, each (1) Valaris RSU and (2) Valaris PSU, in each case, that is granted after the Agreement Date and outstanding immediately prior to the Effective Time (each, a “Valaris New Award”), shall be, by virtue of the Business Combination and without any action on the part of the holder thereof, or any other Person, be assumed by Transocean and shall be converted into Transocean Incentive(s) in accordance with this Section 2.7(c). Each such Transocean Incentive(s) as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Valaris New Award immediately prior to the Effective Time, except that with respect to a Valaris New Award that is a Valaris PSU, as of the Effective Time, each such Transocean Incentive(s) as so assumed and converted shall be subject only to the time-based vesting conditions as applied to such Valaris PSU immediately prior to the Effective Time, relating to a number of Transocean Shares equal to the product of: (i) the number of Valaris Shares subject to such Valaris PSU, determined based upon the target number of Valaris Shares subject to such Valaris PSU; and (ii) the Exchange Ratio, rounded to the nearest whole number of Transocean Shares.

(d)           Resolutions and Other Company Actions. At or prior to the Effective Time, Valaris, the Valaris Board, and the compensation committee of the Valaris Board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of this Section 2.7.

(e)           To the extent that any award described in this Section 2.7 constitutes nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Internal Revenue Code.

(f)           Transocean Actions. At or prior to the Effective Time, Transocean shall reserve for future issuance a number of Transocean Shares at least equal to the number of Transocean Shares that will be subject to Transocean Incentive(s) as a result of the actions contemplated by this Section 2.7. Transocean shall have the right to repurchase any Transocean Shares issuable pursuant to such Transocean Incentives in accordance with the terms of the applicable Valaris Incentives.

(g)           As soon as reasonably practicable following the Effective Time (but in no event more than five (5) Business Days following the Effective Time), Transocean shall file a registration statement on Form S-8 (or any successor form) with respect to the issuance of Transocean Shares subject to Transocean Incentive(s) as a result of conversion contemplated by Section 2.7(c) (collectively, “Converted Transocean Awards”) that are eligible to be registered on Form S-8 and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Transocean Awards remain outstanding; provided, however, that in the event that the filing deadline contemplated by this Section 2.7(g) shall occur while trading of Transocean Shares has been suspended under Transocean’s then-effective registration statements, then Transocean shall only be required to cause the filing of the Form S-8 (or any successor form) as soon as reasonably practicable after trading has been restored.

2.8           Treatment of Transocean Incentive(s).

The Business Combination shall not constitute a “change of control” with respect to the Transocean Incentive(s) and Transocean and the Transocean Board shall not make any determination or take any action inconsistent with the foregoing prior to the Effective Time.

2.9           Applicable U.S. Securities Laws.

The Business Combination shall be structured and executed such that, assuming the Court considers the fairness of the terms and conditions of the Business Combination to the Valaris Shareholders and grants the Sanction Order, the issuance of the Transocean Shares issuable to Valaris Shareholders under the Business Combination will not require registration under the U.S. Securities Act, in reliance upon Section 3(a)(10) thereof. Each Party agrees to (i) use its reasonable best efforts to cause the issuance of the Transocean Shares issuable to Valaris Shareholders pursuant to the Business Combination to not require registration under the U.S. Securities Act, in reliance upon Section 3(a)(10) thereof and (ii) act in good faith, consistent with the intent of the Parties and the intended treatment of the Business Combination as set out in this Section 2.9. In order to ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act, the Parties agree that the Business Combination will be carried out on the following basis:

(a)           the Business Combination will be subject to the sanction by the Court of the Scheme of Arrangement;

(b)           the Court will be advised as to the intention of the Parties to rely on the exemption under Section 3(a)(10) of the U.S. Securities Act based on the Court’s consideration of the fairness of the terms and conditions of the Business Combination to the Valaris Shareholders, prior to the hearing required to grant the Sanction Order;

(c)           each person entitled to receive the Transocean Shares pursuant to the Business Combination will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Business Combination and providing them with the sufficient information necessary for them to exercise that right; and

(d)           each person entitled to receive Transocean Shares will be advised that the Transocean Shares issued pursuant to the Business Combination have not been registered under the U.S. Securities Act and will be issued by Transocean in reliance on the exemption under Section 3(a)(10) of the U.S. Securities Act.

2.10         Income Tax Matters and Withholdings Obligations.

(a)           Valaris, Transocean and the Depositary shall be entitled to deduct or withhold from any amounts payable (including from any shares issuable or transferable) to any Person pursuant to the Business Combination (including in connection with any amount payable, or any shares issuable or transferable, pursuant to any Valaris Incentive), such amounts as Valaris, Transocean or the Depositary reasonably determines it is required to deduct or withhold with respect to such payment, issuance or transfer, as the case may be, under Applicable Law. To the extent that amounts are so deducted or withheld and, if required, paid over to the applicable Governmental Authority, such deducted or withheld amounts shall be treated, for all purposes hereof, as having been paid or delivered to such Person in respect of whom such deduction or withholding was made. Any of Valaris, Transocean or the Depositary is hereby authorized to sell or otherwise dispose of any shares issuable or transferable pursuant to the Business Combination or any Valaris Incentive as is necessary to provide sufficient funds to Valaris, Transocean or the Depositary, as the case may be, to enable it to comply with all deduction or withholding requirements applicable to it, and none of Valaris, Transocean or the Depositary shall be liable to any Person for any deficiency in respect of any proceeds received, and Valaris, Transocean or the Depositary, as applicable, shall notify the holder thereof and remit to the holder thereof any unapplied balance of the net proceeds of such sale. Valaris shall be exclusively responsible to ensure compliance with any deduction, withholding and remittance obligations imposed on it under Applicable Law in respect of any amounts paid or shares issued or transferred in connection with the exercise or settlement of Valaris Incentives (whether pursuant to Section 2.7 or otherwise).

(b)           The Business Combination is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and the U.S. Treasury Regulations, and this Agreement, together with the Scheme Document, is intended to be, and is hereby adopted as a “plan of reorganization” within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Internal Revenue Code. Each Party shall (and shall cause their respective Subsidiaries) to (i) not take or knowingly fail to take (and to cause its affiliates not to take or knowingly fail to take) any action that would reasonably be expected to prevent or impede the Business Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (ii) use their respective reasonable best efforts to cause the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (iii) treat this Agreement, together with the Scheme Document, as a “plan of reorganization” within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Internal Revenue Code. The Parties shall report the Business Combination consistent with such qualification set forth in this Section 2.10(b), unless otherwise required by a “determination” within the meaning of Section 1313 of the Internal Revenue Code.

(c)           Each Party shall promptly notify the Other Party if, at any time before the Effective Time, a Party becomes aware of the existence of any fact or circumstance that could reasonably be expected to prevent or impede the Business Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

(d)           Each Party shall reasonably cooperate with the Other Party and with their respective tax advisors, and shall use its commercially reasonable efforts in connection with the issuance of any opinions by their respective tax advisors in connection with the preparation, filing and delivery of the Proxy Statement or any other tax consequences relating to the transactions contemplated by this Agreement. In connection therewith, each Party shall deliver to the relevant tax advisor (i) a duly authorized and executed officer’s certificate, dated as of such date as may be reasonably requested by such tax advisor, containing such representations such Party is able to make as shall be reasonably necessary or appropriate to enable such tax advisor to render any such opinion, and (ii) such other information as may be reasonably requested by such tax advisor for purposes of rendering any such opinion.

Article 3
REPRESENTATIONS AND WARRANTIES OF VALARIS

Except as disclosed in the Valaris SEC Documents (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature) furnished or filed and publicly available not later than one (1) Business Day prior to the Agreement Date, where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or in the disclosure schedule delivered by Valaris to Transocean immediately prior to the execution of this Agreement (the “Valaris Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), Valaris represents and warrants to Transocean as follows:

3.1           Organization and Qualification.

(a)           Valaris is an exempted company limited by shares, incorporated, validly existing and in good standing under the Applicable Bermuda Laws and has the requisite corporate power and authority to own its properties as now owned and to carry on its business as it is now being conducted. Valaris is duly qualified to do business and, to the extent such concept is applicable, is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities requires such registration, except where the failure to be so qualified or in good standing would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valaris. Valaris has made available to Transocean true and complete copies of the Valaris Constitutional Documents in effect as of the Agreement Date.

(b)           Each Valaris Subsidiary (i) is a legal entity duly incorporated or organized, validly existing and in good standing (in jurisdictions where such concept exists) under the Applicable Laws of its jurisdiction of incorporation or organization and (ii) has the requisite corporate or similar power and authority to own their respective properties as now owned and to carry on their respective business as it is now being conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing in each jurisdiction in which the character of its respective properties, owned or leased, or the nature of its activities requires such registration, except where the failure to be so incorporated or organized, validly existing, qualified or in good standing, or to have such power or authority, would not have a Material Adverse Effect on Valaris.

3.2           Corporate Authority Relative to this Agreement.

(a)           Valaris has the requisite corporate power and authority to enter into and deliver this Agreement and the Transocean Support Agreements and to carry out its obligations hereunder and thereunder, to apply to the Court for the sanction of the Scheme of Arrangement and, subject to receipt of the Valaris Required Approval and receipt of the Sanction Order, to consummate the transactions contemplated by this Agreement and the Scheme of Arrangement and the Transocean Support Agreements. The Valaris Board at a duly held meeting has (i) approved and declared advisable this Agreement, the Scheme of Arrangement, the Transocean Support Agreements and the consummation of the Business Combination and the other transactions contemplated by this Agreement, the Scheme of Arrangement and the Transocean Support Agreements, (ii) determined that the terms of this Agreement, the Scheme of Arrangement and the Transocean Support Agreements are fair to and in the best interests of Valaris and the Valaris Shareholders, (iii) determined that the consideration to be received in the Business Combination constitutes fair value for each Valaris Share and (iv) resolved, subject to the terms and conditions set forth in this Agreement and the Scheme of Arrangement, to recommend that the Valaris Shareholders adopt and vote in favor of the Valaris Transaction Resolution (the “Valaris Board Recommendation”) and directed that the Valaris Transaction Resolution be submitted to the vote of the Valaris Shareholders for their adoption at the Valaris Court Meeting (collectively, the “Valaris Board Approval”). Except for the Valaris Board Approval, no other corporate proceeding on the part of Valaris is necessary to authorize the execution and delivery of this Agreement and the Transocean Support Agreements or the consummation of the transactions contemplated by this Agreement and the Transocean Support Agreements, including the Business Combination. Except for obtaining the Valaris Required Approval by the Valaris Shareholders and the filing of the required documents and other actions in connection with the Scheme of Arrangement and receipt of the Sanction Order, no other corporate proceeding on the part of Valaris is necessary for the consummation of the transactions contemplated by the Scheme of Arrangement. The execution and delivery of this Agreement and the Transocean Support Agreements and the consummation by Valaris of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by the Valaris Board and, subject to the approval of the Valaris Transaction Resolution by the Valaris Shareholders and the approval of the Proxy Statement and matters relating to the Valaris Court Meeting by the Valaris Board, no other corporate proceedings on the part of Valaris are necessary to authorize this Agreement or the Business Combination. This Agreement and the Transocean Support Agreements have been duly and validly executed and delivered by Valaris and constitute legal, valid and binding obligations of Valaris, enforceable against Valaris in accordance with the terms hereof and thereof, subject to the qualification that (x) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Applicable Laws of general application relating to or affecting rights of creditors and (y) equitable remedies, including specific performance, are discretionary and may not be ordered.

(b)           The Valaris Board has received the oral Valaris Fairness Opinion, to be confirmed by delivery of a written Valaris Fairness Opinion. Promptly following the execution of this Agreement, Valaris will make available to Transocean, solely for informational purposes and on a non-reliance basis by Transocean, an accurate and complete copy of such written Valaris Fairness Opinion.

3.3           Capitalization; Valaris Incentives.

(a)           As of the Agreement Date, the authorized capital of Valaris consists of 700,000,000 Valaris Shares and 150,000,000 preference shares, par value $0.01 per share. As of the Agreement Date, 69,230,926 Valaris Shares are issued and outstanding. As of the Agreement Date, other than 5,470,801 Valaris Warrants and Valaris Incentives, there are no options, warrants or other rights, plans, agreements or commitments of any nature whatsoever requiring the issuance, sale or transfer by Valaris of any securities of Valaris (including Valaris Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities of Valaris (including Valaris Shares). All issued and outstanding Valaris Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights and all Valaris Shares issuable upon the exercise, settlement or redemption, as applicable, of Valaris Incentives (other than Valaris Incentives that may only be settled with cash) in accordance with the terms of such securities will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any pre-emptive rights. Other than the Valaris Shares, there are no securities of Valaris outstanding which have the legal or contractual right to vote generally with Valaris Shareholders on any matter.

(b)           Valaris has made available to Transocean the following information with respect to the Valaris Incentives outstanding as of the Agreement Date: (A) all Valaris equity plans (if any) pursuant to which such Valaris Incentives were granted; (B) the grantee identity of the holder of such applicable Valaris Incentive; (C) the number of Valaris Shares subject to such Valaris Incentive (including, for Valaris Incentives subject to performance-based vesting requirements, both the target and the maximum number of Valaris Shares); (D) the date on which such Valaris Incentive was granted; and (E) the applicable vesting schedule (including any performance-based vesting requirements). Valaris has no payments owing or contemplated under a dividend equivalent right (whether in cash, stock or otherwise) with respect to the Valaris Incentives. All grants of Valaris Incentives were recorded on Valaris’s financial statements (including any related notes thereto) in accordance with the applicable accounting standard.

3.4           Joint Ventures Partners.

Section 3.4 of the Valaris Disclosure Schedule sets forth the name of each Valaris Joint Venture Partner as of the Agreement Date. Other than the Valaris Joint Venture Partners, neither Valaris nor any Valaris Subsidiary is a partner or participant in any material partnership, joint venture, profit-sharing arrangement or other material business combination of any kind.

3.5           Ownership of Subsidiaries.

Valaris is the beneficial direct or indirect owner of all of the outstanding shares of each Valaris Subsidiary with good title thereto free and clear of any and all Encumbrances, other than those granted to its bank lenders. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any Valaris Subsidiary. All of the outstanding shares of capital stock in each Valaris Subsidiary are validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights.

3.6           No Violation; Absence of Defaults and Conflicts.

(a)           (i) Valaris is not in violation of the Valaris Constitutional Documents and (ii) no Valaris Subsidiary is in violation of its constating documents or bye-laws in any material respect.

(b)           Neither the execution nor the delivery of this Agreement, nor the Transocean Support Agreements, by Valaris nor the consummation of the Business Combination contemplated by this Agreement nor compliance by Valaris with any of the provisions hereof or thereof will: (i) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Valaris or a Valaris Subsidiary or cause any indebtedness to come due before its stated maturity or cause any credit to cease to be available, under any of the terms, conditions or provisions of: (A) assuming approval of the Valaris Transaction Resolution, their respective charter or bye-laws; or (B) any note, bond, mortgage, indenture, loan agreement, deed of trust, Valaris Material Contract to which Valaris or a Valaris Subsidiary is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Valaris or a Valaris Subsidiary is bound; or (ii) subject to obtaining the Key Regulatory Approval(s), CFIUS Approval, and the requisite approvals of the Transocean Shareholders, the Valaris Shareholders, the Court and the NYSE, if applicable, and compliance with Applicable Laws, violate any Applicable Laws with respect to Valaris or a Valaris Subsidiary or any of their respective properties or assets; or (iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect (except, in the case of each of clauses (i) (with respect to Valaris Subsidiaries only), (ii) and (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations, creations of Encumbrances, suspensions or revocations which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate, have any Material Adverse Effect on Valaris).

(c)           Other than in connection with or in compliance with the provisions of Applicable Laws in relation to the completion of the Business Combination or which are required to be fulfilled after the completion of the Business Combination, and except for the Key Regulatory Approval(s), the CFIUS Approval and the requisite approvals of the Transocean Shareholders, the Valaris Shareholders, the Court and the NYSE, if applicable: (i) there is no legal impediment to Valaris’s consummation of the Business Combination; and (ii) no filing or registration with, or authorization, consent or approval of, any Governmental Authority is required of Valaris in connection with the consummation of the Business Combination, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals which, if not received, would not have a Material Adverse Effect on Valaris.

3.7           Litigation.

There are no actions, suits, proceedings or investigations by Governmental Authorities or other Persons pending or, to the knowledge of Valaris, threatened, affecting or that would reasonably be expected to affect Valaris or a Valaris Subsidiary or any of their respective properties or assets at law or equity or before or by any court or Governmental Authority which action, suit, proceeding or investigation involves a reasonable possibility of any judgment against or liability of Valaris or a Valaris Subsidiary which, if successful, would have a Material Adverse Effect on Valaris. Neither Valaris nor a Valaris Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or would have a Material Adverse Effect on Valaris.

3.8           Taxes.

(a)           Returns Filed and Taxes Paid. Each of Valaris and each Valaris Subsidiary has (A) timely filed or caused to be filed (taking into account any extension of time within which to file) all material Returns required to have been filed by it, and all such Returns were true, correct and complete in all material respects, (B) timely paid or caused to be paid to the appropriate Governmental Authority all material Taxes required to be paid by it (whether or not shown as due on such Returns), and (C) established adequate accruals and reserves, in accordance with GAAP, on the Valaris Financial Statements for all material Taxes payable by Valaris and any Valaris Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b)           Audits; Encumbrances. There are no current ongoing examinations, audits, or proceedings, nor has any been threatened in writing in respect of a material amount of Taxes with respect to Valaris or any Valaris Subsidiary. Any deficiencies asserted or assessments made as a result of any examination, audit, litigation or other proceeding with respect to Taxes of Valaris or any Valaris Subsidiary have been paid in full, withdrawn, or are being contested in good faith and adequate accruals or reserves for such deficiencies or assessments have been established on the Valaris Financial Statements to the extent required by GAAP. There are no material Encumbrances for Taxes on any of the assets of Valaris or any Valaris Subsidiary other than Encumbrances as are disclosed in any Governmental Authority or arising in the ordinary course of business or for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings and for which reserves have been established on the Valaris Financial Statements in accordance with GAAP. No claim has ever been made in writing by a taxing authority of a jurisdiction where Valaris or any Valaris Subsidiary has not filed a material Return or paid a material amount of Taxes of a particular type that Valaris or such Valaris Subsidiary is or may be subject to taxation by that jurisdiction, or is required to file any material Returns or pay Taxes of such type in such jurisdiction.

(c)           Tax Sharing Agreement; Consolidated Liability. Since January 1, 2006, neither Valaris nor any Valaris Subsidiary (A) has been a member of any affiliated, combined, unitary or other similar group (other than any such group the common parent of which is Valaris or any Valaris Subsidiary), (B) is a party to or bound by any written Tax allocation, indemnification, sharing or similar agreement (other than an agreement exclusively between or among Valaris and any Valaris Subsidiary), except for customary commercial agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes, or (C) has any liability for any Taxes of any Person (other than Valaris or any Valaris Subsidiary) under Section 1.1502-6 of the U.S. Treasury Regulations (or any analogous or similar provision of any state, local or non-U.S. Tax Law), as a transferee or successor, by contract (other than pursuant to customary commercial agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes), or otherwise by operation of Law.

(d)           Withholding Taxes. Valaris and each Valaris Subsidiary (A) have timely paid, deducted, withheld and collected all material amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, non-residents of Switzerland, creditors, independent contractors, customers and other third parties, and (B) have otherwise complied with Applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements) in all material respects.

(e)           Distributing or Controlled Corporation. Neither Valaris nor any Valaris Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355(a) of the Internal Revenue Code within the past three (3) years or otherwise as part of a plan that includes the Business Combination.

(f)           Listed Transactions. Neither Valaris nor any Valaris Subsidiary has participated in any “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the U.S. Treasury Regulations (or any analogous or similar provision of state, local or non-U.S. Law).

(g)           Tax Filings; Tax Requests. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Valaris, neither Valaris nor any Valaris Subsidiary (A) has entered into any agreement or other arrangement waiving or extending the statute of limitations or the period of assessment or collection of any material Tax, or (B) is party to or bound by any “closing agreement” as described in Section 7121 of the Internal Revenue Code (or any analogous or similar provision of state, local or non-U.S. Tax Law) or any private letter rulings, technical advice memoranda or similar agreement or rulings by or with any taxing authority that will remain in effect following the Effective Time.

(h)           Tax Residence. Valaris is a tax resident solely in Bermuda.

(i)            Permanent Establishment. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Valaris, neither Valaris nor any Valaris Subsidiary has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or other fixed place of business in, or is or has ever been Tax resident in, a country other than the country in which it is organized.

(j)            Tax Treatment Knowledge. Neither Valaris nor any Valaris Subsidiary has taken or agreed to take any action, intends to take any action, or knows of any fact or circumstance, in each case, that could reasonably be expected to prevent or impede the Business Combination from qualifying as, or to cause the Business Combination to fail to qualify as, a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code.

3.9           Reports and Financial Statements; Internal Controls and Procedures.

(a)           Valaris has timely filed or furnished all forms, documents and reports (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC from January 1, 2024 (as amended and supplemented from time to time, the “Valaris SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Valaris SEC Documents complied in all material respects with the requirements of the U.S. Securities Act and the U.S. Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Valaris SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Agreement Date, there are no outstanding or unresolved comments from any comment letters of the staff of the SEC received by Valaris relating to any Valaris SEC Document and none of the Valaris SEC Documents is, to the knowledge of Valaris, the subject of ongoing SEC review. Valaris, prior to the Agreement Date, made available to Transocean or its Representatives true, correct and complete copies of all SEC comment letters received, and response letters submitted and other material correspondence with the SEC with respect to the Valaris SEC Documents to the extent such comment letters, response letters and other correspondence are not publicly available.

(b)           The consolidated financial statements (including all related notes and schedules) of Valaris included in or incorporated by reference into the Valaris SEC Documents fairly present in all material respects the consolidated financial position of Valaris and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). As of the Agreement Date, KPMG LLP has not resigned (or informed Valaris that it intends to resign) or been dismissed as independent public accountants of Valaris as a result of or in connection with any disagreements with Valaris on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(c)           Neither Valaris nor any of its Subsidiaries is a party to, nor has any commitment to become a party to, any material off-balance sheet partnership or any similar contract or any material “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the U.S. Securities Act), in each case, that is required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K under the U.S. Securities Act that has not been so disclosed in the Valaris SEC Documents.

(d)           Valaris has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the U.S. Exchange Act) as required by Rule 13a-15 under the U.S. Exchange Act. Valaris’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Valaris in the reports that it files or furnishes under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Valaris’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Valaris’s management has completed an assessment of the effectiveness of Valaris’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal control over financial reporting prior to the Agreement Date, management of Valaris did not identify (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Valaris’s internal control over financial reporting. From January 1, 2024 through the Agreement Date, neither Valaris nor any of the Valaris Subsidiaries nor, to the knowledge of Valaris, any of their respective directors or officers has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures or methodologies of Valaris nor any of the Valaris Subsidiaries, or any of their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Valaris or any of the Valaris Subsidiaries has engaged in unlawful accounting or auditing practices.

3.10         No Orders.

No order, ruling or determination having the effect of suspending the sale of, or ceasing the trading of, the Valaris Shares or any other securities of Valaris has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted and are pending or, to the knowledge of Valaris, are contemplated or threatened, under any Applicable Laws or by any Governmental Authority.

3.11         Material Contracts.

Valaris has made available to Transocean true and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto) of each of the following Valaris Material Contracts to which Valaris or a Valaris Subsidiary is a party or bound as of the Agreement Date:

(a)           each Contract containing any non-compete or similar type of provision that materially restricts the ability of Valaris or any Valaris Subsidiary (including Valaris and the Valaris Subsidiaries following the Effective Time) to (A) compete in any line of business or geographic area or with any Person during any period of time after the Effective Time or (B) make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets or properties;

(b)           each Contract that creates, evidences, provides commitments in respect of, secures or guarantees (A) indebtedness for borrowed money of Valaris or a Valaris Subsidiary in any amount in excess of $100 million or (B) other than in the ordinary course of business, other indebtedness of Valaris or a Valaris Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in excess of $100 million, other than agreements solely between or among Valaris and a Valaris Subsidiary; and

(c)           any acquisition or divestiture Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations (other than customary indemnity obligations with respect to the post-closing ownership and operation of acquired assets), that would reasonably be expected to result in (1) earn out payments, contingent payments or other similar obligations to a third party (but excluding indemnity payments) in any year in excess of $100 million or (2) earn out payments, contingent payments or other similar obligations to a third party, including indemnity payments, in excess of $100 million in the aggregate after the Agreement Date.

Neither Valaris nor any Valaris Subsidiary is in breach of, or default under the terms of, and, to the knowledge of Valaris, no other party to any Valaris Material Contract is in breach of, or default under the terms of, any Valaris Material Contract, nor is any event of default (or similar term) continuing under any Valaris Material Contract, and, to the knowledge of Valaris, there does not exist any event, condition or omission that would constitute such a default, breach or event of default (or similar term) (whether by lapse of time or notice or both) under any Valaris Material Contract, in each case where such breach, default or event of default (or similar term) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect in respect of Valaris.

3.12         No Undisclosed Material Liabilities.

There are no liabilities or obligations of Valaris or any of its Subsidiaries, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed, reflected, reserved or provided for in the Valaris Financial Statements or in the notes thereto, (b) liabilities or obligations incurred in connection with this Agreement and the transactions contemplated hereby, (c) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2025 and which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valaris, (d) liabilities or obligations that have been discharged or paid in full, or (e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valaris.

3.13         Absence of Certain Changes; Conduct of Business.

(a)           From December 31, 2025 through the Agreement Date, except for the Business Combination or any action taken in accordance with this Agreement, Valaris and the Valaris Subsidiaries have conducted their respective business in all material respects in the ordinary course of business substantially consistent with past practice.

(b)           From December 31, 2025 through the Agreement Date, there have been no material facts, transactions, events or occurrences which have had or would have a Material Adverse Effect on Valaris.

3.14         Environmental. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Valaris:

(a)           there have not occurred any Releases of Hazardous Substances at, on, under or from (i) any property currently or formerly owned, operated or leased by Valaris or a Valaris Subsidiary, and (ii) to the knowledge of Valaris, any location formerly operated or used by Valaris or any Valaris Subsidiary to which Valaris or any Valaris Subsidiary has arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Substances;

(b)           Neither Valaris nor any Valaris Subsidiary is subject to any stop orders, control orders, clean-up orders or reclamation orders under applicable Environmental Laws;

(c)           All operations of Valaris and each Valaris Subsidiary have been and are now being conducted in material compliance with all applicable Environmental Laws, which compliance includes the possession and compliance with the terms of any Environmental Permit;

(d)           Valaris is not aware of, or is subject to:

(i)            any proceeding, application, order or directive which relates to environmental, health or safety matters, and which is expected to require Valaris or any Valaris Subsidiary to conduct any work, repairs, or construction, or to incur expenditures; or

(ii)           any Action against Valaris or any Valaris Subsidiary with respect to Hazardous Substances or the breach of or liability under any Environmental Laws, including any regulations respecting the use, storage, treatment, transportation, or disposition of any Hazardous Substances; and

(e)           In the ordinary course of its business, Valaris periodically reviews the effect of Environmental Laws on various business, operations and properties of Valaris, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, Valaris has reasonably concluded that such associated costs and liabilities are not reasonably expected to result in a Material Adverse Effect to Valaris.

3.15         Real Property Title.

Section 3.15 of the Valaris Disclosure Schedule sets forth a complete and accurate list as of the Agreement Date of all real property owned by Valaris or any Valaris Subsidiary that is material to the operations of its business, including the address thereof (collectively, the “Valaris Owned Real Property”). Except as would not, individually or in the aggregate, have a Material Adverse Effect on Valaris, Valaris and each Valaris Subsidiary has good and sufficient fee simple title to its Valaris Owned Real Property, subject to no liens or Encumbrances other than Permitted Encumbrances. Section 3.15 of the Valaris Disclosure Schedule accurately and completely identifies the address of all real property material to the operations of the business of Valaris or any Valaris Subsidiary that is used or occupied thereby as a lessee, sublessee or licensee or pursuant to a similar tenancy arrangement (the “Valaris Leased Real Property”), and Valaris has provided, in all material respects, a copy of all of the written instruments and agreements evidencing and/or governing Valaris or any Valaris Subsidiary’s use of the Valaris Leased Real Property including, without limitation, any ground leases, master leases, subleases, subordinate leases or licenses and all material amendments, modifications and supplements thereto (all such documents, collectively, the “Valaris Leases”). Each of the Valaris Leases is valid, binding and enforceable in accordance with its terms on Valaris or the applicable Valaris Subsidiary and, to the knowledge of Valaris, the other parties thereto. In addition to its fee interest in the Valaris Owned Real Property and leasehold, subleasehold or license interest (as applicable) in the Valaris Leased Real Property, Valaris and each Valaris Subsidiary has good and sufficient title to all easements, rights of way, permits, and licenses granted thereto by landowners or Governmental Authorities in respect of the use of Valaris Owned Real Property and Valaris Leased Real Property by Valaris and each Valaris Subsidiary, in each case, as necessary to permit the operation of their respective business as presently owned and conducted, other than where the failure to have such good and sufficient title would not individually or in the aggregate have a Material Adverse Effect on Valaris. Valaris does not have any knowledge nor is it aware of any defects, failures or impairments in the title of Valaris or a Valaris Subsidiary to their respective Valaris Owned Real Property and Valaris Leased Real Property assets, irrespective of whether or not an action, suit, proceeding or inquiry is pending or threatened in connection therewith, which in aggregate would have a Material Adverse Effect on Valaris.

3.16         No Defaults under Leases and Agreements.

(a)           Neither Valaris nor any Valaris Subsidiary has received notice of any default under any of the Valaris Leases, except to the extent that such defaults would not in the aggregate have a Material Adverse Effect on Valaris. Neither Valaris nor any Valaris Subsidiary has entered into any agreement pursuant to which Valaris or any Valaris Subsidiary has granted to any Person the right to use or occupy any material portion of any Valaris Owned Real Property or Valaris Leased Real Property, including, without limitation, any leases, licenses, ground leases, subleases, or sub-subleases.

(b)           To the knowledge of Valaris:

(i)            Valaris and each Valaris Subsidiary is in good standing under all, and is not in material default under any Valaris Lease; and

(ii)           there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, Valaris Leases and, to the knowledge of Valaris, all such Valaris Leases are in good standing and in full force and effect and none of the counterparties to such Valaris Leases is in default thereunder, except in each case to the extent that such defaults would not, individually or in the aggregate, have a Material Adverse Effect on Valaris.

3.17         No Encumbrances.

Except as would not, individually or in the aggregate, have a Material Adverse Effect on Valaris, neither Valaris nor any Valaris Subsidiary has encumbered or alienated their interests in their respective Valaris Leased Real Property or Valaris Owned Real Property or, except in connection with this Agreement, agreed to do so, and such interests are free and clear of all Encumbrances except for (i) Permitted Encumbrances and (ii) any Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Valaris.

3.18         Ownership of Material Property.

Valaris and the Valaris Subsidiaries have ownership of all material property necessary to the operation of their respective businesses, in each case free and clear of all Encumbrances, other than those granted to its bank lenders, and other material adverse claims known to Valaris, other than Permitted Encumbrances and such Encumbrances as are disclosed in any governmental registry or arising in the ordinary course of business or would not, individually or in the aggregate, have a Material Adverse Effect on Valaris. Subject to the terms, covenants, conditions and stipulations in Valaris’s title and operating documents, Valaris is entitled to hold and enjoy its assets without lawful interruption by any Person claiming by, through or under Valaris, except as would not, individually or in the aggregate, have a Material Adverse Effect on Valaris.

3.19         Licenses.

Except as would not, individually or in the aggregate, have a Material Adverse Effect on Valaris, Valaris and the Valaris Subsidiaries have obtained and are in compliance with all licenses, permits, certificates, consents, orders, grants and other authorizations of or from any Governmental Authority necessary to conduct their respective businesses as they are now being or are proposed to be conducted.

3.20         Employee Benefit Plans.

Valaris has made available to Transocean true, complete and correct copies of each material Valaris Employee Plan (or, in the case of any Valaris Employee Plan not in writing, a written description of the material terms thereof) and related contracts, instruments or agreements, including administrative service agreements and group insurance contracts, trust documents, and most recently received Internal Revenue Service favorable determination letter or opinion letter, as applicable, along with the most recent report filed on Form 5500 and summary plan description and any summary of material modifications required under ERISA with respect to each Valaris Employee Plan, and all material non-routine correspondence to or from any Governmental Authority, including with respect to any audit of or proceeding involving such plan or alleged noncompliance of such plan with Applicable Laws, and:

(a)           each Valaris Employee Plan has been maintained, funded and administered in material compliance with its terms and Applicable Laws;

(b)           all required employer contributions under any Valaris Employee Plans have been timely made in accordance with the terms thereof in all material respects;

(c)           each Valaris Employee Plan that is required or intended to be qualified under Applicable Law (including under Section 401(a) of Internal Revenue Code) or registered or approved by a Governmental Authority (including the Internal Revenue Service) has been so qualified, registered or approved by the appropriate Governmental Authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Authority to revoke such qualification, registration or approval. With respect to any Valaris Employee Plan, neither Valaris, any of its Valaris Subsidiaries nor any of their affiliates have engaged in a transaction in connection with which Valaris, any of its Valaris Subsidiaries nor any of their affiliates reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax or penalty imposed pursuant to Section 4975 or 4976 of Internal Revenue Code in a material amount;

(d)           Neither Valaris, its Valaris Subsidiaries nor its affiliates contribute to or has, during the last six (6) years, had an obligation to contribute to, and no Valaris Employee Plan is, (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of Internal Revenue Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of Internal Revenue Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA;

(e)           There are no pending or anticipated material claims against or otherwise involving any of the Valaris Employee Plans and no material suit, action or other litigation (excluding routine claims for benefits incurred in the ordinary course of Valaris Employee Plan activities) has been brought against or with respect to any Valaris Employee Plan;

(f)           There are no material unfunded benefit obligations that have not been properly accrued for in Valaris’s most recent financial statements in accordance with the applicable accounting standard, and all amounts, contributions, reserves or premium payments required to be made to the Valaris Employee Plans have been properly made or accrued for in the books and records of Valaris in all material respects;

(g)           Except as required by the Applicable Laws, no Valaris Employee Plan provides material retiree or post-employment medical, disability, life insurance or other welfare benefits to any person, and none of Valaris, any of its Valaris Subsidiaries nor their affiliates have any material obligation to provide such benefits;

(h)           Neither the execution nor delivery of this Agreement or the consummation of the transactions contemplated herein will under any Valaris Employee Plan result in, cause the accelerated vesting of, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, contractor, consultant officer, or director of Valaris or a Valaris Subsidiary, entitle any such service provider to severance pay or benefits or to any material increase in severance pay or benefits, limit the right of Valaris or a Valaris Subsidiary to amend, merge, terminate or receive a reversion of assets from any Valaris Employee Plan or related trust in any material respects or result in any “excess parachute payment” within the meaning of Section 280G of Internal Revenue Code; and

(i)           Neither Valaris nor any Valaris Subsidiary has any obligation to provide, and no Valaris Employee Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of Internal Revenue Code or due to the failure of any payment to be deductible under Section 280G of Internal Revenue Code.

3.21         Employment Agreements and Collective Agreements.

Except as set forth in the Valaris Disclosure Schedule:

(a)           neither Valaris nor any Valaris Subsidiary is a party to, nor bound by, any collective bargaining or union agreement with any labor union, labor organization, or works council with respect to any Valaris or Valaris Subsidiary employee, and as of the date hereof, there is no actual or, to the knowledge of Valaris, threatened application for certification pending against Valaris or any Valaris Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority. No employees of Valaris or any Valaris Subsidiary are represented by any labor union, labor organization or works council;

(b)           there is and has in the past three (3) years been no labor strike, material labor dispute, lock-out, or work stoppage pending against Valaris or any Valaris Subsidiary and, to the knowledge of Valaris, no labor strike, material labor dispute, lock-out, or work stoppage is threatened against Valaris or a Valaris Subsidiary, in each case other than as in the aggregate would not be material to Transocean;

(c)           as of the date hereof, no unfair labor practice complaint, material grievance or material arbitration proceeding, or equivalent depending on the jurisdiction is or has in the past three (3) years been pending against Valaris or a Valaris Subsidiary and, to the knowledge of Valaris, neither Valaris nor any Valaris Subsidiary has engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is threatened against Valaris or any Valaris Subsidiary, in each case other than as in the aggregate would not be material to Valaris;

(d)           Valaris and the Valaris Subsidiaries are, and in the past three (3) years have been, in compliance in all material respects with all Applicable Laws respecting employment, including pay equity, human rights, privacy, employment standards, classification of employees and contractors, worker’s compensation and occupational health and safety, and there are no material outstanding actual or, to the knowledge of Valaris, material threatened claims, complaints, investigations or orders under any such Laws;

(e)           neither Valaris nor any Valaris Subsidiary is a party to, nor is engaged in any negotiations with respect to, any employment agreement with any employee or any written or oral agreement, arrangement or understanding, providing for severance, termination or change of control payments to any Valaris or Valaris Subsidiary employee as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated herein;

(f)           all amounts due or accrued for all salary, wages, bonuses, commissions, vacation with pay and other employee benefits in respect of employees of Valaris and each Valaris Subsidiary which are attributable to the period before the Effective Time have been paid or are accurately reflected in the books and records of Valaris, in each case other than as in the aggregate would not be material to Valaris;

(g)           to the knowledge of Valaris, as of the date hereof, (i) there are no material outstanding assessments, penalties, fines, liens, charges, surcharges or other amounts due or owing by Valaris or any Valaris Subsidiary pursuant to any workers’ compensation legislation which remain unsatisfied, and (ii) no audit of Valaris or any Valaris Subsidiary is currently being performed by any Governmental Authority pursuant to any applicable worker’s compensation legislation;

(h)           in the past one (1) year, (i) Valaris has not effectuated or taken any action constituting a “plant closing” (as defined in the Workers Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local applicable U.S. Law that requires advance notice of group personnel or employment actions (collectively, the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment for which notices required under the WARN Act have not been provided, and (ii) there has not occurred any action constituting a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Valaris or any Valaris Subsidiary for which there is any outstanding liability under the WARN Act;

(i)           in the past three (3) years, Valaris and each Valaris Subsidiary have properly classified each contractor and contingent worker directly engaged or retained by them, respectively, in accordance with all Applicable Laws and there are no outstanding actual or, to the knowledge of Valaris, threatened material claims, complaints or investigations regarding Valaris or any Valaris Subsidiary’s classification of such contractors and contingent workers, in each case, except as would not, or would not reasonably be expected to, individually or in the aggregate, result in material liability to Valaris or the Valaris Subsidiaries;

(j)           neither Valaris nor any Valaris Subsidiary are or have been in the past three (3) years party to any settlement agreements with an employee or current or former officer alleging sexual harassment or sexual misconduct by any current officer or executive-level employee of Valaris or any Valaris Subsidiaries. There are no, and there have not been in the past one (1) year any, material allegations or reports of sexual harassment, discrimination with respect to a protected classification, including race and gender, hostile work environment or similar misconduct have been made to Valaris or any Valaris Subsidiaries against any executives employed by Valaris or any Valaris Subsidiaries; and

(k)           except as would not, or would not reasonably be expected to, individually or in the aggregate, result in material liability to Valaris or the Valaris Subsidiaries, as of the date hereof, there are no and have not been for the past three (3) years any charges, complaints, or lawsuits pending against Valaris or any Valaris Subsidiary by or before any Governmental Authority under Applicable Law.

3.22         Fleet Assets.

(a)           Section 3.22 of the Valaris Disclosure Schedule sets forth a true, correct and complete list of all drilling units and vessels owned by Valaris or any Valaris Subsidiary or Valaris Joint Venture Partners as of the Agreement Date (the “Valaris Fleet Assets”), including, as applicable with respect to each Valaris Fleet Asset as of the Agreement Date: the name, registered owner, capacity (gross tonnage or deadweight tonnage, as specified therein), year built, classification society, class, IMO number, flag state, and whether any such Valaris Fleet Asset is “cold stacked,” “warm stacked” or is being prepared to be “cold stacked” or “warm stacked”; provided that the foregoing information with respect to Valaris Fleet Assets is based on the knowledge of Valaris. Neither Valaris nor any of its Valaris Subsidiaries or Valaris Joint Venture Partners leases or charters-in any third party-owned drilling units or vessels.

(b)           Each of Valaris or its Valaris Subsidiaries or, to the knowledge of Valaris, the Valaris Joint Venture Partners has good and marketable title to the Valaris Fleet Assets, as set forth on Section 3.22 of the Valaris Disclosure Schedule, in each case free and clear of all Encumbrances other than any Permitted Encumbrance, and no such Valaris Fleet Asset or any related asset is leased under an operating lease from a lessor that, to the Valaris’s knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such Valaris Fleet Asset. Valaris has made available to Transocean a true, correct and complete list of all class and flag conditions relating to Valaris Fleet Assets as of the Agreement Date.

(c)           To the extent consistent with its operating status, each Valaris Fleet Asset has been maintained consistent with general practice in the offshore drilling industry and is in good operating condition and repair, subject to ordinary wear and tear, except where the failure to do so would not result in a Material Adverse Effect on Valaris.

(d)           Valaris, the Valaris Subsidiaries and, to the knowledge of Valaris, the Valaris Joint Venture Partners operates each Valaris Fleet Asset, as applicable, in compliance with all Applicable Laws and Maritime Guidelines, except where such failure to be in compliance has not had and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Valaris. Valaris and each of its Valaris Subsidiaries and Valaris Joint Venture Partners are qualified in all material respects to own and operate the Valaris Fleet Assets, as set forth on Section 3.22 of the Valaris Disclosure Schedule, under Applicable Law, including the Applicable Laws of each Valaris Fleet Asset’s flag state, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Valaris. To the extent consistent with its operating status, each Valaris Fleet Asset is seaworthy, has all material national and international operating certificates and endorsements, each of which is valid, that are required for the operation of such Valaris Fleet Asset in the trades and geographic areas in which it is operated.

(e)           To the extent consistent with its operating status, each Valaris Fleet Asset is classed by a classification society which is a member of the International Association of Classification Societies and possesses class certificates free from overdue conditions affecting class and valid through the Agreement Date, and, to Valaris’s knowledge no event has occurred and no condition exists that would cause such Valaris Fleet Asset’s class to be suspended or withdrawn, and is duly and lawfully documented under the laws of its flag jurisdiction.

(f)           The representations and warranties in this Section 3.22 to the extent related to Valaris Fleet Assets owned by Valaris Joint Venture Partners are made to the knowledge of Valaris.

3.23         Compliance with Laws.

In the three (3) years prior to the Agreement Date, Valaris and each Valaris Subsidiary has complied with and are not in violation of any Applicable Laws other than non-compliance or violations which would, individually or in the aggregate, not have a Material Adverse Effect on Valaris.

3.24         Intellectual Property and Information Technology.

(a) All patents, trademarks, copyrights, and domain names subject to registration or a pending application therefor (“Valaris IP Registrations”) are valid and enforceable, no cancellation, termination, expiration or abandonment of any Valaris IP Registrations (except natural expiration or termination at the end of the full possible term) has occurred, nor is any such action pending, and all necessary registration, maintenance, renewal, and other relevant filing fees associated with any Valaris IP Registrations have been timely paid; (b); Valaris and each Valaris Subsidiary own with good and valid title thereto, free and clear of all Encumbrances (other than Permitted Encumbrances), all Intellectual Property Rights owned or purported to be owned by Valaris or any Valaris Subsidiary and have a valid right or license to use all other Intellectual Property Rights used by any of them in the operation of their respective businesses in the manner presently operated by Valaris or any Valaris Subsidiary (collectively, the “Valaris IP”); (c) the Valaris IP is sufficient for Valaris and each Valaris Subsidiary to operate their respective business in the manner presently operated; (d) neither the operation by Valaris or any Valaris Subsidiary of their respective business in the manner presently operated, nor the use by Valaris or any Valaris Subsidiary of any Valaris IP in respect thereto, infringes, misappropriates, or otherwise violates the Intellectual Property Rights of any third party; (e) neither Valaris nor any Valaris Subsidiary has in the past three (3) years received any written notice, complaint, threat or claim, and no written claims are pending, alleging: (A) the infringement, misappropriation or other violation by it of any Intellectual Property Right of any third party; or (B) that Valaris and a Valaris Subsidiary does not own or challenging the scope of any Valaris IP or, in the case of Valaris IP which is licensed to Valaris or a Valaris Subsidiary, as the case may be, that Valaris or a Valaris Subsidiary’s rights to use such Intellectual Property Rights are invalid or unenforceable; (f) Valaris and each Valaris Subsidiary has used and continue to use commercially reasonable efforts (including measures to protect secrecy and confidentiality, where appropriate) to protect the Valaris IP owned or purported to be owned by Valaris or any Valaris Subsidiary from unauthorized disclosure, access and use; (f) the Information Technology owned, licensed, leased or used by Valaris and the Valaris Subsidiaries (collectively, the “Valaris IT”) is sufficient, in respect of performance and security, to operate their respective business in the manner presently operated; (h) Valaris and the Valaris Subsidiaries: (A) have and continue to use commercially reasonable efforts to protect the security and integrity of the Valaris IT and the information thereon; and (B) have adopted disaster recovery and business continuity plans which are designed to protect their respective business in case of a disaster; and (i) Valaris and the Valaris Subsidiaries have in the past three (3) years collected, used, disclosed, stored, and otherwise processed all Personal Information under their custody and control materially in accordance with applicable data protection and privacy Laws; in each case, other than non compliance with or violations of the representations and warranties provided in clauses (a)-(h) which would, individually or in the aggregate, not have a Material Adverse Effect on Valaris.

3.25         Corrupt Practices and Trade Legislation.

(a)           Within five (5) years prior to the Agreement Date, except as would not be material to Transocean and the Transocean Subsidiaries, taken as a whole neither Valaris nor any Valaris Subsidiary, or any of their respective directors, officers, employees, affiliates or, to the knowledge of Valaris, any agents or any Person(s) associated with or acting for or on behalf of Valaris or any Valaris Subsidiary have, directly or indirectly, in connection with the conduct of any business of Valaris or any Valaris Subsidiary:

(i)            made, offered, promised or authorized any payment, loan or transfer of anything of value, including any reward, bribe, payoff, kickback, rebate, contribution, gift, meals, entertainment, travel, lodging entertainment, advantage or benefit of any kind, to or for the benefit of any Person, in violation of any applicable Anti-Corruption Laws, for the purpose of (A) influencing any act or decision of such or other Person, (B) inducing such or other Person to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature or (E) otherwise securing any improper advantage;

(ii)           created or caused the creation of any false or inaccurate books and records of Valaris or any Valaris Subsidiary related to any of the foregoing in violation of applicable Anti-Corruption Laws;

(iii)          in connection with applicable Anti-Corruption Laws, (A) conducted or initiated any internal investigation, (B) made a voluntary, directed or involuntary disclosure to any Governmental Authority or (C) received any written (or to its knowledge, non-written) notice, request or citation from any Person in which noncompliance with applicable Anti-Corruption Laws was substantiated; or

(iv)          violated any applicable Anti-Corruption Law(s).

(b)           Within five (5) years prior to the date of this Agreement, except as would not be material to Transocean and the Transocean Subsidiaries, taken as a whole, neither Valaris nor any Valaris Subsidiary is or has ever been the subject of any actual or threatened investigation, inquiry or enforcement proceeding by a Governmental Authority regarding non-compliance with applicable Anti-Corruption Laws.

(c)           Neither Valaris nor any Valaris Subsidiary is directly or indirectly owned or controlled, in whole or in part, by any Governmental Authority or Government Official, and, no officer, director, or employee, and to the knowledge of Valaris, no stockholder, partner or other equity holder of Valaris, is a Government Official (or, to the knowledge of Valaris, anticipates becoming a Government Official) who, in such capacity, can make or influence any action or decision related to this Agreement.

(d)           Valaris and all Valaris Subsidiaries have instituted and maintained policies and procedures designed to achieve, and which are reasonably expected to continue to achieve compliance with applicable Anti-Corruption Laws.

(e)           Neither Valaris nor any Valaris Subsidiary, nor to the knowledge of Valaris, any director, officer, agent, employee or affiliate thereof (i) is a Sanctioned Person or (ii) does business in or with, or derives any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction in violation of applicable Sanctions. Neither Valaris nor any Valaris Subsidiary is, or at any time since April 24, 2019 has been, (i) in violation of any applicable Trade Control Laws (including Sanctions); (ii) has otherwise engaged in any business or dealings directly or indirectly involving or related to a Sanctioned Person or Sanctioned Jurisdiction in violation of applicable Trade Control Laws (including Sanctions); or (iii) to the knowledge of Valaris, has imported any merchandise into the United States that was produced in whole or in part in the Xinjiang Uyghur Autonomous Region or by any entity designated on the Uyghur Forced Labor Prevention Act (“UFLPA”) Entity List in violation of the UFLPA. Valaris and all Valaris Subsidiaries have prepared and timely applied for, and obtained and complied with, all licenses, registrations and other authorizations required in accordance with applicable Trade Control Laws for the conduct of their business. To the knowledge of Valaris, there is no investigation by, request for information from, pending voluntary or directed disclosure to, any Governmental Authority or any fine, citation, or other legal proceeding, internal investigation, or audit regarding any actual, alleged or possible violation of any Trade Control Laws (including Sanctions) by Valaris or any Valaris Subsidiary, or by any officer or director of Valaris or any Valaris Subsidiary. Neither Valaris nor any Valaris Subsidiary is, or is required to be, registered with the U.S. State Department under the International Traffic in Arms Regulations.

(f)           Without limiting the generality of the foregoing, Valaris and each Valaris Subsidiary, and each of their respective officers and employees, and each of their respective consultants, agents and representatives, acting in their capacity as such, is in material compliance with all Applicable Laws relating to lobbying activities and campaign contributions, if any, and all filings required to be made under any Applicable Law relating to such lobbying activities and campaign contributions are accurate and have been properly filed with the appropriate Governmental Authority in all material respects.

(g)           For purposes of this Section only, “affiliates” means those affiliates acting in connection with the properties, assets or business of Valaris and/or a Valaris Subsidiary, as applicable.

3.26         Finders or Brokers.

Except for Goldman Sachs & Co. LLC, neither Valaris nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Business Combination.

3.27         No Additional Representations.

Notwithstanding anything herein to the contrary, the representations and warranties of Valaris expressly set forth in this Article 3 are and shall constitute the sole and exclusive representations and warranties made with respect to Valaris in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties expressly set forth in this Article 3, neither Valaris nor any other Person has made or is making any other express or implied representation or warranty, statutory or otherwise, of any nature, on behalf of Valaris or any of its affiliates, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Valaris or its Subsidiaries. Except for the representations and warranties expressly set forth in this Article 3, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Valaris are hereby expressly disclaimed. Valaris acknowledges that none of Transocean or any other Person has made or makes, and Valaris has not relied on, any representation or warranty, express or implied, as to any matter whatsoever except as expressly set forth in Article 4 or in any certificate delivered by Transocean to Valaris in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Transocean makes no representation or warranty, express or implied, with respect to (a) any projections, estimates or budgets delivered or made available to Valaris (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Transocean and its Subsidiaries or (b) the future business and operations of Transocean and its Subsidiaries. Valaris is not relying on any representation, warranty or other information of any person except for those representations or warranties expressly set forth in this Agreement or in any certificate delivered by Transocean to Valaris in accordance with the terms hereof, and no person has been authorized by Transocean, its Subsidiaries or any other person on behalf of Transocean to make any representation or warranty, express or implied, relating to itself or its business or otherwise in connection with this Agreement and the Business Combination, and if made, such representation or warranty shall not be relied upon by Transocean as having been authorized by such entity. Without limiting the foregoing, Valaris makes no representation or warranty to Transocean with respect to any business or financial projection or forecast relating to Valaris or any of its Subsidiaries, whether or not included in the Valaris Data Room or any management presentation. Valaris, on its behalf and on behalf of its affiliates, expressly waives any claim relating to the foregoing matters, and disclaims that it is relying upon or has relied upon any representations or warranties except those expressly set forth in Article 4, and acknowledges and agrees that Transocean has specifically disclaimed any express or implied representation or warranty made by any Person other than those set forth in Article 4.

Article 4
REPRESENTATIONS AND WARRANTIES OF TRANSOCEAN

Except as disclosed in the Transocean SEC Documents (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature) furnished or filed and publicly available not later than one (1) Business Day prior to the Agreement Date, where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or in the disclosure schedule delivered by Transocean to Valaris immediately prior to the execution of this Agreement (the “Transocean Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), Transocean represents and warrants to Valaris as follows:

4.1           Organization and Qualification.

(a)           Transocean is duly incorporated and validly existing under the Applicable Swiss Laws and has the requisite corporate power and authority to own its properties as now owned and to carry on its business as it is now being conducted. Transocean is duly qualified to do business and, to the extent such concept is applicable, is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities requires such registration, except where the failure to be so qualified or in good standing, would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Transocean. Transocean has made available to Valaris true and complete copies of the Transocean Constitutional Documents in effect as of the Agreement Date.

(b)           Each Transocean Subsidiary is a legal entity duly incorporated or organized, validly existing and in good standing (in jurisdictions where such concept exists) under the Applicable Laws of its jurisdiction of incorporation or organization and has the requisite corporate or similar power and authority to own their respective properties as now owned and to carry on their respective business as it is now being conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing in each jurisdiction in which the character of its respective properties, owned or leased, or the nature of its activities requires such registration, except where the failure to be so incorporated or organized, validly existing, qualified or in good standing, or to have such power or authority, would not have a Material Adverse Effect on Transocean.

4.2           Corporate Authority Relative to this Agreement.

(a)           Transocean has the requisite corporate power and authority to enter into and deliver this Agreement and the Valaris Support Agreements and to carry out its obligations hereunder and thereunder and, subject to receipt of the approval of the Transocean Shareholder Resolutions by the Transocean Shareholders at the Transocean Meeting and the corporate actions, filings and registrations required or advisable to implement such resolutions, as well as the receipt of the Sanction Order, to consummate the transactions contemplated by this Agreement, the Scheme of Arrangement and the Valaris Support Agreements. The Transocean Board at a duly held meeting has (i) approved and declared advisable this Agreement, the application to Court for the sanction of the Scheme of Arrangement, the Valaris Support Agreements and the consummation of the Business Combination and the other transactions contemplated by this Agreement, the Scheme of Arrangement and the Valaris Support Agreements, (ii) determined that the terms of this Agreement, the Scheme of Arrangement and the Valaris Support Agreements are fair to and in the best interests of Transocean and the Transocean Shareholders and (iii) resolved, subject to the terms and conditions set forth in this Agreement and the Scheme of Arrangement, to convene the Transocean Meeting and recommend that the Transocean Shareholders resolve on the approval of the Transocean Shareholder Resolutions (the “Transocean Board Recommendation”). Except for (A) the resolutions of the Transocean Board outlined in subsections (i) to (iii) above, (B) obtaining the approval of the Transocean Shareholder Resolutions by the Transocean Shareholders at the Transocean Meeting and completing all the required implementation steps in connection therewith, and (C) the corporate actions, filings and registrations required or advisable to implement such resolutions and the filing of the required documents and other actions in connection with the Scheme of Arrangement with, and receipt of the Sanction Order, no other corporate proceeding on the part of Transocean is necessary to authorize the execution and delivery of this Agreement, the Scheme of Arrangement and the Valaris Support Agreements or the consummation of transactions contemplated by this Agreement, the Scheme of Arrangement and the Valaris Support Agreements, including the Business Combination. The execution and delivery of this Agreement and the Valaris Support Agreements, and the consummation by Transocean of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by the Transocean Board and, subject to the approval of the Transocean Shareholder Resolutions by the Transocean Shareholders and the approval of the Proxy Statement and matters relating to the Transocean Meeting by the Transocean Board and the corporate actions, filings and registrations required or advisable to implement such resolutions, no other corporate proceedings on the part of Transocean are necessary to authorize this Agreement or the Business Combination. This Agreement and the Valaris Support Agreements have been duly and validly executed and delivered by Transocean and constitute legal, valid and binding obligations of Transocean enforceable against Transocean in accordance with the terms hereof and thereof, subject to the qualification that (x) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Applicable Laws of general application relating to or affecting rights of creditors and (y) equitable remedies, including specific performance, are discretionary and may not be ordered.

(b)           The Transocean Board has received the oral Transocean Fairness Opinion, to be confirmed by delivery of a written Transocean Fairness Opinion. Promptly following the execution of this Agreement, Transocean will make available to Valaris, solely for informational purposes and on a non-reliance basis by Valaris, an accurate and complete copy of such written Transocean Fairness Opinion.

4.3           Capitalization; Transocean Incentives.

(a)           As of the Agreement Date (i) the issued share capital of Transocean amounts to USD 120,400,968.10 and consists of 1,204,009,681 Transocean Shares with a par value of USD 0.10 each of which 1,101,682,141 were outstanding as of February 6, 2026, (ii) other than the Transocean Incentives, shares issuable in connection with the 4.625% senior guaranteed exchangeable bonds due September 2029 and warrants to purchase Transocean Shares expiring on March 13, 2026, there are no options, warrants or other rights, plans, agreements or commitments of any nature whatsoever requiring the issuance, sale or transfer by Transocean of any securities of Transocean (including Transocean Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities of Transocean (including Transocean Shares) and (iii) Transocean has made available on the date hereof to Valaris the number of shares issuable upon the exchange of the 4.625% exchangeable bonds and the number of shares issuable upon exercise of the warrants expiring on March 13, 2026. All issued Transocean Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights and all Transocean Shares issuable upon the exercise, settlement or redemption, as applicable, of Transocean Incentive(s) in accordance with the terms of such securities will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any pre-emptive rights. Other than the Transocean Shares, there are no securities of Transocean outstanding which have the legal or contractual right to vote generally with Transocean Shareholders on any matter.

(b)           Transocean has made available to Valaris the following information with respect to the Transocean Incentives outstanding as of the Agreement Date: (A) all Transocean equity plans (if any) pursuant to which such Transocean Incentive(s) were granted; (B) the aggregate number of Transocean Shares subject to outstanding Transocean Incentives by instrument type and vesting schedule (including, for performance-based Transocean Incentives, both the target and maximum number of Transocean Shares); (C) the exercise price (if any) of such Transocean Incentive; (D) the date on which such Transocean Incentive expires; and (E) if such Transocean Incentive is a Transocean Option, whether it is an “incentive stock option” (as defined in Internal Revenue Code) or a non-qualified stock option. Transocean has no payments owing or contemplated under a dividend equivalent right (whether in cash, stock or otherwise) with respect to the Transocean Incentive(s). The exercise price of each Transocean Option is no less than the fair market value of a Transocean Share as determined on the date of grant of such Transocean Option. All grants of Transocean Incentive(s) were recorded on Transocean’s financial statements (including any related notes thereto) in accordance with the applicable accounting standard.

4.4           Joint Venture Partners.

Section 4.4 of the Transocean Disclosure Schedule sets forth the name of each Transocean Joint Venture Partner as of the Agreement Date. Except for the Transocean Joint Venture Partners, neither Transocean nor any Transocean Subsidiary is a partner or participant in any material partnership, joint venture, profit-sharing arrangement or other material business combination of any kind.

4.5           Ownership of Subsidiaries.

Transocean is the beneficial direct or indirect owner of all of the outstanding shares of each Transocean Subsidiary with good title thereto free and clear of any and all Encumbrances, other than those granted to its bank lenders. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any Transocean Subsidiary. All of the outstanding shares of capital stock in each Transocean Subsidiary are validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights.

4.6           No Violation; Absence of Defaults and Conflicts.

(a)            (i) Transocean is not in violation of the Transocean Constitutional Documents and (ii) no Transocean Subsidiary is in violation of its constitutional or organizational documents in any material respect.

(b)           Neither the execution nor the delivery of this Agreement, nor the Valaris Support Agreements, by Transocean nor the consummation of the Business Combination contemplated by this Agreement nor compliance by Transocean with any of the provisions hereof or thereof will: (i) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Transocean or a Transocean Subsidiary or cause any indebtedness to come due before its stated maturity or cause any credit to cease to be available, under any of the terms, conditions or provisions of: (A) their respective constitutional or organizational documents; or (B) any note, bond, mortgage, indenture, loan agreement, deed of trust or Transocean Material Contract to which Transocean or a Transocean Subsidiary is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Transocean or a Transocean Subsidiary is bound; or (ii) subject to obtaining the Key Regulatory Approval(s), CFIUS Approval and the requisite approvals of the Transocean Shareholders, the Valaris Shareholders, the Court and the NYSE, if applicable, and compliance with Applicable Laws, including requisite filings with and registrations in the commercial register of the Canton of Zug, Switzerland, violate any Applicable Laws with respect to Transocean or a Transocean Subsidiary or any of their respective properties or assets; or (iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect (except, in the case of each of clauses (i) (with respect to Transocean Subsidiaries only), (ii) and (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations, creations of Encumbrances, suspensions or revocations which, or any consents, approvals or notices which if not given or received, would not, individually or in the aggregate, have any Material Adverse Effect on Transocean).

(c)            Other than in connection with or in compliance with the provisions of Applicable Laws in relation to the completion of the Business Combination or which are required to be fulfilled after the completion of the Business Combination, and except for the Key Regulatory Approval(s), the CFIUS Approval and the requisite approvals of the Transocean Shareholders, the Valaris Shareholders, the Court and the NYSE and the requisite filings with and registrations in the commercial register of the Canton of Zug, Switzerland: (i) there is no legal impediment to Transocean’s consummation of the Business Combination; and (i) no filing or registration with, or authorization, consent or approval of, any Governmental Authority is required of Transocean in connection with the consummation of the Business Combination, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals which, if not received, would not have a Material Adverse Effect on Transocean.

4.7           Transocean Shares.

Transocean has reserved and allotted or will reserve and allot prior to the Effective Time a sufficient number of: (i) Transocean Shares required to be issued for purposes of the Business Combination; (ii) Transocean Shares required to be issued or delivered for purposes of the Valaris Incentives; (iii) Transocean Shares required to be issued or delivered for purposes of the Valaris Warrants; and (iv) Transocean Shares required to be issued or delivered to former holders of Valaris Incentives following the Effective Time, and, subject to the terms and conditions of the Business Combination and such Valaris Incentives, such Transocean Shares when issued, will be duly authorized, validly issued and fully paid and non-assessable. To satisfy the obligation to issue or deliver Transocean Shares as referred to in subsections (ii) to (iv), such Transocean Shares may be (A) newly issued on the basis of the Share Issuance Resolutions, Transocean’s existing conditional capital or a capital band approved by Transocean Shareholders, or (B) delivered out of Transocean Shares held in treasury by Transocean or any of its Subsidiaries or repurchased or to be repurchased by Transocean or any of its Subsidiaries in the open market.

4.8           Litigation.

There are no actions, suits, proceedings or investigations by Governmental Authorities or other Persons pending or, to the knowledge of Transocean, threatened, affecting or that would reasonably be expected to affect Transocean or a Transocean Subsidiary or any of their respective properties or assets at law or equity or before or by any court or Governmental Authority which action, suit, proceeding or investigation involves a reasonable possibility of any judgment against or liability of Transocean or a Transocean Subsidiary which, if successful, would have a Material Adverse Effect on Transocean. Neither Transocean nor a Transocean Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or would have a Material Adverse Effect on Transocean.

4.9           Taxes.

(a)            Returns Filed and Taxes Paid. Each of Transocean and each Transocean Subsidiary has (A) timely filed or caused to be filed (taking into account any extension of time within which to file) all material Returns required to have been filed by it, and all such Returns were true, correct and complete in all material respects, (B) timely paid or caused to be paid to the appropriate Governmental Authority all material Taxes required to be paid by it (whether or not shown as due on such Returns), and (C) established adequate accruals and reserves, in accordance with GAAP, on the Transocean Financial Statements for all material Taxes payable by Transocean and any Transocean Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b)           Audits; Encumbrances. There are no current ongoing examinations, audits, or proceedings, nor has any been threatened in writing in respect of a material amount of Taxes with respect to Transocean or any Transocean Subsidiary. Any deficiencies asserted or assessments made as a result of any examination, audit, litigation or other proceeding with respect to Taxes of Transocean or any Transocean Subsidiary have been paid in full, withdrawn, or are being contested in good faith and adequate accruals or reserves for such deficiencies or assessments have been established on the Transocean Financial Statements to the extent required by GAAP. There are no material Encumbrances for Taxes on any of the assets of Transocean or any Transocean Subsidiary other than Encumbrances as are disclosed in any Governmental Authority or arising in the ordinary course of business or for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings and for which reserves have been established on the Transocean Financial Statements in accordance with GAAP. No claim has ever been made in writing by a taxing authority of a jurisdiction where Transocean or any Transocean Subsidiary has not filed a material Return or paid a material amount of Taxes of a particular type that Transocean or such Transocean Subsidiary is or may be subject to taxation by that jurisdiction, or is required to file any material Returns or pay Taxes of such type in such jurisdiction.

(c)            Tax Sharing Agreement; Consolidated Liability. Since January 1, 2006, neither Transocean nor any Transocean Subsidiary (A) has been a member of any affiliated, combined, unitary or other similar group (other than any such group the common parent of which is Transocean or any Transocean Subsidiary), (B) is a party to or bound by any written Tax allocation, indemnification, sharing or similar agreement (other than an agreement exclusively between or among Transocean and any Transocean Subsidiary), except for customary commercial agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes, or (C) has any liability for any Taxes of any Person (other than Transocean or any Transocean Subsidiary) under Section 1.1502-6 of the U.S. Treasury Regulations (or any analogous or similar provision of any state, local or non-U.S. Tax Law), as a transferee or successor, by contract (other than pursuant to customary commercial agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes), or otherwise by operation of Law.

(d)           Withholding Taxes. Transocean and each Transocean Subsidiary (A) have timely paid, deducted, withheld and collected all material amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, non-residents of Switzerland, creditors, independent contractors, customers and other third parties, and (B) have otherwise complied with Applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements) in all material respects.

(e)            Distributing or Controlled Corporation. Neither Transocean nor any Transocean Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355(a) of the Internal Revenue Code within the past three (3) years or otherwise as part of a plan that includes the Business Combination.

(f)            Listed Transactions. Neither Transocean nor any Transocean Subsidiary has participated in any “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the U.S. Treasury Regulations (or any analogous or similar provision of state, local or non-U.S. Law).

(g)           Tax Filings; Tax Requests. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Transocean, neither Transocean nor any Transocean Subsidiary (A) has entered into any agreement or other arrangement waiving or extending the statute of limitations or the period of assessment or collection of any material Tax, or (B) is party to or bound by any “closing agreement” as described in Section 7121 of the Internal Revenue Code (or any analogous or similar provision of state, local or non-U.S. Tax Law) or any private letter rulings, technical advice memoranda or similar agreement or rulings by or with any taxing authority that will remain in effect following the Effective Time.

(h)           Tax Residence. Transocean is a tax resident solely in Switzerland.

(i)            Permanent Establishment. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Transocean, neither Transocean nor any Transocean Subsidiary has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or other fixed place of business in, or is or has ever been Tax resident in, a country other than the country in which it is organized.

(j)            Tax Treatment Knowledge. Neither Transocean nor any Transocean Subsidiary has taken or agreed to take any action, intends to take any action, or knows of any fact or circumstance, in each case, that could reasonably be expected to prevent or impede the Business Combination from qualifying as, or to cause the Business Combination to fail to qualify as, a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code.

4.10         Reports and Financial Statements; Internal Controls and Procedures.

(a)            Transocean has timely filed or furnished all forms, documents and reports (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC from January 1, 2024 (as amended and supplemented from time to time, the “Transocean SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Transocean SEC Documents complied in all material respects with the requirements of the U.S. Securities Act and the U.S. Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Transocean SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Agreement Date, there are no outstanding or unresolved comments from any comment letters of the staff of the SEC received by Transocean relating to any Transocean SEC Document and none of the Transocean SEC Documents is, to the knowledge of Transocean, the subject of ongoing SEC review. Transocean, prior to the Agreement Date, made available to Valaris or its Representatives true, correct and complete copies of all SEC comment letters received, and response letters submitted and other material correspondence with the SEC with respect to the Transocean SEC Documents to the extent such comment letters, response letters and other correspondence are not publicly available.

(b)           The consolidated financial statements (including all related notes and schedules) of Transocean included in or incorporated by reference into the Transocean SEC Documents fairly present in all material respects the consolidated financial position of Transocean and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). As of the Agreement Date, Ernst & Young LLP, has not resigned (or informed Transocean that it intends to resign) or been dismissed as independent public accountants of Transocean as a result of or in connection with any disagreements with Transocean on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(c)            Neither Transocean nor any of its Subsidiaries is a party to, nor has any commitment to become a party to, any material off-balance sheet partnership or any similar contract or any material “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the U.S. Securities Act), in each case, that is required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K under the U.S. Securities Act that has not been so disclosed in the Transocean SEC Documents.

(d)           Transocean and each of its Subsidiaries has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the U.S. Exchange Act) as required by Rule 13a-15 under the U.S. Exchange Act. Transocean’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Transocean in the reports that it files or furnishes under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Transocean’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Transocean’s management has completed an assessment of the effectiveness of Transocean’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal control over financial reporting prior to the Agreement Date, management of Transocean did not identify: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Transocean’s internal control over financial reporting. From January 1, 2024 through the Agreement Date, neither Transocean nor any of the Transocean Subsidiaries nor, to the knowledge of Transocean, any of their respective directors or officers has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures or methodologies of Transocean nor any of the Transocean Subsidiaries, or any of their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Transocean or any of the Transocean Subsidiaries has engaged in unlawful accounting or auditing practices.

4.11         No Orders.

No order, ruling or determination having the effect of suspending the sale of, or ceasing the trading of, the Transocean Shares or any other securities of Transocean has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted, are pending or, to the knowledge of Transocean, are contemplated or threatened under any Applicable Laws or by any Governmental Authority.

4.12         Material Contracts.

Transocean has made available to Valaris, true and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto) of each of the following Transocean Material Contracts to which Transocean or a Transocean Subsidiary is a party or bound as of the Agreement Date:

(a)           each Contract containing any non-compete or similar type of provision that materially restricts the ability of Transocean or any Transocean Subsidiary (including Valaris and the Valaris Subsidiaries following the Effective Time) to (A) compete in any line of business or geographic area or with any Person during any period of time after the Effective Time or (B) make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets or properties;

(b)           each Contract that creates, evidences, provides commitments in respect of, secures or guarantees (A) indebtedness for borrowed money of Transocean or a Transocean Subsidiary in any amount in excess of $100 million or (B) other than in the ordinary course of business, other indebtedness of Transocean or a Transocean Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in excess of $$100 million other than agreements solely between or among Transocean and a Transocean Subsidiary; and

(c)           any acquisition or divestiture Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations (other than customary indemnity obligations with respect to the post-closing ownership and operation of acquired assets), that would reasonably be expected to result in earn out payments, contingent payments or other similar obligations to a third party.

Neither Transocean nor any Transocean Subsidiary is in breach of, or default under the terms of, and, to the knowledge of Transocean, no other party to any Transocean Material Contract is in breach of, or default under the terms of, any Transocean Material Contract, nor is any event of default (or similar term) continuing under any Transocean Material Contract, and, to the knowledge of Transocean, there does not exist any event, condition or omission that would constitute such a default, breach or event of default (or similar term) (whether by lapse of time or notice or both) under any Transocean Material Contract, in each case where such breach, default or event of default (or similar term) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect in respect of Transocean.

4.13         No Undisclosed Material Liabilities.

There are no liabilities or obligations of Transocean or any of its Subsidiaries, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed, reflected, reserved or provided for in the Transocean Financial Statements or in the notes thereto, (b) liabilities or obligations incurred in connection with this Agreement and the transactions contemplated hereby, (c) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2025 and which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Transocean, (d) liabilities or obligations that have been discharged or paid in full, or (e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Transocean.

4.14         Absence of Certain Changes; Conduct of Business.

(a)            From December 31, 2025 through the Agreement Date, except for the Business Combination or any action taken in accordance with this Agreement, Transocean and the Transocean Subsidiaries have conducted their respective business in all material respects in the ordinary course of business substantially consistent with past practice.

(b)           From December 31, 2025 through the Agreement Date, there have been no material facts, transactions, events or occurrences which have had or would have a Material Adverse Effect on Transocean.

4.15         Environmental. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Transocean:

(a)            there have not occurred any Releases of Hazardous Substances at, on, under or from (i) any property currently or formerly owned, operated or leased by Transocean or a Transocean Subsidiary, and (ii) to the knowledge of Transocean, any location formerly operated or used by Transocean or any Transocean Subsidiary to which Transocean or any Transocean Subsidiary has arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Substances.

(b)           neither Transocean nor any Transocean Subsidiary is subject to any stop orders, control orders, clean-up orders or reclamation orders under applicable Environmental Laws.

(c)           all operations of Transocean and each Transocean Subsidiary have been and are now being conducted in material compliance with all applicable Environmental Laws, which compliance includes the possession and compliance with the terms of any Environmental Permit; and

(d)           Transocean is not aware of, or is subject to:

(i)             any proceeding, application, order or directive which relates to environmental, health or safety matters, and which is expected to require Transocean or any Transocean Subsidiary to conduct any work, repairs, construction, or to incur expenditures;

(ii)            any Action against Transocean or any Transocean Subsidiary with respect to Hazardous Substances or the breach of or liability under any Environmental Laws applicable to Transocean or a Transocean Subsidiary, including any regulations respecting the use, storage, treatment, transportation, or disposition of any Hazardous Substances;

(iii)           any proceeding, application, order or directive which relates to environmental, health or safety matters, and which is expected to require Transocean or any Transocean Subsidiary to conduct any material work, repairs, or construction; or

(iv)           any Action against Transocean or any Transocean Subsidiary with respect to Hazardous Substances or the breach of or liability under any Environmental Laws, including any regulations respecting the use, storage, treatment, transportation, or disposition of any Hazardous Substances; and

(e)            In the ordinary course of its business, Transocean periodically reviews the effect of Environmental Laws on various business, operations and properties of Transocean, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, Transocean has reasonably concluded that such associated costs and liabilities are not reasonably expected to result in a Material Adverse Effect to Transocean.

4.16         Real Property Title.

Section 4.16 of the Transocean Disclosure Schedule sets forth a complete and accurate list as of the Agreement Date of all real property owned by Transocean or any Transocean Subsidiary that is material to the operations of its business, including the address thereof (collectively, the “Transocean Owned Real Property”). Except as would not, individually or in the aggregate, have a Material Adverse Effect on Transocean, Transocean and each Transocean Subsidiary has good and sufficient fee simple title to the Transocean Owned Real Property, subject to no liens or Encumbrances other than Permitted Encumbrances. Section 4.16 of the Transocean Disclosure Schedule accurately and completely identifies the address of all real property material to the operations of the business of Transocean or any Transocean Subsidiary that is used or occupied thereby as a lessee, sublessee or licensee or pursuant to a similar tenancy arrangement (the “Transocean Leased Real Property”), and Transocean has provided, in all material respects, a copy of all of the written instruments and agreements evidencing and/or governing Transocean or any Transocean Subsidiary’s use of the Transocean Leased Real Property including, without limitation, any ground leases, master leases, subleases, subordinate leases or licenses and all material amendments, modifications and supplements thereto (all such documents, collectively, the “Transocean Leases”). Each of the Transocean Leases is valid, binding and enforceable in accordance with its terms on Transocean or the applicable Transocean Subsidiary and, to the knowledge of Transocean, the other parties thereto. In addition to its fee interest in the Transocean Owned Real Property and leasehold, subleasehold or license interest (as applicable) in the Transocean Leased Real Property, Transocean and each Transocean Subsidiary has good and sufficient title to all easements, rights of way, permits, and licenses granted thereto by landowners or Governmental Authorities in respect of the use of Transocean Owned Real Property and Transocean Leased Real Property by Transocean and each Transocean Subsidiary, in each case, as necessary to permit the operation of their respective business as presently owned and conducted, other than where the failure to have such good and sufficient title would not individually or in the aggregate have a Material Adverse Effect on Transocean. Transocean does not have any knowledge nor is it aware of any defects, failures or impairments in the title of Transocean or a Transocean Subsidiary to their respective Transocean Owned Real Property and Transocean Leased Real Property, irrespective of whether or not an action, suit, proceeding or inquiry is pending or threatened in connection therewith, which in aggregate would have a Material Adverse Effect on Transocean.

4.17         No Defaults under Leases and Agreements.

(a)           Neither Transocean nor any Transocean Subsidiary has received notice of any default under any of the Transocean Leases, except to the extent that such defaults would not in the aggregate have a Material Adverse Effect on Transocean. Neither Transocean nor any Transocean Subsidiary has entered into any agreement pursuant to which Transocean or any Transocean Subsidiary has granted to any Person the right to use or occupy any material portion of any Transocean Owned Real Property or Transocean Leased Real Property, including, without limitation, any leases, licenses, ground leases, subleases, or sub-subleases.

(b)           To the knowledge of Transocean:

(i)             Transocean and each Transocean Subsidiary is in good standing under all, and is not in material default under any Transocean Lease; and

(ii)            there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, Transocean Leases and, to the knowledge of Transocean, all such Transocean Leases are in good standing and in full force and effect and none of the counterparties to such Transocean Leases is in default thereunder, except in each case to the extent that such defaults would not, individually or in the aggregate, have a Material Adverse Effect on Transocean.

4.18         No Encumbrances.

Except as would not, individually or in the aggregate, have a Material Adverse Effect on Transocean, neither Transocean nor any Transocean Subsidiary has encumbered or alienated their interests in their respective Transocean Leased Real Property or Transocean Owned Real Property or, except in connection with this Agreement, agreed to do so, and such interests are free and clear of all Encumbrances except for (i) Permitted Encumbrances and (ii) any Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Transocean.

4.19         Ownership of Material Property.

Transocean and the Transocean Subsidiaries have ownership of all material property necessary to the operation of their respective businesses, in each case free and clear of all Encumbrances, other than those granted to its bank lenders, and other material adverse claims known to Transocean, other than Permitted Encumbrances and such Encumbrances as are disclosed in any governmental registry or arising in the ordinary course of business or would not, individually or in the aggregate, have a Material Adverse Effect on Transocean. Subject to the terms, covenants, conditions and stipulations in Transocean’s title and operating documents, Transocean is entitled to hold and enjoy its assets without lawful interruption by any Person claiming by, through or under Transocean, except as would not, individually or in the aggregate, have a Material Adverse Effect on Transocean.

4.20         Licenses.

Except as would not, individually or in the aggregate, have a Material Adverse Effect on Transocean, Transocean and the Transocean Subsidiaries have obtained and are in compliance with all licenses, permits, certificates, consents, orders, grants and other authorizations of or from any Governmental Authority necessary to conduct their respective businesses as they are now being or are proposed to be conducted.

4.21         Employee Benefit Plans.

Transocean has made available to Valaris, with respect to each material Transocean Employee Plan that is either not fully insured or not fully funded, either (A) a true, complete and correct copy of the plan or trust document, or (B) a written summary or description of the material terms of such Transocean Employee Plan, and any related trust, and most recently received Internal Revenue Service favorable determination letter or opinion letter, as applicable, and all material non-routine correspondence to or from any Governmental Authority, including with respect to any audit of or proceeding involving such plan or alleged noncompliance of such plan with Applicable Laws, and:

(a)           each Transocean Employee Plan has been maintained, funded and administered in material compliance with its terms and Applicable Laws;

(b)           all required employer contributions under any Transocean Employee Plans have been timely made in accordance with the terms thereof in all material respects;

(c)           each Transocean Employee Plan that is required or intended to be qualified under Applicable Law (including under Section 401(a) of Internal Revenue Code) or registered or approved by a Governmental Authority (including the Internal Revenue Service) has been so qualified, registered or approved by the appropriate Governmental Authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Authority to revoke such qualification, registration or approval. With respect to any Transocean Employee Plan, neither Transocean, any of its Subsidiaries nor any of their affiliates have engaged in a transaction in connection with which Transocean, any of its Subsidiaries nor any of their affiliates reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax or penalty imposed pursuant to Section 4975 or 4976 of Internal Revenue Code in a material amount;

(d)           neither Transocean, its Subsidiaries nor its affiliates contribute to or has, during the last six (6) years, had an obligation to contribute to, and no Transocean Employee Plan is, (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of Internal Revenue Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of Internal Revenue Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA;

(e)            there are no pending or anticipated material claims against or otherwise involving any of the Transocean Employee Plans and no material suit, action or other litigation (excluding routine claims for benefits incurred in the ordinary course of Transocean Employee Plan activities) has been brought against or with respect to any Transocean Employee Plan;

(f)            there are no material unfunded benefit obligations that have not been properly accrued for in Transocean’s most recent financial statements in accordance with the applicable accounting standard, and all amounts, contributions, reserves or premium payments required to be made to the Transocean Employee Plans have been properly made or accrued for in the books and records of Transocean in all material respects;

(g)           except as required by the Applicable Laws, no Transocean Employee Plan provides material retiree or post-employment medical, disability, life insurance or other welfare benefits to any person, and none of Transocean, any of its Subsidiaries nor their affiliates have any material obligation to provide such benefits;

(h)           neither the execution nor delivery of this Agreement or the consummation of the transactions contemplated herein will under any Transocean Employee Plan result in, cause the accelerated vesting of, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, contractor, consultant, officer, or director of Transocean or a Transocean Subsidiary, entitle any such service provider to severance pay or benefits or to any material increase in severance pay or benefits, limit the right of Transocean or a Transocean Subsidiary to amend, merge, terminate or receive a reversion of assets from any Transocean Employee Plan or related trust in any material respects or result in any “excess parachute payment” within the meaning of Section 280G of Internal Revenue Code; and

(i)             neither Transocean nor any Subsidiary has any obligation to provide, and no Transocean Employee Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of Internal Revenue Code or due to the failure of any payment to be deductible under Section 280G of Internal Revenue Code.

4.22         Employment Agreements and Collective Agreements.

Except as set forth in the Transocean Disclosure Schedule:

(a)            neither Transocean nor any Transocean Subsidiary is a party to, nor bound by, any collective bargaining or union agreement with any labor union, labor organization, or works council with respect to any Transocean or Transocean Subsidiary employee, and as of the date hereof, there is no actual or, to the knowledge of Transocean, threatened application for certification pending against Transocean or any Transocean Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority. No employees of Transocean or any Transocean Subsidiary are represented by any labor union, labor organization or works council;

(b)           there is and has in the past three (3) years been no labor strike, material labor dispute, lock-out, or work stoppage pending against Transocean or any Transocean Subsidiary and, to the knowledge of Transocean, no labor strike, material labor dispute, lock-out, or work stoppage is threatened against Transocean or a Transocean Subsidiary, in each case other than as in the aggregate would not be material to Transocean;

(c)           as of the date hereof, no unfair labor practice complaint, material grievance or material arbitration proceeding, or equivalent depending on the jurisdiction is or has in the past three (3) years been pending against Transocean or a Transocean Subsidiary and, to the knowledge of Transocean, neither Transocean nor any Transocean Subsidiary has engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is threatened against Transocean or any Transocean Subsidiary, in each case other than as in the aggregate would not be material to Transocean;

(d)           Transocean and the Transocean Subsidiaries are, and in the past three (3) years have been, in compliance in all material respects with all Applicable Laws respecting employment, including pay equity, human rights, privacy, employment standards, classification of employees and contractors, worker’s compensation and occupational health and safety, and there are no material outstanding actual or, to the knowledge of Transocean, material threatened claims, complaints, investigations or orders under any such Laws;

(e)            to the knowledge of Transocean, as of the date hereof, (i) there are no material outstanding assessments, penalties, fines, liens, charges, surcharges or other amounts due or owing by Transocean or any Transocean Subsidiary pursuant to any workers’ compensation legislation which remain unsatisfied, and (ii) no audit of Transocean or any Transocean Subsidiary is currently being performed by any Governmental Authority pursuant to any applicable worker’s compensation legislation;

(f)            neither Transocean nor any Transocean Subsidiary is a party to, nor is engaged in any negotiations with respect to, any employment agreement with any employee or any written or oral agreement, arrangement or understanding, providing for severance, termination or change of control payments to any Transocean or Transocean Subsidiary employee as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated herein;

(g)           all amounts due or accrued for all salary, wages, bonuses, commissions, vacation with pay and other employee benefits in respect of employees of Transocean and each Transocean Subsidiary which are attributable to the period before the Effective Time have been paid or are accurately reflected in the books and records of Transocean, in each case other than as in the aggregate would not be material to Transocean;

(h)           in the past one (1) year, (i) Transocean has not effectuated or taken any action constituting a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment for which notices required under the WARN Act have not been provided, and (ii) there has not occurred any action constituting a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Transocean or any Transocean Subsidiary for which there is any outstanding liability under the WARN Act;

(i)             in the past three (3) years, Transocean and each Transocean Subsidiary have properly classified each contractor and contingent worker directly engaged or retained by them, respectively, in accordance with all Applicable Laws and there are no outstanding actual or, to the knowledge of Transocean, threatened claims, complaints or investigations regarding Transocean or any Transocean Subsidiary’s classification of such contractors and contingent workers, in each case, except as would not, or would not reasonably be expected to, individually or in the aggregate, result in material liability to Transocean or the Transocean Subsidiaries;

(j)             neither Transocean or any Transocean Subsidiary are or have been in the past three (3) years party to any settlement agreements with an employee or current or former officer alleging sexual harassment or sexual misconduct by any current officer or executive-level employee of Transocean or any Transocean Subsidiaries. There are no, and there have not been in the past one (1) years any, material allegations or reports of sexual harassment, discrimination with respect to a protected classification, including race and gender, hostile work environment or similar misconduct have been made to Transocean or any Transocean Subsidiaries against any executives employed by Transocean or any Transocean Subsidiaries; and

(k)           except as would not, or would not reasonably be expected to, individually or in the aggregate, result in material liability to Transocean or the Transocean Subsidiaries, as of the date hereof, there are no and have not been for the past three (3) years any charges, complaints, or lawsuits pending against Transocean or any Transocean Subsidiary by or before any Governmental Authority or court under Applicable Law.

4.23         Fleet Assets.

(a)           Section 4.23 of the Transocean Disclosure Schedule sets forth a true, correct and complete list of all drilling units and vessels owned by Transocean or any Transocean Subsidiary or Transocean Joint Venture Partners as of the Agreement Date (the “Transocean Fleet Assets”), including, as applicable with respect to each Transocean Fleet Asset as of the Agreement Date: the name, registered owner, capacity (gross tonnage or deadweight tonnage, as specified therein), year built, classification society, class, IMO number, flag state, and whether any such Transocean Fleet Asset is “cold stacked,” “warm stacked” or is being prepared to be “cold stacked” or “warm stacked”; provided that the foregoing information with respect to Transocean Fleet Assets is based on the knowledge of Transocean. Neither Transocean nor any of its Subsidiaries or, to the knowledge of Transocean, any Transocean Joint Venture Partners, leases or charters-in any third-party owned drilling units or vessels.

(b)           Each of Transocean or its Subsidiaries or, to the knowledge of Transocean, the Transocean Joint Venture Partners has good and marketable title to the Transocean Fleet Assets, as set forth on Section 4.23 of the Transocean Disclosure Schedule, in each case free and clear of all Encumbrances other than any Permitted Encumbrance, and no such Transocean Fleet Asset or any related asset is leased under an operating lease from a lessor that, to the Transocean’s knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such Transocean Fleet Asset. Transocean has made available to Valaris a true, correct and complete list of class and flag state details relating to Transocean Fleet Assets as of the Agreement Date.

(c)           To the extent consistent with its operating status, each Transocean Fleet Asset has been maintained consistent with general practice in the offshore drilling industry and is in good operating condition and repair, subject to ordinary wear and tear, except where the failure to do so would not result in a Material Adverse Effect on Transocean.

(d)           Transocean, the Transocean Subsidiaries and, to the knowledge of Transocean, the Transocean Joint Venture Partners operates each Transocean Fleet Asset, as applicable, in compliance with all Applicable Laws and Maritime Guidelines, except where such failure to be in compliance has not had and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Transocean. Transocean and each of its Subsidiaries and, to the knowledge of Transocean, each Transocean Joint Venture Partners, are qualified in all material respects to own and operate the Transocean Fleet Assets, as set forth on Section 4.23 of the Transocean Disclosure Schedule, under Applicable Law, including the Applicable Laws of each Transocean Fleet Asset’s flag state, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Transocean. To the extent consistent with its operating status, each Transocean Fleet Asset is seaworthy, has all material national and international operating certificates and endorsements, each of which is valid, that are required for the operation of such Transocean Fleet Asset in the trades and geographic areas in which it is operated.

(e)           To the extent consistent with its operating status, each Transocean Fleet Asset is classed by a classification society which is a member of the International Association of Classification Societies and possesses class certificates free from overdue conditions affecting class and valid through the Agreement Date, and, to Transocean’s knowledge no event has occurred and no condition exists that would cause such Transocean Fleet Asset’s class to be suspended or withdrawn, and is duly and lawfully documented under the laws of its flag jurisdiction.

(f)           The representations and warranties in this Section 4.23 to the extent related to Transocean Fleet Assets owned by Transocean Joint Venture Partners are made to the knowledge of Transocean.

4.24         Compliance with Laws.

In the three (3) years prior to the Agreement Date, Transocean and each Transocean Subsidiary has complied with and are not in violation of any Applicable Laws other than non-compliance or violations which would, individually or in the aggregate, not have a Material Adverse Effect on Transocean.

4.25         Intellectual Property and Information Technology.

(a) All patents, trademarks, copyrights, and domain names subject to registration or a pending application therefor (“Transocean IP Registrations”) are valid and enforceable, no cancellation, termination, expiration or abandonment of any Transocean IP Registrations (except natural expiration or termination at the end of the full possible term) has occurred, nor is any such action pending, and all necessary registration, maintenance, renewal, and other relevant filing fees associated with any Transocean IP Registrations have been timely paid; (b) Transocean and each Transocean Subsidiary own with good and valid title thereto, free and clear of all Encumbrances (other than Permitted Encumbrances), all Intellectual Property Rights owned or purported to be owned by Transocean or any Transocean Subsidiary and have a valid right or license to use all other Intellectual Property Rights used by any of them in the operation of their respective businesses in the manner presently operated by Transocean or any Transocean Subsidiary (collectively, the “Transocean IP”); (c) the Transocean IP is sufficient for Transocean and each Transocean Subsidiary to operate their respective business in the manner presently operated; (d) neither the operation by Transocean or any Transocean Subsidiary of their respective business in t he manner presently operated, nor the use by Transocean or any Transocean Subsidiary of any Transocean IP in respect thereto, infringes, misappropriates, or otherwise violates the Intellectual Property Rights of any third party; (e) neither Transocean nor any Transocean Subsidiary has in the past three (3) years received any written notice, complaint, threat or claim, and no written claims are pending, alleging: (A) the infringement, misappropriation or other violation by it of any Intellectual Property Right of any third party; or (B) that Transocean and a Transocean Subsidiary does not own or challenging the scope of any Transocean IP or, in the case of Transocean IP which is licensed to Transocean or a Transocean Subsidiary, as the case may be, that Transocean or a Transocean Subsidiary’s rights to use such Intellectual Property Rights are invalid or unenforceable; (f) Transocean and each Transocean Subsidiary has used and continue to use commercially reasonable efforts (including measures to protect secrecy and confidentiality, where appropriate) to protect the Transocean IP owned or purported to be owned by Transocean or any Transocean Subsidiary from unauthorized disclosure, access and use; (g) the Information Technology owned, licensed, leased or used by Transocean and the Transocean Subsidiaries (collectively, the “Transocean IT”) is sufficient for performance and security to operate their respective business in the manner presently operated; (h) Transocean and the Transocean Subsidiaries: (A) have and continue to use commercially reasonable efforts to protect the security and integrity of the Transocean IT and the information thereon; and (B) have adopted disaster recovery and business continuity plans which are designed to protect their respective business in case of a disaster; and (i) Transocean and the Transocean Subsidiaries have in the past three (3) years collected, used, disclosed, stored, and otherwise processed all Personal Information under their custody and control materially in accordance with applicable data protection and privacy Laws; in each case, other than non compliance with or violations of the representations and warranties provided in clauses (a)-(h) which would, individually or in the aggregate, not have a Material Adverse Effect on Transocean.

4.26         Corrupt Practices and Trade Legislation.

(a)           Within five (5) years prior to the Agreement Date, except as would not be material to Transocean and the Transocean Subsidiaries, taken as a whole, neither Transocean nor any Transocean Subsidiary, or to the knowledge of Transocean any of their respective directors, officers, agents, employees or affiliates acting in their capacity as such, have, in connection with the conduct of any business of Transocean or any Transocean Subsidiary:

(i)             made, offered, promised or authorized any payment, loan or transfer of anything of value, including any reward, bribe, payoff, kickback, rebate, contribution, gift, meals, entertainment, travel, lodging entertainment, advantage or benefit of any kind, to or for the benefit of any Person, in violation of any applicable Anti-Corruption Laws, for the purpose of (A) influencing any act or decision of such or other Person, (B) inducing such or other Person to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature or (E) otherwise securing any improper advantage;

(ii)            created or caused the creation of any materially false or inaccurate books and records of Transocean or any Transocean Subsidiary related to any of the foregoing in violation of applicable Anti-Corruption Laws;

(iii)           in connection with applicable Anti-Corruption Laws, (A) conducted or initiated any internal investigation, (B) made a voluntary, directed or involuntary disclosure to any Governmental Authority or (C) received any written (or to its knowledge, non-written) notice, request or citation from any Person in which noncompliance with applicable Anti-Corruption Laws was substantiated; or

(iv)           violated applicable Anti-Corruption Laws.

(b)           Within five (5) years prior to the date of this Agreement, except as would not be material to Transocean and the Transocean Subsidiaries, taken as a whole, neither Transocean nor any Transocean Subsidiary is or has ever been the subject of any actual or threatened investigation, inquiry or enforcement proceeding by a Governmental Authority regarding non-compliance with applicable Anti-Corruption Laws.

(c)           Neither Transocean nor any Transocean Subsidiary is directly or indirectly owned or controlled, in whole or in part, by any Governmental Authority or Government Official, and no officer, director, or employee, and to the knowledge of Transocean, no stockholder, partner or other equity holder of Transocean, is a Government Official (or, to the knowledge of Transocean, anticipates becoming a Government Official) who, in such capacity, can make or influence any action or decision related to this Agreement.

(d)           Transocean and all Transocean Subsidiaries have instituted and maintained policies and procedures designed to achieve, and which are reasonably expected to continue to achieve compliance with applicable Anti-Corruption Laws.

(e)           Neither Transocean nor any Transocean Subsidiary, nor to the knowledge of Transocean, any director, officer, agent, employee or affiliate thereof (i) is a Sanctioned Person or (ii) does business in or with, or derives any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction in violation of applicable Sanctions. Neither Transocean nor any Transocean Subsidiary is, or at any time since April 24, 2019 has been, (i) in violation of any applicable Trade Control Laws (including Sanctions); (ii) has otherwise engaged in any business or dealings directly or indirectly involving or related to a Sanctioned Person or Sanctioned Jurisdiction in violation of applicable Trade Control Laws (including Sanctions); or (iii) to the knowledge of Transocean, has imported any merchandise into the United States that was produced in whole or in part in the Xinjiang Uyghur Autonomous Region or by any entity designated on the UFLPA Entity List in violation of the UFLPA. Transocean and all Transocean Subsidiaries have prepared and timely applied for, and obtained and complied with, all licenses, registrations and other authorizations required in accordance with applicable Trade Control Laws for the conduct of their business. To the knowledge of Transocean, there is no investigation by, request for information from, pending voluntary or directed disclosure to, any Governmental Authority or any fine, citation, or other legal proceeding, internal investigation, or audit regarding any actual, alleged or possible violation of any Trade Control Laws (including Sanctions) by Transocean or any Transocean Subsidiary, or by any officer or director of Transocean or any Transocean Subsidiary. Neither Transocean nor any Transocean Subsidiary is, or is required to be, registered with the U.S. State Department under the International Traffic in Arms Regulations.

(f)            Without limiting the generality of the foregoing, Transocean and each Transocean Subsidiary, and each of their respective officers and employees, and, to the knowledge of Transocean, each of their respective consultants, agents and representatives, acting in their capacity as such, is in material compliance with all Applicable Laws relating to lobbying activities and campaign contributions, if any, and all filings required to be made under any Applicable Law relating to such lobbying activities and campaign contributions are accurate and have been properly filed with the appropriate Governmental Authority in all material respects.

(g)           For purposes of this Section only, “affiliates” means those affiliates acting in connection with the properties, assets or business of Transocean and/or a Transocean Subsidiary, as applicable.

4.27         Finders or Brokers.

Except for Evercore Group L.L.C., neither Transocean nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Business Combination.

4.28         No Additional Representations.

Notwithstanding anything herein to the contrary, the representations and warranties of Transocean expressly set forth in this Article 4 are and shall constitute the sole and exclusive representations and warranties made with respect to Transocean in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties expressly set forth in this Article 4, neither Transocean nor any other Person has made or is making any other express or implied representation or warranty, statutory or otherwise, of any nature, on behalf of Transocean or any of its affiliates, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Transocean or its Subsidiaries. Except for the representations and warranties expressly set forth in this Article 4, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Transocean are hereby expressly disclaimed. Transocean acknowledges that none of Valaris or any other Person has made or makes, and Transocean has not relied on, any representation or warranty, express or implied, as to any matter whatsoever except as expressly set forth in Article 3 or in any certificate delivered by Valaris to Transocean in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Valaris makes no representation or warranty, express or implied, with respect to (a) any projections, estimates or budgets delivered or made available to Transocean (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Valaris and its Subsidiaries or (b) the future business and operations of Valaris and its Subsidiaries. Transocean is not relying on any representation, warranty or other information of any person except for those representations or warranties expressly set forth in this Agreement or in any certificate delivered by Valaris to Transocean in accordance with the terms hereof, and no person has been authorized by Valaris, its Subsidiaries or any other person on behalf of Valaris to make any representation or warranty, express or implied, relating to itself or its business or otherwise in connection with this Agreement and the Business Combination, and if made, such representation or warranty shall not be relied upon by Valaris as having been authorized by such entity. Without limiting the foregoing, Transocean makes no representation or warranty to Valaris with respect to any business or financial projection or forecast relating to Transocean or any of its Subsidiaries, whether or not included in the Transocean Data Room or any management presentation. Transocean, on its behalf and on behalf of its affiliates, expressly waives any claim relating to the foregoing matters, and disclaims that it is relying upon or has relied upon any representations or warranties except those expressly set forth in Article 3, and acknowledges and agrees that Valaris has specifically disclaimed any express or implied representation or warranty made by any Person other than those set forth in Article 3.

Article 5
COVENANTS AND ADDITIONAL AGREEMENTS

5.1           Conduct of Business of Transocean.

From the Agreement Date until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 9, except as (w) otherwise expressly permitted or specifically contemplated by this Agreement, (x) otherwise required by Applicable Law, (y) set forth in Section 5.1 of the Transocean Disclosure Schedule, or (z) with the prior written consent of Valaris (such consent not to be unreasonably withheld, conditioned or delayed):

(a)           Transocean shall, and shall cause each of the Transocean Subsidiaries (collectively, the “Transocean Group”) to, use commercially reasonable efforts to (i) conduct its and their business in the ordinary course of business and consistent with past practice in all material respects and (ii) maintain and preserve its and their business organizations and material business relationships and preserve its assets and properties in good repair and condition (normal wear and tear excepted) (it being understood that the taking by Transocean or any of its Subsidiaries of any action permitted pursuant to this Section 5.1(a), or the failure by Transocean or any of its Subsidiaries to take any action expressly prohibited pursuant to Section 5.1(b), will not be deemed a breach of this Section 5.1(a)); and

(b)           Transocean shall not, and shall not permit any other member of the Transocean Group to, directly or indirectly:

(i)             (A) amend Transocean’s Constitutional Documents or amend in any material adverse respect the constitutional documents of any other member of the Transocean Group (except that Transocean may renew its existing capital band in accordance with prior practice at its annual general meetings); (B) amend its existing accounting policies, practices, methods and principles or adopt new accounting principles, in each case, except as required by GAAP or by Applicable Law; (C) declare, set aside or pay any dividend or other distribution or payment in cash, shares or property in respect of issued and outstanding shares or shares of capital stock owned by any Person other than a member of the Transocean Group; (D) except (x) Transocean Shares issuable pursuant to the terms of Transocean Incentive(s) outstanding on the Agreement Date (or granted after the date hereof in compliance with this Agreement), or (y) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any securities of any member of the Transocean Group, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, securities of any member of the Transocean Group; (E) split, consolidate, redeem, purchase or otherwise acquire any of its outstanding shares or other securities (except for (1) any transactions by a wholly owned Subsidiary of Transocean which remains a wholly owned Subsidiary after consummation of such transaction or (2) treatment of Transocean Incentives outstanding on the Agreement Date (or granted after the date hereof in compliance with this Agreement) pursuant to the applicable terms thereof); (F) amend the terms of any of its equity securities; (G) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, amalgamation, consolidation or reorganization of Transocean or a Transocean Subsidiary (other than (1) transactions among members of the Transocean Group, (2) resolutions approving this Agreement and the transactions contemplated hereby, including the Business Combination or (3) in compliance with Section 7.1); or (H) enter into, modify or terminate any Contract, agreement, commitment or arrangement with respect to any of the foregoing, except as permitted above;

(ii)            (A) sell, pledge, dispose of or encumber (other than a Permitted Encumbrance) any assets of the Transocean Group with a value individually or in the aggregate exceeding $50,000,000, other than (x) for transactions among the Transocean Group, (y) pursuant to existing Contracts in effect prior to the execution of this Agreement or (z) sales or dispositions of properties or assets made in the ordinary course of business consistent with past practice; (B) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of shares or securities, contributions of capital (other than to or from a Transocean Subsidiary or a Transocean Joint Venture Partner) or purchase of any property or assets of any other Person with a value individually or in the aggregate exceeding $50,000,000, other than in the ordinary course of business or pursuant to existing Contracts in effect prior to the execution of this Agreement; (C) (x) incur any indebtedness for borrowed money or any other refinancing, liability or obligation, or (y) issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, except in each case of this subclause (C) (1) in the ordinary course of business consistent with past practice, (2) for refinancing existing debt (including accrued interest and fees) on commercially reasonable terms given market conditions at the applicable time, or (3) in relation to internal transactions solely involving members of the Transocean Group; (D) pay, discharge or satisfy any claims, liabilities or obligations which are material to the business of Transocean, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in Transocean’s most recently publicly available financial statements as of the Agreement Date as required by Applicable Laws or incurred in the ordinary course of business consistent with past practice, but which shall not include the redemption, repurchase or calling of any outstanding Transocean Notes; (E) waive, release, grant or transfer any rights of value or modify or change any existing license, lease, Contract or other document which is material to the business of the Transocean Group in a manner which is adverse to the Transocean Group, other than in the ordinary course of business consistent with past practice; (F) enter into, amend or terminate any Hedging Transaction, other than a Hedging Transaction entered into, amended or terminated in the ordinary course of business consistent with past practice; (G) endorse or enter into, or materially change, amend or modify or waive any rights under any material Contract, arrangement or undertaking with any Person (other than a Transocean Subsidiary) in which such member of the Transocean Group holds a direct or indirect equity interest (other than in the ordinary course of business consistent with past practice or in connection with the expiration or renewal of any such material Contract, arrangement or undertaking);

(iii)           except in the ordinary course of business and as set forth on Section 5.1(b)(iii) of the Transocean Disclosure Schedule, incur or commit to capital expenditures prior to the Effective Time exceeding the amounts set forth on Section 5.1(b)(iii) of the Transocean Disclosure Schedule;

(iv)           except as required pursuant to any Transocean Employee Plan or any collective bargaining or union agreement, grant to any executive officer or director an increase in or accelerate payment of compensation or benefits in any form, grant to any other employee any increase in or accelerate payment of compensation or benefits in any form, waive any service requirements in connection with any compensation or equity arrangements, make any loan to any officer or director, or take any action with respect to the grant of any change of control, severance, retention or termination pay to, or the entering into of any employment agreement, consulting or contractor agreement (or amendments thereof or ancillary agreements) with, any executive officer or director of any member of the Transocean Group, or with respect to any increase of benefits payable under its current change of control, severance or termination pay policies;

(v)           except as required pursuant to any Transocean Employee Plan or any collective bargaining or union agreement, adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, retention, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of employees, except as is necessary to comply with non-discretionary requirements of pre-existing plans (including making matching contributions under the employee savings plan);

(vi)           (A) make, change or revoke any material election relating to Taxes or file any amended Returns that would be reasonably likely to result in a material increase in Tax liability, except as required by Applicable Law; (B) make a request for a Tax ruling with any Governmental Authority with respect to any material Taxes outside of the ordinary course of business; (C) agree in writing to any waiver or extension of any statute of limitations with respect to the assessment or reassessment of material Taxes outside of the ordinary course of business; (D) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material Taxes outside of the ordinary course of business; (E) enter into any Tax sharing, Tax allocation or Tax indemnification agreement (other than any such agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes); or (F) enter into any “closing agreement” within the meaning of Section 7121 of the Internal Revenue Code (or any similar provision of state, local or non-U.S. Law) with respect to material Taxes outside of the ordinary course of business;

(vii)          enter into, amend, modify or terminate any collective bargaining agreement or other labor agreement covering employees of Transocean or any Transocean Subsidiaries, except, in each case (1) any national, industry or sector-wide agreements outside of the U.S. or (2) in the ordinary course of business on terms consistent with past practice that does not materially increase aggregate costs with respect to employees of Transocean or Transocean Subsidiaries subject to such agreement; or

(viii)         agree, resolve or commit to do any of the foregoing.

Nothing in this Agreement is intended to or shall result in Valaris exercising material influence over the operations of Transocean, particularly in relation to operations in which the Parties compete or would compete, but for this Agreement, with each other, prior to the Effective Time. For greater certainty, prior to the Effective Time, Transocean will exercise, consistent with the terms of this Agreement, complete control and supervision over the Transocean Group’s operations.

5.2           Conduct of Business of Valaris.

From the Agreement Date until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 9, except as (w) otherwise expressly permitted or specifically contemplated by this Agreement, (x) otherwise required by Applicable Law (y) set forth in Section 5.2 of the Valaris Disclosure Schedule, or (z) with the prior written consent of Transocean (such consent not to be unreasonably withheld, conditioned or delayed):

(a)           Valaris shall, and shall cause each of the Valaris Subsidiaries (collectively, the “Valaris Group”) to, use commercially reasonable efforts to (i) conduct its and their business in the ordinary course of business and consistent with past practice in all material respects and (ii) maintain and preserve its and their business organizations and material business relationships and preserve its assets and properties in good repair and condition (normal wear and tear excepted) (it being understood that the taking by Valaris or any of its Subsidiaries of any action permitted pursuant to this Section 5.2(a), or the failure by Valaris or any of its Subsidiaries to take any action expressly prohibited pursuant to Section 5.2(b), will not be deemed a breach of this Section 5.2(a)); and

(b)           Valaris shall not, and shall not permit any other member of the Valaris Group to, directly or indirectly:

(i)           (A) amend Valaris’s Constitutional Documents or amend in any material adverse respect the constitutional documents of any other member of the Valaris Group; (B) amend its existing accounting policies, practices, methods and principles or adopt new accounting principles, in each case, except as required by GAAP or by Applicable Law; (C) declare, set aside or pay any dividend or other distribution or payment in cash, shares or property in respect of issued and outstanding shares or shares of capital stock owned by any Person other than a member of the Valaris Group; (D) except (x) Valaris Shares issuable pursuant to the terms of Valaris Incentives outstanding on the Agreement Date (or granted after the date hereof in compliance with this Agreement) or to the extent required by the terms of the applicable Valaris Warrant, or (y) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any securities of any member of the Valaris Group, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, securities of any member of the Valaris Group; (E) split, consolidate, redeem, purchase or otherwise acquire any of its outstanding shares or other securities (except for any (1) transactions by a wholly owned Subsidiary of Valaris which remains a wholly owned Subsidiary after consummation of such transaction, (2) repurchases pursuant to Valaris’s publicly disclosed share repurchase program in amounts not exceeding the amounts authorized by the Valaris Board as of the date of this Agreement or (3) treatment of Valaris Incentives outstanding on the Agreement Date (or granted after the date hereof in compliance with this Agreement) pursuant to the applicable terms thereof); (F) amend the terms of any of its equity securities; (G) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, amalgamation, consolidation or reorganization of Valaris or a Valaris Subsidiary (other than (1) transactions among members of the Valaris Group, (2) resolutions approving this Agreement and the transactions contemplated hereby, including the Business Combination or (3) in compliance with Section 7.1); or (H) enter into, modify or terminate any Contract, agreement, commitment or arrangement with respect to any of the foregoing, except as permitted above;

(ii)             (A) sell, pledge, dispose of or encumber (other than a Permitted Encumbrance) any assets of the Valaris Group with a value individually or in the aggregate exceeding $50,000,000, other than (x) for transactions among the Valaris Group, (y) pursuant to existing Contracts in effect prior to the execution of this Agreement or (z) sales or dispositions of properties or assets made in the ordinary course of business consistent with past practice; (B) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of shares or securities, contributions of capital (other than to or from a Valaris Subsidiary or a Valaris Joint Venture Partner) or purchase of any property or assets of any other Person with a value individually or in the aggregate exceeding $50,000,000, other than in the ordinary course of business or pursuant to existing Contracts in effect prior to the execution of this Agreement; (C) (x) incur any indebtedness for borrowed money or any other refinancing, liability or obligation, or (y) issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, except in each case of this subclause (C) (1) in the ordinary course of business consistent with past practice, (2) for refinancing existing debt (including accrued interest and fees) on commercially reasonable terms given market conditions at the applicable time, or (3) in relation to internal transactions solely involving members of the Valaris Group (but which for greater certainty, “in the ordinary course of business consistent with past practice” shall not include the redemption, repurchase or calling of any outstanding Valaris Notes); (D) pay, discharge or satisfy any claims, liabilities or obligations which are material to the business of Valaris, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in Valaris’s most recently publicly available financial statements as of the Agreement Date as required by Applicable Laws or incurred in the ordinary course of business consistent with past practice, but which shall not include the redemption, repurchase or calling of any outstanding Valaris Notes; (E) waive, release, grant or transfer any rights of value or modify or change any existing license, lease, Contract or other document which is material to the business of the Valaris Group in a manner which is adverse to the Valaris Group, other than in the ordinary course of business consistent with past practice; (F) enter into, amend or terminate any Hedging Transaction, other than a Hedging Transaction entered into, amended or terminated in the ordinary course of business consistent with past practice; (G) endorse or enter into, or materially change, amend or modify or waive any rights under any Valaris Material Contract, arrangement or undertaking with any Person (other than a Valaris Subsidiary) in which such member of the Valaris Group holds a direct or indirect equity interest (other than in the ordinary course of business consistent with past practice or in connection with the expiration or renewal of any such Valaris Material Contract, arrangement or undertaking);

(iii)           incur or commit to capital expenditures prior to the Effective Time exceeding the amounts set forth on Section 5.2(b)(iii) of the Valaris Disclosure Schedule, except as in the ordinary course of business;

(iv)           except as required pursuant to any Valaris Employee Plan or any collective bargaining or union agreement, grant to any executive officer or director an increase in or accelerate payment of compensation or benefits in any form, grant to any other employee or service provider any increase in or accelerate payment of compensation or benefits in any form, waive any service requirements in connection with any compensation or equity arrangements, make any loan to any officer or director, or take any action with respect to the grant of any change of control, severance, retention or termination pay to, or the entering into of any employment agreement, consulting or contractor agreement (or amendments thereof or ancillary agreements) with, any executive officer or director of any member of the Valaris Group, or with respect to any increase of benefits payable under its current change of control, severance or termination pay policies;

(v)           except as required pursuant to any Valaris Employee Plan or any collective bargaining or union agreement, adopt, establish or amend or make any contribution to or fund any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, retention, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of employees, except as is necessary to comply with non-discretionary requirements of pre-existing plans (including making matching contributions under the employee savings plan);

(vi)           except as required pursuant to the terms of (x) this Agreement, (y) any Valaris Employee Plan or (z) any collective bargaining or union agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Valaris equity plans or any provision of any Contract evidencing any Valaris equity plans, or otherwise materially modify any of the terms of any outstanding Valaris equity award, or grant any equity award under the Valaris Equity Plan with “single trigger” vesting provisions in connection with this Business Combination or any similar transaction;

(vii)           hire or promote any employee who is (or would be) an executive officer or terminate the employment of any executive officer, other than for cause;

(viii)         enter into, amend, modify or terminate any collective bargaining agreement or other labor agreement covering employees of Valaris or any Valaris Subsidiaries, except, in each case, (1) any national, industry or sector-wide agreements outside of the U.S. or (2) in the ordinary course of business on terms consistent with past practice that does not materially increase aggregate costs with respect to employees of Valaris or Valaris Subsidiaries subject to such agreement;

(ix)            (A) make, change or revoke any material election relating to Taxes or file any amended Returns that would be reasonably likely to result in a material increase in Tax liability, except as required by Applicable Law; (B) make a request for a Tax ruling with any Governmental Authority with respect to any material Taxes outside of the ordinary course of business; (C) agree in writing to any waiver or extension of any statute of limitations with respect to the assessment or reassessment of material Taxes outside of the ordinary course of business; (D) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material Taxes outside of the ordinary course of business; (E) enter into any Tax sharing, Tax allocation or Tax indemnification agreement (other than any such agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes); or (F) enter into any “closing agreement” within the meaning of Section 7121 of the Internal Revenue Code (or any similar provision of state, local or non-U.S. Law) with respect to material Taxes outside of the ordinary course of business; or

(x)            agree, resolve or commit to do any of the foregoing.

Nothing in this Agreement is intended to or shall result in Transocean exercising material influence over the operations of Valaris, particularly in relation to operations in which the Parties compete or would compete, but for this Agreement, with each other, prior to the Effective Time. For greater certainty, prior to the Effective Time, Valaris will exercise, consistent with the terms of this Agreement, complete control and supervision over the Valaris Group’s operations.

5.3           Mutual Covenants Regarding the Business Combination.

Subject to Applicable Laws and the terms and conditions of this Agreement, from the Agreement Date until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 9:

(a)           each Party shall use its reasonable best efforts to assist the Other Party in obtaining the Interim Order and the Sanction Order and to carry out the intent or effect of this Agreement and the Business Combination;

(b)           other than in connection with obtaining the Key Regulatory Approval(s) (which approval shall be governed by the provisions of Section 5.6) and the CFIUS Approval (which approval shall be governed by the provisions of Section 5.7), each Party shall use its reasonable best efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations under this Agreement (to the extent the satisfaction of the same is within the control of such Party) and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under Applicable Laws to complete and give effect to the transactions contemplated by this Agreement and the Business Combination, including using its reasonable best efforts to promptly:

(i)             obtain and maintain all necessary waivers, consents, permits, exemptions, orders, agreements, amendments (including, if applicable, in respect of the Interim Order), confirmations and approvals required to be obtained from any Person in connection with the Business Combination (including from counterparties to any Transocean Material Contracts (with respect to Transocean) and Valaris Material Contracts (with respect to Valaris)); provided that notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Authority) in connection with the Business Combination (A) neither Party nor any of their respective affiliates shall, without the prior written consent of the Other Party (such consent not to be unreasonably withheld, conditioned or delayed), pay or commit to pay to such Person whose approval or consent is being solicited any material amount of cash or other consideration, or make any material commitment or incur any liability or other obligation due to such Person to the extent that such payments are not provided for in a Contract with such Person; and (B) neither Party nor any of their respective affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, or make any commitment or incur any liability or other obligation to such Person to the extent that such payments are not provided for in a Contract with such Person; provided, further, that no such waivers, consents, permits, exemptions, orders, agreements, amendments, confirmations and approvals shall constitute a condition to the obligations of Valaris to consummate the Business Combination;

(ii)           effect all necessary registrations, filings and submissions of information required by Governmental Authority from such Party and its Subsidiaries relating to the Business Combination;

(iii)           obtain all necessary exemptions, consents, orders, approvals and authorizations as are required by it under all Applicable Laws to permit it to carry out the transactions contemplated by this Agreement and/or necessary to complete the Business Combination;

(iv)           upon reasonable consultation with the Other Party, oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Business Combination and to defend, or cause to be defended, all lawsuits or other legal, regulatory or other proceedings challenging or affecting the Business Combination or this Agreement or the consummation of the transactions contemplated hereby; and

(v)            make all filings and applications under Applicable Laws that are required to be made by such Party in connection with the Business Combination;

(c)           each Party agrees that all confidential information provided to it or any of its Representatives in connection with this Agreement and the Business Combination shall be kept confidential in accordance with the terms of the Confidentiality Agreement and the Clean Team Agreement;

(d)           neither Valaris nor Transocean or their respective Subsidiaries, as applicable, shall take any action (including any consummating, announcing or agreeing to enter into any acquisition, investment, divestiture, or other business combination), refrain from taking any action, or permit any action to be taken or action to not be taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially impede or significantly delay the obtaining of Key Regulatory Approval(s) or the consummation of the Business Combination or the transactions contemplated hereby, or which would render, or may reasonably be expected to render, any representation or warranty made by such Party in this Agreement untrue in any material respect;

(e)           each Party shall promptly notify the Other Party in writing of:

(i)           any notice or other communication from any Person alleging that the consent or waiver, permit, exemption, order, approval, agreement, amendment or confirmation of such Person is or may be required in connection with this Agreement or the Business Combination if the subject matter of such communication or the failure of such Party to obtain such consent or waiver, permit, exemption, order, approval, agreement, amendment or confirmation of such Person would reasonably be expected to (A) be material to Transocean or Valaris, (B) prevent, materially delay or materially impair the ability of the parties to consummate the Business Combination or (C) cause the failure of any condition set forth in Article 6;

(ii)            any material communication from any Governmental Authority in connection with the transactions and Key Regulatory Approval(s) contemplated by this Agreement and the response thereto from such Party, its Subsidiaries or its Representatives;

(iii)           any material Governmental Authority or third-party complaints, investigations or hearings (or communications indicating that the same may be contemplated) in respect of Valaris or Transocean or their respective Subsidiaries, as applicable, or the Business Combination, and any material change in relation thereto; and

(iv)           all material matters relating to material claims, actions, enquiries, applications, suits, demands, arbitrations, charges, indictments, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of such Party, threatened in writing, against Valaris or Transocean or their respective Subsidiaries related to the Business Combination;

(f)           each Party shall use reasonable best efforts to cause any dispositions of Valaris Shares (including derivative securities related to Valaris Shares) or acquisitions of Transocean Shares (including derivative securities related to Transocean Shares) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to Valaris or shall become subject to such reporting requirements with respect to Transocean, if applicable, to be exempt under Rule 16b-3 under the U.S. Exchange Act, to the extent permitted by Applicable Law;

(g)           each Party and their respective board of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby, including the Business Combination, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize or make inapplicable the effect of any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover Law on this Agreement, the Support Agreements and the transactions contemplated hereby and thereby, including the Business Combination;

(h)           each Party shall give the Other Party a reasonable opportunity to participate in the defense or settlement of any shareholder litigation against such Party or its directors or officers relating to the Business Combination and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of the Other Party, which consent shall not be unreasonably withheld, conditioned or delayed and, without limiting in any way the parties’ obligations under Section 5.6 and Section 5.7, each of the Parties shall cooperate, shall cause their respective Subsidiaries, as applicable, to cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense against such litigation; and

(i)             the Parties shall use best efforts to procure, prior to the Effective Time and provided that the Business Combination is effectuated as a quasi merger that qualifies as a tax neutral transaction for applicable Swiss Tax Law, all necessary binding Tax rulings from the Swiss Federal Tax Administration and/or any competent cantonal tax authority confirming that:

(i)             no Tax is levied in Switzerland on the issuance (other than those Transocean Shares issued, transferred, delivered, or allocated pursuant to Section 4.7(ii), (iii) or (iv)) of any new Transocean Shares by Transocean to the Valaris Shareholders;

(ii)            the fair market value of Valaris at the Effective Time will be fully recognized for Swiss Tax purposes as qualifying foreign capital contribution reserves (Reserven aus Kapitaleinlagen aus dem Ausland) within the meaning of Article 5 para. 1quarter of the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer (“VStG”)) of 13 October 1965, as amended from time to time);

(iii)           such reserves from capital contribution may be repaid, distributed or otherwise returned to the shareholders of Transocean without triggering Swiss withholding Tax (within the meaning of Article 4 VStG).

The Parties shall cooperate in good faith and use commercially reasonable efforts in the preparation, drafting and finalization of the Tax ruling requests. Each Party shall provide all information, documentation and assistance reasonably required for the preparation and submission of the ruling requests, shall review draft submissions within a reasonable timeframe, and shall incorporate the other Party’s reasonable comments to the extent reasonable.

Following submission, the Parties shall continue to cooperate in good faith in connection with the follow-up process with the relevant tax authorities, including responding to information requests, participating in meetings or calls, agreeing on appropriate amendments to the submissions, and taking all reasonable actions required to obtain the rulings in form and substance satisfactory to the Parties.

5.4           Additional Covenants of Transocean.

Transocean shall perform and shall cause each other member of the Transocean Group to perform all obligations required to be performed under this Agreement, cooperate with Valaris in connection therewith, and do all such other acts and things as may be necessary, proper or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

(a)            Transocean shall assist Valaris in the preparation of the Court documents related to the Interim Order and the Sanction Order;

(b)           subject to Applicable Laws, Transocean shall not file any material with, or make any submissions to, the Court in connection with the Business Combination or serve any such material, and shall not agree to modify or amend materials so filed or served, except as contemplated hereby or with Valaris’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, on the condition that nothing herein shall require Valaris to agree or consent to any decreased purchase price or other consideration or other modification or amendment to such filed or served materials that expands or increases Valaris’s obligations, or diminishes or limits Valaris’s rights, set forth in any such filed or served materials or under this Agreement;

(c)           subject to the other terms and conditions hereof, unless this Agreement shall have been terminated in accordance with Section 9.1, Transocean shall convene and hold the Transocean Meeting, at which meeting the Transocean Shareholder Resolutions shall be submitted to the Transocean Shareholders entitled to vote upon such resolution for approval;

(d)           subject to the terms of this Agreement, and notwithstanding any Adverse Recommendation Change, Transocean shall solicit proxies to be voted at the Transocean Meeting in favor of the Transocean Shareholder Resolutions, and against any resolution submitted by any Person that is inconsistent with such resolutions and the consummation of any of the transactions contemplated by this Agreement and, if reasonably requested by Valaris, shall retain a proxy solicitation firm to assist with its proxy solicitation;

(e)           Transocean shall conduct the Transocean Meeting in accordance with the Transocean Constitutional Documents and any instrument of a Governmental Authority governing or having authority over such meeting and otherwise in accordance with Applicable Laws;

(f)           Transocean shall, in accordance with the requirements of NYSE, file with NYSE a Supplemental Listing Application covering the Transocean Shares to be issued pursuant to the Business Combination, as promptly as reasonably practicable after the Agreement Date and Transocean shall use its reasonable best efforts to cause such Transocean Shares to be issued pursuant to this Agreement to be listed on NYSE, subject to official notice of issuance, as promptly as practicable after the Agreement Date, and in any event prior to the Effective Time;

(g)           subject to the terms of this Agreement, including the receipt of approval for the Share Issuance Resolutions by the Transocean Shareholders, Transocean shall undertake reasonable best efforts to cause to be taken all necessary corporate action to create the Transocean Shares to be issued in exchange for Valaris Shares pursuant to the Business Combination;

(h)           other than in connection with obtaining the Key Regulatory Approval(s) (which shall be governed by Section 5.6) and the CFIUS Approval (which approval shall be governed by the provisions of Section 5.7), Transocean shall make all filings and applications under Applicable Laws that are required to be made on the part of Transocean or, following the Effective Time, Valaris, in connection with the transactions contemplated herein and shall take all action that may be necessary to be in compliance, in all material respects, with such Applicable Laws, including registering the changes to the capital band of Transocean, the issuance of the Transocean Shares to which Valaris Shareholders are entitled pursuant to the Business Combination and the related amendments to the Transocean Constitutional Documents in connection therewith with the commercial register of the Canton of Zug, Switzerland; and

(i)            Transocean shall, as promptly as reasonably practicable provide all information and documents necessary in connection with obtaining the Tax ruling(s) under Section 5.3(i) of this Agreement and in furtherance thereof shall as promptly as reasonably practicable inform Valaris of any developments which may affect the ruling process.

5.5           Additional Covenants of Valaris.

Valaris shall perform and shall cause each other member of the Valaris Group to perform all obligations required to be performed under this Agreement, cooperate with Transocean in connection therewith, and do all such other acts and things as may be necessary, proper or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

(a)           Valaris shall forthwith carry out the terms of the Interim Order and the Sanction Order;

(b)           subject to the other terms and conditions of this Agreement, upon the granting of the Interim Order, unless this Agreement shall have been terminated in accordance with Section 9.1, Valaris shall convene and hold the Valaris Court Meeting, at which meeting the Valaris Transaction Resolution shall be submitted to the Valaris Shareholders entitled to vote upon such resolution for approval;

(c)           Valaris shall conduct the Valaris Court Meeting in accordance with the Valaris Constitutional Documents and Applicable Bermuda Laws (including the Interim Order) and otherwise in accordance with Applicable Laws;

(d)           subject to the terms of this Agreement, and notwithstanding any Adverse Recommendation Change, Valaris shall solicit proxies to be voted at the Valaris Court Meeting in favor of the matters to be considered at such meeting, including the Valaris Transaction Resolution, and against any resolution submitted by any Person that is inconsistent with such resolution and the consummation of any of the transactions contemplated by this Agreement and, if reasonably requested by Transocean, shall retain a proxy solicitation firm to assist with its proxy solicitation;

(e)           prior to the Effective Time, Valaris shall reasonably cooperate with Transocean in making the Supplemental Listing Application to list the Transocean Shares to be issued pursuant to the Business Combination on the NYSE;

(f)           other than in connection with obtaining the Key Regulatory Approval(s) (which shall be governed by Section 5.6) and the CFIUS Approval (which shall be governed by the provisions of Section 5.7), Valaris shall make all filings and applications under Applicable Laws that are required to be made on the part of Valaris in connection with the transactions contemplated herein and shall take all action that may be necessary to be in compliance, in all material respects, with such Applicable Laws;

(g)           Valaris shall, as promptly as reasonably practicable provide all information and documents necessary in connection with obtaining the Tax rulings(s) under Section 5.3(i) of this Agreement and in furtherance thereof shall as promptly as reasonably practicable inform Transocean of any developments which may affect the ruling process;

(h)           Valaris shall, and shall cause each other member of the Valaris Group, as applicable, to cooperate and promptly take all reasonable actions as Transocean may request from time to time in order for Transocean to release, discharge and/or terminate the Valaris Notes;

(i)             On or prior to the Effective Time, Valaris shall have used reasonable efforts to deliver to Transocean a copy of a payoff letter from the administrative agent of the Valaris Credit Agreement evidencing the aggregate amount of the Valaris Credit Agreement outstanding as of the Effective Time (including any interest accrued thereon and any prepayment or similar penalties, premiums and expenses associated with the prepayment of the Valaris Credit Agreement on the Effective Time) and an agreement that, if such aggregate amount so identified is paid to such holder on the Effective Time (and/or cash collateral is posted in a similar amount, as applicable), (i) the Valaris Credit Agreement shall automatically terminate and be paid and satisfied in full; (ii) the underlying loan documents associated with the Valaris Credit Agreement shall automatically be terminated, discharged and released and of no further force and effect, without the need for any further action by any Person, other than obligations that expressly survive the termination (including indemnities and expense reimbursement obligations) and in respect of any obligations, as well as any cash collateral posted, in respect of any Backstopped/Rolled LCs; (iii) all guaranties supporting such loan documents shall be, automatically without further action by any Person, terminated, released and of no further force and effect; and (iv) all liens, mortgages and security interests in any assets or property securing the Valaris Credit Agreement shall automatically be fully terminated and released with no further action required on the part of any Person; provided that Transocean shall be required to provide back-stop letters of credit and/or cash collateral for any existing Valaris letters of credit (it being understood that Transocean shall be entitled to choose between providing cash collateral or a back-stop for any particular letter of credit) in the amount required by the issuer of such letter of credit, or permit the letters of credit of such issued thereunder to be “grand-fathered” into existing Transocean debt facilities and become outstanding obligations thereunder (any such letters of credit, the “Backstopped/Rolled LCs”); provided, further, that Transocean shall be solely responsible for providing the funds for repayment of all amounts set forth in the payoff letter of the Valaris Credit Agreement and in connection with any Backstopped/Rolled LCs. Transocean acknowledges and agrees that Transocean’s obligation (or the obligation of any of its affiliates) to consummate the Business Combination is not in any way contingent upon or otherwise subject to, and there is no condition to the consummation of the Business Combination requiring, (A) the consummation of any payoff, termination or discharge (in whole or in part) of any of the Valaris Notes or the Valaris Credit Agreement, (B) the obtaining (whether by Transocean, Valaris or any of their respective affiliates) of any consents, amendments or waivers from the requisite lenders, noteholders, agents, trustees or similar Persons, as applicable, under the agreements governing the Valaris Notes or the Valaris Credit Agreement, or (C) availability, terms or the obtaining of all or any portion of the Financing; and

(j)            From the date hereof until the Effective Time, at Transocean’s sole expense, Valaris shall, and shall cause its Subsidiaries and their respective officers, employees and Representatives to, use commercially reasonable efforts to cooperate with Transocean in connection with the arrangement of any Financing, including by (i) furnishing customary financial and other information, (ii) participating in customary meetings, presentations and diligence sessions, (iii) assisting with the preparation of customary offering and marketing materials, and (iv) executing and delivering customary financing documentation and certificates; provided, however, that such cooperation shall not (A) require Valaris or any of its Subsidiaries to pay any commitment or other financing fees, (B) require Valaris to take any action that would unreasonably interfere with the operation of its business, (C) require Valaris to provide any information that would violate Law or result in the waiver of attorney-client privilege, (D) be effective until the Effective Time, (E) conflict with the organizational documents of Transocean or any of its Subsidiaries or result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract, (F) result in any director, officer, employee or other Representative of Transocean or any of its Subsidiaries incurring any personal liability, (G) require Valaris or any of its Subsidiaries to approve or adopt any resolutions or execute any agreements, certificates or instruments that would be effective prior to the Effective Time and only by officers, employees and Representatives that will remain in place after the Effective Time, or (H) require Valaris or any of its Subsidiaries to provide any legal opinion or reliance letters or any certificate, comfort letter or opinion of any of its Representatives.

(k)           Transocean shall indemnify and hold harmless Valaris, each of its Subsidiaries and their respective Representatives from and against all losses suffered or costs incurred by any of them in connection with the obligations under Section 5.5(j), the Financing, any alternative financing, any other financing that Transocean may raise in connection with the transactions contemplated under this Agreement, or any information used in connection with any of the foregoing. Transocean shall promptly (and in any event within two (2) Business Days of delivery of documentation evidencing the applicable cost or expense), upon request by Valaris, reimburse Valaris for all out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred by Valaris, any of its Subsidiaries or any of their respective Representatives in connection with the cooperation contemplated by Section 5.5(j).

(l)           Valaris and each of its Subsidiaries will be deemed to be in compliance with Section 5.5(j) and Transocean shall not allege that Valaris or any of its Subsidiaries is or has not be in compliance with Section 5.5(j) unless (1) Transocean provides prompt written notice of the alleged failure to comply with any provision of Section 5.5(j) specifying in reasonable detail specific steps to cure such alleged failure in a commercially reasonable and practical manner consistent with Section 5.5(j), (2) such failure to comply has not been cured within five (5) Business Days from receipt of such written and (3) the Financing has not been obtained as a primary result of Transocean’s willful and material breach of its obligations under Section 5.5(j).

5.6           Key Regulatory Approval(s).

(a)           In connection with the Key Regulatory Approval(s):

(i)             as soon as reasonably practicable, and in any event within twenty (20) Business Days following the Agreement Date, Transocean and Valaris shall each file their notification and report forms under the HSR Act; and

(ii)            as soon as reasonably practicable, Transocean shall, with the assistance of and in consultation with Valaris, file with all other appropriate Governmental Authorities the notifications required to be filed relating to the Business Combination.

(b)           Each Party shall, and shall cause its respective affiliates to use reasonable best efforts to take promptly, or cause to be taken, any and all actions, and to do promptly, or cause to be done, and to assist and cooperate with the Other Party in doing, all things necessary, proper or advisable, including actions under Applicable Laws, to obtain the Key Regulatory Approval(s) as soon as reasonably practicable, but in any event no later than two (2) Business Days prior to the Outside Date.

(c)           In connection with obtaining the Key Regulatory Approval(s), subject to Applicable Law, each Party shall, and shall cause its affiliates to: (i) cooperate with the Other Party and provide such information and assistance to the Other Party as the Other Party may reasonably request in connection with obtaining the Key Regulatory Approval(s); (ii) respond as soon as reasonably practicable to any requests for information (including in respect of any submissions or supplementary information requests) or requests for meetings by any Governmental Authority; (iii) permit the Other Party an advance opportunity to review and comment upon any proposed written communications to any Governmental Authority, consider in good faith the comments of the Other Party, and provide the Other Party with final copies thereof; (iv) not participate in any substantive meetings or discussions (whether in person, by email, by telephone or otherwise) with any Governmental Authority without giving the Other Party a reasonable opportunity to attend and participate thereat (except where the Governmental Authority expressly requests that a Party should not be present at the meeting or discussion or part or parts of the meeting or discussion); (v) keep the Other Party informed of the status of the Key Regulatory Approval(s) and promptly notify the Other Party of receipt of any communications (oral or written) of any nature from a Governmental Authority and provide the Other Party with copies thereof; (vi) refrain from extending or consenting to any extension of any applicable waiting or review period or enter into any agreement with a Governmental Authority to not consummate the transactions contemplated by this Agreement, except upon the prior written consent of the Other Party; and (vii) not do anything that would reasonably be expected to prejudice the Key Regulatory Approval(s) from being obtained as soon as reasonably practicable. In furtherance of the foregoing, Transocean shall take any and all actions necessary to obtain the Key Regulatory Approval(s) as soon as reasonably practicable, subject to Section 6.1(f). If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any action is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Transocean and Valaris shall use their respective reasonable best efforts to (A) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein), and/or (B) take such action as necessary to overturn any regulatory action by any Governmental Authority to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein), including by defending any action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement.

(d)           Transocean and Valaris shall work together in good faith and jointly develop the strategy to implement in connection with obtaining the consents, clearances, approvals and expirations or terminations of waiting periods under Applicable Laws; provided, however, that in the event of any disagreement between the Parties in connection with the foregoing, the Chief Legal Officer of Transocean and the General Counsel of Valaris shall seek to resolve such disagreement reasonably and in good faith; provided, further, that if the Chief Legal Officer of Transocean and the General Counsel of Valaris cannot resolve any such disagreement, the Chief Executive Officer of Transocean and the Chief Executive Officer of Valaris shall seek to resolve such disagreement reasonably and in good faith; provided, further, that if the Chief Executive Officers of the Parties cannot resolve any such disagreement, the determination of the Chief Executive Officer of Transocean shall prevail, acting reasonably.

(e)           Notwithstanding any requirement in this Agreement, including this Section 5.6 and Section 7.3, or any other provision in this Agreement, where a Party is required to provide information to the Other Party that the disclosing Party deems to be competitively sensitive, the disclosing Party may restrict the provision of such competitively sensitive information only to the external legal counsel of the Other Party; provided that the disclosing Party also provides a redacted version of any such information to the Other Party.

(f)           Notwithstanding anything to the contrary contained in this Agreement, none of Transocean or any of its affiliates, shall be obligated to (and without the prior written consent of Transocean, none of Valaris or any of its affiliates shall agree to) take or refrain from taking or agree to it, its affiliates or any of Valaris or its affiliates taking or refraining from taking any action, if taking or refraining from taking such action, as applicable, would, or suffer to exist any condition, limitation, restriction or requirement that would, constitute a Burdensome Condition.

(g)           Transocean and Valaris shall each be responsible for fifty percent (50%) of the filing fees payable in respect of the Key Regulatory Approval(s), which fees shall be paid by Transocean and the applicable portion thereof promptly reimbursed by Valaris. Each Party shall not (and shall cause its Subsidiaries and affiliates not to) agree to stay, toll or extend any applicable waiting period under any Antitrust Law, enter into or extend a timing agreement with any Governmental Authority or withdraw or refile any filing under any Antitrust Law, without the prior written consent of the Other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

5.7           CFIUS Approval.

(a)           Each of Transocean and Valaris shall, as promptly as practicable after the Agreement Date (and in any event not later than twenty (20) Business Days) prepare and file with CFIUS a draft joint notice, and after receiving CFIUS’s comments on the draft joint notice, promptly file with CFIUS a formal joint notice in connection with the transactions contemplated by this Agreement and the Business Combination. Transocean and Valaris shall use their respective reasonable best efforts to (i) cooperate in all respects with each other in connection with the drafting and filing of the draft and formal CFIUS notices and CFIUS’s review or investigation, (ii) respond to all inquiries received from CFIUS for additional information or documentation within three (3) Business Days of receiving such request, or within such longer period of time, as permitted by CFIUS, (iii) promptly inform each other of any material communication with CFIUS, (iv) permit each other to review any communication by the other, and consult with the other in advance of any planned meeting or conference, with CFIUS, and, to the extent permitted by CFIUS, grant each other the opportunity to attend and participate in any such planned meeting or conference; provided that neither Transocean nor Valaris shall be obligated to disclose to the other any communication to CFIUS that Transocean or Valaris considers to be proprietary or confidential. Transocean and Valaris shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Other Party in doing, all reasonable things necessary, proper, or advisable to obtain CFIUS Approval, as promptly as practicable. Transocean and Valaris agree that if Transocean determines it to be appropriate that the parties withdraw and resubmit the formal notice submitted to CFIUS pursuant to this Section 5.7(a), Transocean and Valaris shall cooperate in withdrawing and resubmitting the CFIUS formal notice. Notwithstanding the foregoing, nothing in this Section 5.7(a) shall require, or be construed to require, any of Transocean, any Transocean Subsidiary, or any of their affiliates to agree to, or to accept or suffer to have imposed upon it, with respect to Transocean, any Transocean Subsidiary, Valaris, or any of their respective affiliates, any condition or mitigation that would require any of them to take or refrain from taking any action, if taking or refraining from taking such action, as applicable, would, or suffer to exist any condition, limitation, restriction or requirement that would, constitute a Burdensome Condition.

(b)           Transocean and Valaris shall each be responsible for fifty percent (50%) of the filing fee payable in respect of the CFIUS Filing, which fee shall be paid by Transocean and the applicable portion thereof promptly reimbursed by Valaris.

5.8           Employee Matters.

(a)           For a period beginning at the Effective Time and continuing for the period ending twelve (12) months after the Effective Time (the “Continuation Period”), or, if earlier, the date of termination of the relevant employee, Transocean shall provide, or shall cause to be provided, to each employee of Valaris or its Subsidiaries as of immediately prior to the Effective Time who, in each case, remains employed with Transocean, Valaris or any of their Subsidiaries following the Effective Time (each, a “Continuing Employee”) with base salary or hourly wage rate, short- and long-term incentive compensation opportunities, and other employee benefits (excluding deferred compensation, defined benefit pension plans, post-employment health and welfare programs, and severance payments) (together, “Aggregate Compensation and Benefits”) substantially comparable, in the aggregate, to the Aggregate Compensation and Benefits provided to (A) the applicable Continuing Employee immediately prior to the Effective Time or (B) similarly situated employees of Transocean, provided that the base salary or hourly wage rate shall be no less favorable than the base salary or hourly wage rate provided to the applicable Continuing Employee immediately prior to the Effective Time. Transocean shall provide, or shall cause to be provided, to each Continuing Employee who experiences a termination of employment during the Continuation Period, severance benefits no less favorable than the severance benefits that would have been provided to the applicable Continuing Employee under the applicable Valaris Employee Plans as in effect immediately prior to the Effective Time, after giving effect to such Continuing Employee’s collective and continuous years of service with Valaris or its Subsidiaries and, following the Effective Time, Transocean or its Subsidiaries. Notwithstanding the foregoing, neither Transocean nor any of its affiliates shall be obligated to continue to employ any Continuing Employee for any specific period of time following the Effective Time. Further, notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Continuing Employees covered by a collective bargaining agreement shall be governed by the applicable collective bargaining agreement until the expiration, modification or termination of such collective bargaining agreement in accordance with its terms or Applicable Law.

(b)           For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the Transocean Employee Plans, as applicable, providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall be credited with his or her years of service with Valaris and its Subsidiaries, as applicable, and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Valaris Employee Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply with respect to retiree medical or welfare plans, eligibility or benefit accrual under any defined benefit pension plan, or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) Transocean shall use commercially reasonable efforts to cause each Continuing Employee and his or her eligible dependents to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Valaris Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans collectively, as applicable, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Transocean shall use commercially reasonable efforts to cause (A) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plan in which such employee participated immediately prior to the Effective Time, and (B) any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)           Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.8 (whether express or implied) shall (i) create any third-party rights in any Person, including any current or former director, officer, employee or other service provider of Valaris or its affiliates or any participant in any Valaris Employee Plan, Transocean Employee Plan or other employee benefit plan, agreement or other arrangement (or any beneficiaries or dependents thereof), (ii) be considered or deemed to establish, amend or modify any Transocean Employee Plan, Valaris Employee Plan or any other benefit or compensation plan, program, policy, agreement or arrangement or (iii) prohibit or limit the ability of Transocean, Valaris or their affiliates to amend, modify or terminate any Transocean Employee Plan, Valaris Employee Plan or any other benefit or compensation plan, program, policy, agreement or arrangement.

Article 6
CONDITIONS PRECEDENT

6.1           Mutual Conditions Precedent.

The respective obligations of the Parties to complete the Business Combination are subject to the satisfaction (or waiver in writing by each of the Parties) at or before and as of the Effective Time of the following conditions:

(a)            the Valaris Transaction Resolution shall have been approved by the Valaris Shareholders by the Valaris Required Approval at the Valaris Court Meeting;

(b)           (i) the Share Issuance Resolutions shall have been approved by the Transocean Shareholders at the Transocean Meeting by the relevant Transocean Required Approval, in a number as required to be issued in connection with the Business Combination, and (ii) the Share Issuance Resolutions, the issuance of the Transocean Shares in a number as required to be issued in connection with the Business Combination and the related amendments to Transocean’s articles of association in connection therewith shall have been registered with the commercial register of the Canton of Zug, Switzerland;

(c)           the Sanction Order shall have been granted on terms consistent with this Agreement, and such order shall not have been set aside or modified in a manner unacceptable to Transocean or Valaris, acting reasonably and in good faith, on appeal or otherwise, and shall have been filed with the Registrar;

(d)           the Transocean Shares to be issued pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance;

(e)           the Key Regulatory Approval(s) shall have been obtained or any applicable waiting period shall have expired or been terminated, and the Key Regulatory Approval(s) shall be in full force and effect;

(f)           no Governmental Authority in any jurisdiction that is the subject of a Key Regulatory Approval shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination; and

(g)           CFIUS Approval shall have been obtained.

6.2           Additional Conditions to Obligations of Transocean.

The obligation of Transocean to consummate the Business Combination is further subject to the satisfaction (or waiver in writing by Transocean) at or before and as of the day immediately prior to the Sanction Hearing of the following conditions:

(a)           Valaris shall have fulfilled and complied with in all material respects all of its covenants herein to be performed, fulfilled or complied with on or before the day immediately prior to the Sanction Hearing;

(b)

(i)             the representations and warranties in Section 3.1 (Organization and Qualification), Section 3.2(a) (Corporate Authority Relative to this Agreement), Section 3.3(a) (Capitalization) (other than the first two sentences thereof), clauses (C) and (E) of Section 3.3(b) (Capitalization; Valaris Incentives), Section 3.4 (Joint Ventures Partners) and Section 3.5 (Ownership of Subsidiaries) (A) to the extent not qualified by any materiality or “Material Adverse Effect” qualifications therein, shall be true and correct in all material respects as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct in all material respects as of such specific date or time only) and (B) to the extent qualified by any materiality or “Material Adverse Effect” qualifications shall be true and correct in all respects as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct in all respects as of such specific date or time only);

(ii)            the representations and warranties in the first two sentences of Section 3.3(a) (Capitalization) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made on and as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct in all respects (except for de minimis inaccuracies) as of such specific date or time only);

(iii)           the representations and warranties set forth in Section 3.13(b) (Absence of Certain Changes; Conduct of Business) shall be true and correct in all respects as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made on and as of such date or time;

(iv)           all other representations and warranties of Valaris set forth in Article 3 to this Agreement shall be true and correct as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made on and as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct as of such specific date or time only), except where any failure or failures of any such representations and warranties to be so true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Valaris or prevent the completion of the Business Combination (and, for this purpose, any reference to “material,” “Material Adverse Effect” or any other concept of materiality in such representations and warranties shall be ignored);

(c)           between the Agreement Date and the day immediately prior to the Sanction Hearing, there shall not have occurred and be continuing any Effect that has had or would reasonably be likely to have (individually or in the aggregate) a Material Adverse Effect on Valaris; and

(d)           Valaris shall have delivered to Transocean a certificate, dated as of the day immediately prior to the Sanction Hearing and signed by an executive officer of Valaris, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

6.3           Additional Conditions to Obligations of Valaris.

The obligation of Valaris to consummate the Business Combination is further subject to the satisfaction (or waiver in writing by Valaris) at or before and as of the day immediately prior to the Sanction Hearing of the following conditions:

(a)           Transocean shall have fulfilled and complied with in all material respects all of its covenants herein to be performed, fulfilled or complied with on or before the day immediately prior to the Sanction Hearing;

(b)

(i)             the representations and warranties in Section 4.1 (Organization and Qualification), Section 4.2(a) (Corporate Authority Relative to this Agreement), Section 4.3(a) (Capitalization) (other than the first sentence thereof), clauses (C), (D) and (F) of Section 4.3(b) (Capitalization; Transocean Incentives), Section 4.4 (Joint Ventures Partners) and Section 4.5 (Ownership of Subsidiaries) (A) to the extent not qualified by any materiality or “Material Adverse Effect” qualifications therein, shall be true and correct in all material respects as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct in all material respects as of such specific date or time only) and (B) to the extent qualified by any materiality or “Material Adverse Effect” qualifications shall be true and correct in all respects as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct in all respects as of such specific date or time only);

(ii)           the representations and warranties in the first sentence of Section 4.3(a) (Capitalization) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made on and as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct in all respects (except for de minimis inaccuracies) as of such specific date or time only);

(iii)           the representations and warranties set forth in Section 4.14(b) (Absence of Certain Changes; Conduct of Business) shall be true and correct in all respects as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made on and as of such date or time;

(iv)           all other representations and warranties of Transocean set forth in Article 4 to this Agreement shall be true and correct as of the Agreement Date and as of the day immediately prior to the Sanction Hearing as if made on and as of such date or time (except to the extent such representations and warranties are expressly made as of a specific date or time, in which case such representations and warranties shall be so true and correct as of such specific date or time only), except where any failure or failures of any such representations and warranties to be so true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Transocean or prevent the completion of the Business Combination (and, for this purpose, any reference to “material,” “Material Adverse Effect” or any other concept of materiality in such representations and warranties shall be ignored);

(c)           between the Agreement Date and the day immediately prior to the Sanction Hearing, there shall not have occurred and be continuing any Effect that has had or would reasonably be likely to have (individually or in the aggregate) a Material Adverse Effect on Transocean; and

(d)           Transocean shall have delivered to Valaris a certificate, dated as of the day immediately prior to the Sanction Hearing and signed by an executive officer of Transocean, certifying that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

Article 7
ADDITIONAL AGREEMENTS

7.1           Covenants Regarding Non-Solicitation.

(a)            Each Party shall, and shall cause its respective Subsidiaries and its and their respective officers and directors to, and shall instruct its and its Subsidiaries’ other Representatives to: (i) immediately cease and cause to be terminated all existing solicitations, encouragements, discussions or negotiations (including through any of the Representatives of such Party), if any, with any third party (other than the Other Party) relating to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (ii) as and from the Agreement Date until termination of this Agreement pursuant to Article 9, immediately discontinue providing access to and disclosure of any of its confidential information and not allow or establish further access to any of its confidential information, or any data room, virtual or otherwise, to any Person (other than the Other Party or its Representatives) who has entered into a confidentiality agreement with the Party relating to an Acquisition Proposal; (iii) pursuant to and in accordance with each applicable confidentiality agreement relating to an Acquisition Proposal, promptly request the return or destruction of all information provided to any third party that has entered into a confidentiality agreement with such Party and the return or destruction of all confidential information heretofore furnished to any third party by or on behalf of it or any of its Subsidiaries; and (iv) not release, waive, terminate or otherwise forbear in the enforcement of, amend or modify, or enter into or participate in any discussions, negotiations or agreements to release, waive or otherwise forbear or amend or modify, any rights or other benefits under any confidentiality agreements to which such Party or any of its subsidiaries is a party, including any “standstill provisions” thereunder. Each Party undertakes to enforce all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants or agreements that it has entered into with third parties prior to the Agreement Date.

(b)           Except as otherwise provided in this Section 7.1, from the Agreement Date until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 9, neither Party shall, directly or indirectly, do, nor authorize or permit any of its Subsidiaries or its and their respective officers and directors to do, and each Party shall instruct its and its Subsidiaries’ other Representatives, as applicable, not to do, any of the following: (i) solicit, assist, initiate or knowingly facilitate or knowingly encourage or take any action to solicit, assist, initiate or knowingly facilitate or knowingly encourage any Acquisition Proposal, or engage in any communication regarding the making of any Acquisition Proposal, including by way of furnishing information or access to properties, facilities or books and records, or take or propose to take any of the foregoing actions or publicly propose or agree to any of the foregoing; (ii) enter into, continue or otherwise engage or participate in any negotiations or any discussions regarding any Acquisition Proposal (it being understood that a Party may inform any Person of the provisions contained in this Section 7.1), or furnish or provide access to any information with respect to such Party’s securities, business, properties, operations or conditions (financial or otherwise) in connection with or in furtherance of an Acquisition Proposal, or otherwise cooperate in any way with, or assist or participate in, knowingly facilitate or knowingly encourage, any effort or attempt of any other Person to do or seek to do any of the foregoing, or take or propose to take any of the foregoing actions or publicly propose or agree to any of the foregoing; or (iii) accept, approve, endorse or enter into any letter of intent, agreement in principle, memorandum of understanding, business combination agreement or other similar agreement providing for an Acquisition Proposal (other than an Acceptable Confidentiality Agreement).

(c)           Notwithstanding anything to the contrary in this Section 7.1, each Party and its Representatives may at any time prior to obtaining the approval of the Valaris Shareholders of the Valaris Transaction Resolution (in the case of Valaris) or at any time prior to obtaining the approval of the Transocean Shareholders of the Share Issuance Resolutions (in the case of Transocean), enter into, or participate in, any discussions or negotiations with an arm’s length third party who (without any solicitation, initiation or encouragement, directly or indirectly, after the Agreement Date, by such Party or any of its Representatives in breach in any material respect of Section 7.1(b)) seeks to initiate such discussions or negotiations and, subject to execution of an Acceptable Confidentiality Agreement, may furnish to such third party information concerning such Party and its business, affairs, properties and assets (provided that, subject to Applicable Law, such Party shall (A) promptly (and in any event within twenty-four (24) hours) make available to the Other Party any non-public information concerning such Party or its Subsidiaries that is provided to such third party given such access that was not previously made available to the Other Party and (B) keep the Other Party reasonably informed regarding the process and status of negotiations concerning any Acquisition Proposal and the material details (including material terms thereof) of any such Acquisition Proposal), in each case if and only to the extent that (A) the third party has first made a written Acquisition Proposal, which did not result from a breach of Section 7.1(b), and in respect of which the Valaris Board or the Transocean Board, as applicable, determines in good faith (after consultation with its outside legal counsel and financial advisors), constitutes, or could reasonably be expected to constitute or lead to, a Superior Proposal; and (B) the Receiving Party has been, and would be after entering into or participating in any such discussions or negotiations, in compliance with all of its obligations under this Section 7.1.

(d)           Except as expressly permitted under this Section 7.1, neither Party nor its board of directors (or any committee thereof) shall (i) change, withhold, withdraw or adversely qualify (or modify or amend in a manner adverse to the Other Party) or propose publicly to change, withhold, withdraw or adversely qualify (or modify or amend in a manner adverse to the Other Party) the Valaris Board Recommendation or the Transocean Board Recommendation, as applicable; (ii) fail to include the Valaris Board Recommendation or the Transocean Board Recommendation in the Proxy Statement, as applicable; (iii) endorse or recommend, or declare the advisability of, or propose publicly to endorse or declare the advisability of, any Acquisition Proposal; or (iv) fail to publicly recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the U.S. Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the U.S. Exchange Act, and reaffirm the Transocean Board Recommendation or the Valaris Board Recommendation, as applicable, within ten (10) Business Days of the commencement (within the meaning of Rule 14d-2 under the U.S. Exchange Act) of such tender offer or exchange offer (any of the foregoing actions, an “Adverse Recommendation Change”); provided, however, that nothing in this Agreement shall restrict either Party or its board of directors (or any committee thereof) from (A) taking or disclosing to its shareholders any position contemplated by Rules 14d-9 or 14e-2(a) under the U.S. Exchange Act or (B) otherwise making disclosures to comply with Applicable Law (it being agreed that (y) a “stop, look and listen” communication by the Valaris Board (or any committee of the Valaris Board) or the Transocean Board (or any committee of the Transocean Board), as applicable, of the type contemplated by Rule 14d-9(f) under the U.S. Exchange Act in which Valaris and/or the Valaris Board (or any committee of the Valaris Board) or Transocean and/or the Transocean Board (or any committee of the Transocean Board), in each case, as applicable, that indicates that the Valaris Board Recommendation or the Transocean Board Recommendation, as applicable, has not changed, and (z) a factually accurate public statement by such Party that describes such Party’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change).

(e)           Notwithstanding anything in this Agreement to the contrary but subject to Section 7.1(f), at any time prior to obtaining the approval of the Valaris Shareholders of the Valaris Transaction Resolution (in the case of Valaris) or at any time prior to obtaining the approval of the Transocean Shareholders of the Transocean Shareholder Resolutions (in the case of Transocean), a Party may make an Adverse Recommendation Change if such Party has received an Acquisition Proposal (that did not arise in connection with or result from any breach of this Section 7.1) but only if prior to such action, the board of directors of such Party shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that (A) such Acquisition Proposal constitutes a Superior Proposal and (B) the failure to take such action would be inconsistent with the directors’ fiduciary duties under Applicable Law.

(f)            If, after the Agreement Date, a Party or any of its Subsidiaries (the “Receiving Party”) is in receipt of an Acquisition Proposal or any request for non-public information or access to its properties, facilities, books or records relating to an Acquisition Proposal, the Receiving Party shall promptly (and in any event within twenty-four (24) hours of receipt by the Receiving Party) notify in writing the Other Party (“Responding Party”) of any Acquisition Proposal (or any material amendment thereto) or any material amendments to the foregoing received by the Receiving Party. Such notice shall include a copy of any written Acquisition Proposal (and any material amendment thereto) or any such request for non-public information or access relating to an Acquisition Proposal, including a description of the material terms and conditions of, and the identity of the Person making such Acquisition Proposal. The Receiving Party shall keep the Responding Party informed on a reasonably current basis of the status, including any change to material terms, of any Acquisition Proposal, request or any amendment thereto, shall respond promptly to all reasonable inquiries by the Responding Party with respect thereto, and shall provide to the Responding Party copies of all material correspondence and other written material sent to or provided to the Receiving Party by any Person in connection with such Acquisition Proposal or request for non-public information or access relating to an Acquisition Proposal.

(g)           Prior to effecting an Adverse Recommendation Change to the extent permitted by Section 7.1(e) with respect to a Superior Proposal, (i) the Receiving Party seeking to take such action shall notify (which notice shall not constitute an Adverse Recommendation Change) the Responding Party in writing that the Receiving Party’s board of directors (or any committee thereof) intends to effect an Adverse Recommendation Change (such notice, a “Notice of Superior Proposal”), (ii) the Receiving Party shall provide the Responding Party a summary of the material terms and conditions of such Superior Proposal (including the consideration offered therein and the identity of the Person or “group” making the Superior Proposal) and an unredacted copy of the acquisition agreement providing for a Superior Proposal (which the Responding Party shall keep confidential in accordance with the terms of the Confidentiality Agreement), (iii) if requested to do so by the Responding Party in good faith, for a period of five (5) Business Days following delivery of such Notice of Superior Proposal (such period, the “Matching Period”), the Receiving Party shall discuss and negotiate in good faith, and shall make its Representatives available to discuss and negotiate, with the Responding Party and its Representatives, any proposed modifications to the terms and conditions of this Agreement in such a manner that such Acquisition Proposal would no longer constitute a Superior Proposal and (iv) no earlier than 11:59 p.m. on the last day of the Matching Period, the Receiving Party’s board of directors (or any committee thereof) shall determine in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by the Responding Party during such Matching Period (or at the completion of any extension thereof) and in consultation with its outside legal counsel and financial advisors, that (A) such Acquisition Proposal still constitutes a Superior Proposal and (B) the failure to make an Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under Applicable Law (it being understood and agreed that any changes to the financial or other material terms of a proposal that was previously the subject of a Notice of Superior Proposal hereunder shall require a new Notice of Superior Proposal to the Receiving Party as provided above, but, references to “five (5) Business Days” shall be deemed references to a “three (3) Business Days”; provided that such new notice shall in no event shorten the original five (5) Business Day period).

7.2           Fees and Expenses.

Except as expressly set out in this Agreement, each Party covenants and agrees to bear its own fees, costs and expenses in connection with the transactions contemplated by this Agreement and the Business Combination.

7.3           Access to Information; Confidentiality.

(a)            From and after the Agreement Date until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 9, subject to compliance with Applicable Laws (including Antitrust Laws) and the terms of any existing Contracts (including the Confidentiality Agreement), each Party shall, and shall cause each of its Subsidiaries and its and their respective Representatives to, provide the Other Party and its Representatives reasonable access during normal business hours and upon reasonable prior notice, in such a manner so as not to unreasonably interfere with the normal operations of such Party or its Subsidiaries, at the Other Party’s sole cost and expense, to such Party’s premises (including field offices and sites), books, Contracts, Returns, records, properties, assets, officers, employees, agents and management personnel as such Other Party may reasonably require in connection with the consummation of the Business Combination, and shall furnish promptly to the Other Party all reasonable data and information as such Other Party may reasonably request to expeditiously and efficiently integrate the business and operations of Transocean and Valaris immediately upon but not prior to the Effective Time; provided that no investigations made by or on behalf of a Party, whether under this Section 7.3 or otherwise, shall waive, diminish the scope of, or otherwise affect, or be deemed to modify, any representation or warranty made by the Other Party herein and each Party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 7.3(a) for any competitive or other purpose unrelated to the consummation of the transactions contemplated by this Agreement. Transocean and Valaris will cooperate to minimize, to the extent reasonably practicable, any unnecessary disruption to the businesses of Valaris and Transocean and their respective Subsidiaries that may result from the requests for access, data and information hereunder. Without limiting the foregoing and subject to compliance with Applicable Law and the terms of any existing Contracts (including the Confidentiality Agreement): (i) each Party and its Representatives shall, upon reasonable prior notice, during normal business hours and in a manner so as not to unreasonably interfere with the normal operations of the Other Party, have the right to conduct reasonable inspections of the properties of each member of the Other Party Group (to the extent and only to the extent such Party or its Subsidiaries has the right to permit access to such properties); provided, however, that nothing herein shall authorize a Party or its Representatives to undertake any testing, including testing involving sampling of soil, sediment, groundwater, surface water, air or building materials, at any of the Other Party’s or its Subsidiaries’ properties, without the prior written consent of the Other Party (which consent shall not be unreasonably withheld, conditioned or delayed); (ii) each Party shall, upon the Other Party’s request, facilitate discussions between the Other Party and any third party from whom consent may be required as a result of this Agreement and the Business Combination (provided that such Party shall be permitted to participate in any such discussions if it so desires); (iii) each Party shall, if and when reasonably requested by the Other Party, provide the Other Party with the details (which shall not include the identity of the proposed counterparty) of any proposed Hedging Transactions contemplated by such Party; and (iv) to the extent mutually agreed after the Agreement Date, Valaris and Transocean shall form a committee consisting of appropriate senior officers and other representatives of each Party that shall meet on a mutually agreed basis for the purpose of integration business planning, with mechanisms in place to ensure that all pre-closing activities of Valaris and Transocean continue to be conducted independently.

(b)           Each Party shall (i) provide reasonable information and reasonable assistance to the Other Party in implementing a communications plan in respect of Valaris’s employees and (ii) consult with and consider the reasonable comments of the Other Party in connection with the implementation of such plan.

(c)           Nothing in this Section 7.3 shall require a Party to disclose information that (i) would result in a competitor of such Party receiving information that is competitively sensitive and would reasonably be likely to result in competitive harm to such Party or its Subsidiaries if the Business Combination is not consummated, (ii) would violate Applicable Laws, (iii) is related to the negotiation and execution of this Agreement or the Business Combination or the transactions contemplated hereby or, except to the extent provided herein, any Acquisition Proposal or Superior Proposal, (iv) such Party or any of its Subsidiaries is prohibited from disclosing pursuant to a written confidentiality agreement or confidentiality provision of an agreement with a third party or information that, in the opinion of the Party, acting reasonably, is competitively sensitive (provided that the Parties acknowledge and agree that external counsel to the Parties may have access to such information on a privileged and confidential basis in connection with obtaining regulatory approvals required in connection with the Business Combination, including the Key Regulatory Approval(s)), (v) may result in jeopardizing a Party’s attorney-client or other legal privilege, work product doctrine, trade secret or similar protection in respect of such information or (vi) would be reasonably pertinent to any Action in which such Party or any of its affiliates, on the one hand, and the Other Party or any of its affiliates, on the other hand, are adverse parties and such disclosure would actually prejudice such Party or its affiliates (provided that such Party shall advise the Other Party that it is withholding such information and the reasons therefor and such Party shall use reasonable efforts to allow for such disclosure or access in a manner that would not violate clauses (i)-(vi)).

(d)           The Parties acknowledge and agree that all information provided by a Party (or any of its Representatives) pursuant to this Section 7.3 shall be (i) considered to be “Evaluation Material” for purposes of the Confidentiality Agreement and the Clean Team Agreement and (ii) subject to the Confidentiality Agreement and the Clean Team Agreement.

7.4           Insurance and Indemnification.

(a)           Transocean and Valaris agree that all rights to indemnification, expense reimbursement and exculpation now existing in favor of the present and former directors, officers, members, managers and employees of Valaris (“Indemnified Parties”) as provided in the articles, bye-laws or other organizational documents of Valaris or any written indemnity agreement between Valaris and any Indemnified Party, in each case, in effect as of the Effective Time shall survive completion of the Business Combination, and, after the Effective Time, Transocean and any successor to Transocean shall not take any action or fail to take any action that could adversely affect the rights thereunder of any Indemnified Party except to the extent permitted by Applicable Law. From and after the Effective Time, Transocean shall honor and perform all such obligations to the Indemnified Parties under the articles, bye-laws or other organizational documents of Valaris, applicable corporate legislation and any written indemnity agreements (and each of them) between Valaris and any Indemnified Party, in each case, in effect as of the Effective Time. Notwithstanding anything to the contrary in this Agreement, Transocean shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding, investigation or other matter in which an Indemnified Party sought or could have sought indemnification, unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Party.

(b)           Transocean shall maintain or cause to be maintained in effect for six (6) years from the Effective Time, policies of directors’ and officers’ liability, employment practices liability and fiduciary liability insurance for the benefit of Valaris and its insured persons on terms and conditions, including limits and retentions, no less favorable to the insureds thereunder than the coverage provided by Valaris’s directors’ and officers’ liability, employment practices liability and fiduciary liability policies that are in effect immediately prior to the Effective Time and providing coverage in respect of claims arising from acts, omissions, facts or events that occurred at or prior to the Effective Time and which shall cover all claims made prior to the Effective Time or within six (6) years of the Effective Time. Prior to the Effective Time, Valaris may, in the alternative, purchase run-off directors’ and officers’ liability, employment practices liability and fiduciary liability insurance for the benefit of Valaris and its insured persons on terms and conditions, including limits and retentions, no less favorable to the insureds thereunder than the coverage provided by Valaris’s directors’ and officers’ liability, employment practices liability and fiduciary liability policies that are in effect immediately prior to the Effective Time and providing coverage in respect of claims arising from acts, omissions, facts or events that occurred at or prior to the Effective Time and having a coverage period of up to six (6) years from the Effective Time, and in such event Transocean shall not have any further obligation under this Section 7.4.

(c)           In the event that Transocean or any of its successors or assigns shall (i) consolidate with or merge or amalgamate into any other Person and shall not be the continuing or surviving company or entity of such consolidation, merger or amalgamation or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, Transocean shall cause proper provision to be made so that the successor and assign of Transocean or all or substantially all of its properties and assets, as the case may be, assumes the obligations set forth in this Section 7.4.

(d)           Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any insurance policy that is or has been in existence with respect to Valaris or any Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 7.4 is not prior to, or in substitution for, any claims under any such insurance policies.

(e)           The provisions of this Section 7.4 (i) shall survive the consummation of the Business Combination and continue in full force and effect, (ii) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement or contribution that any such person may have by contract or otherwise.

Article 8
AMENDMENT

8.1           Amendment.

Subject to the Interim Order, the Sanction Order and Applicable Laws, this Agreement may, at any time and from time to time before or after the approval by the Valaris Shareholders or approval by the Transocean Shareholders, but prior to the granting of the Sanction Order, be amended by written agreement of the Parties; provided, however, that this Agreement shall not be amended, modified, or supplemented after the approval by the Valaris Shareholders or approval by the Transocean Shareholders has been obtained unless, to the extent required by Applicable Law or the rules and regulations of NYSE, approved by the Valaris Shareholders or the Transocean Shareholders, as applicable.

Article 9
TERMINATION

9.1           Termination.

This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval of the Valaris Transaction Resolution by the Valaris Shareholders or before or after the approval of the Transocean Shareholder Resolutions by the Transocean Shareholders (except as otherwise noted below):

(a)           by mutual written agreement of the Parties;

(b)           by either Party if:

(i)             the Valaris Shareholders fail to approve the Valaris Transaction Resolution by the Valaris Required Approval at the Valaris Court Meeting;

(ii)            the Transocean Shareholders fail to approve the Share Issuance Resolutions (A) in a number as required to be issued in connection with the Business Combination or (B) by the relevant Transocean Required Approval at the Transocean Meeting;

(iii)           the Court dismisses the application for the Sanction Order;

(iv)           any Governmental Authority in any jurisdiction that is the subject of a Key Regulatory Approval shall have enacted, issued, promulgated, enforced or entered any Law that permanently makes illegal or otherwise permanently prevents or prohibits the consummation of the Business Combination and such Law has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(iv) shall not be available to a Party (A) that has breached, or failed to perform or comply with, any of its covenants or agreements under this Agreement to prevent, appeal or overturn such Law or otherwise have it lifted or rendered non-applicable in respect of the Business Combination; or (B) to the extent that such enactment, issuance, promulgation, enforcement or entry of such Law was primarily due to the breach or failure of such Party to perform or comply with any of its covenants or agreements under this Agreement; or

(v)            the Effective Time shall not have occurred on or prior to the Outside Date; provided, however, that if the Effective Time has not occurred prior to such date by reason of nonsatisfaction of the conditions set forth in Section 6.1(e), Section 6.1(f) (but only if such Law relates to Antitrust Laws, FDI Laws, or CFIUS) or Section 6.1(g) but all other conditions precedent to the consummation of the Business Combination in Article 6 have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Effective Time, each of which is capable of being satisfied at the Effective Time) or (to the extent permitted by Law) waived, then the Outside Date shall automatically be extended by three (3) months; provided, further, that if the Effective Time has not occurred prior to such date by reason of nonsatisfaction of the conditions set forth in Section 6.1(e), Section 6.1(f) (but only if such Law relates to Antitrust Laws, FDI Laws, or CFIUS) or Section 6.1(g)) but all other conditions precedent to the consummation of the Business Combination in Article 6 have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Effective Time, each of which is capable of being satisfied at the Effective Time) or (to the extent permitted by Law) waived, then the Outside Date as so extended shall automatically be further extended an additional three (3) months; provided, further, that the right to terminate this Agreement under this Section 9.1(b)(v) shall not be available to a Party whose breach of, or failure to perform or comply with, any of its covenants or agreements under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Effective Time to occur by such date;

(c)            by Valaris, if Transocean shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) cannot be cured by the Outside Date or, if curable, is not cured (A) within thirty (30) days following Valaris’s delivery of written notice to Transocean of such breach (which notice shall specify in reasonable detail the nature of such breach or failure) or (B) within any shorter period of time that remains between the date Valaris delivers the notice described in the foregoing subclause (A) and the day prior to the Outside Date; provided that Valaris shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if Valaris is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement so as to cause any of the conditions set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied or capable of being satisfied;

(d)           by Transocean, if Valaris shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) cannot be cured by the Outside Date or, if curable, is not cured (A) within thirty (30) days following Transocean’s delivery of written notice to Valaris of such breach (which notice shall specify in reasonable detail the nature of such breach or failure) or (B) within any shorter period of time that remains between the date Transocean delivers the notice described in the foregoing subclause (A) and the day prior to the Outside Date; provided that Transocean shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if Transocean is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement so as to cause any of the conditions set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied or capable of being satisfied;

(e)            by Valaris, prior to the approval of the Share Issuance Resolutions by the Transocean Shareholders, if the Transocean Board (or any committee thereof) makes an Adverse Recommendation Change; or

(f)            by Transocean, prior to the approval of the Valaris Transaction Resolution by the Valaris Shareholders, if the Valaris Board (or any committee thereof) makes an Adverse Recommendation Change.

9.2           Notice and Effect of Termination.

(a)           The Party desiring to terminate this Agreement pursuant to Section 9.1 (other than pursuant to Section 9.1(a)) shall give written notice of such termination to the Other Party, specifying the provision or provisions of this Agreement pursuant to which such termination is being effected and in reasonable detail the basis for such Party’s exercise of its termination right.

(b)           If this Agreement is terminated in the circumstances set out in Section 9.1, this Agreement shall forthwith become void and neither Party shall have any liability or further obligation to the Other Party hereunder, except with respect to the obligations set forth in this Section 9.2, Sections 1.11, 7.2, 9.3, 9.4, 9.5, Article 10 and Article 11, where applicable, which shall survive any termination hereof. Nothing contained in this Section 9.2 shall relieve either Party from (i) liability for any Fraud, or Willful and Material Breach of any provision of this Agreement prior to the termination of this Agreement or (ii) its obligation to pay the Valaris Termination Fee, Transocean Termination Fee or Recovery Costs, as applicable and if, as and when required pursuant to this Article 9. No termination of this Agreement shall affect the obligations of the Parties pursuant to the Confidentiality Agreement, except to the extent specified therein.

9.3           Valaris Termination Fee.

If at any time after the execution and delivery of this Agreement and prior to the termination of this Agreement:

(a)            the Valaris Board (or any committee thereof) makes an Adverse Recommendation Change and this Agreement is terminated by Transocean pursuant to Section 9.1(f); or

(b)           this Agreement is terminated by Valaris or Transocean pursuant to Section 9.1(b)(i) (Failure to Obtain Valaris Shareholder Approval) and prior to the earlier of the Valaris Court Meeting or such termination pursuant to Section 9.1(b)(i), an Acquisition Proposal for Valaris has been publicly announced, proposed, disclosed, offered or made by any Person (other than Transocean or its affiliates) and has not been withdrawn and, within nine (9) months following the date of such termination (i) Valaris enters into a binding definitive agreement in respect of any Acquisition Proposal which is subsequently consummated at any time thereafter (whether or not within such nine (9) month period) or (ii) any Acquisition Proposal is consummated with Valaris; provided, for purposes of this Section 9.3(b), the references to “twenty percent (20%)” in the definition of “Acquisition Proposal” shall be deemed to be references to “fifty percent (50%)”;

then Valaris shall pay (or cause to be paid) to Transocean (or one or more of its designees) $173,000,000 million (net of any amounts paid pursuant to Section 9.5(d)) (the “Valaris Termination Fee”), in immediately available funds, to one or more accounts designated by Transocean, as follows:

(i)             if the Valaris Termination Fee is payable pursuant to Section 9.3(a), the Valaris Termination Fee shall be payable within two (2) Business Days following the termination of this Agreement; or

(ii)             if the Valaris Termination Fee is payable pursuant to Section 9.3(b), the Valaris Termination Fee shall be payable upon the consummation of the Acquisition Proposal referred to therein.

The Parties agree that Valaris shall only be obligated to pay one Valaris Termination Fee pursuant to this Agreement, whether or not such Valaris Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

9.4           Transocean Termination Fee.

If at any time after the execution and delivery of this Agreement and prior to the termination of this Agreement:

(a)            the Transocean Board (or any committee thereof) makes an Adverse Recommendation Change and this Agreement is terminated by Valaris pursuant to Section 9.1(e); or

(b)           this Agreement is terminated by Valaris or Transocean pursuant to Section 9.1(b)(ii) (Failure to Obtain Transocean Shareholder Approval) and prior to the earlier of the Transocean Meeting or such termination pursuant to Section 9.1(b)(ii), an Acquisition Proposal for Transocean has been publicly announced, proposed, disclosed, offered or made by any Person (other than Valaris or its affiliates) and has not been withdrawn and, within nine (9) months following the date of such termination (i) Transocean enters into a binding definitive agreement in respect of any Acquisition Proposal which is subsequently consummated at any time thereafter (whether or not within such nine (9) month period) or (ii) any Acquisition Proposal is consummated with Transocean; provided, for purposes of this Section 9.4(b), the references to “twenty percent (20%)” in the definition of “Acquisition Proposal” shall be deemed to be references to “fifty percent (50%)”;

then Transocean shall pay (or cause to be paid) to Valaris (or one or more of its designees) $195,000,000 (net of any amounts paid pursuant to Section 9.5(e)) (the “Transocean Termination Fee”), in immediately available funds, to one or more accounts designated by Valaris, as follows:

(i)             if the Transocean Termination Fee is payable pursuant to Section 9.4(a), the Transocean Termination Fee shall be payable within two (2) Business Days following the termination of this Agreement; or

(ii)             if the Transocean Termination Fee is payable pursuant to Section 9.4(b), the Transocean Termination Fee shall be payable upon the consummation of the Acquisition Proposal referred to therein;

The Parties agree that Transocean shall only be obligated to pay one Transocean Termination Fee pursuant to this Agreement, whether or not such Transocean Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

9.5           Effect of Termination; Expense Reimbursement.

(a)            Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 11.10 (Specific Performance), except in the case of Fraud or Willful and Material Breach, Transocean’s right to receive the Valaris Termination Fee pursuant to Section 9.3, in circumstances where the Valaris Termination Fee is owed pursuant to Section 9.3 shall constitute the sole and exclusive remedy of the Transocean Group against the Valaris Group and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees of any of the foregoing (collectively, the “Valaris Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Valaris Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Valaris shall also be obligated with respect to this Section 9.5 and Section 7.2, as applicable). While Transocean may pursue both (i) a grant of specific performance in accordance with Section 11.10 and (ii) payment of the (A) Valaris Termination Fee pursuant to Section 9.3 or (B) the recovery of monetary damages, under no circumstances shall Transocean be permitted or entitled to receive both (x) a grant of specific performance that results in the Business Combination occurring and (y) the Valaris Termination Fee or any recovery of any monetary damages.

(b)           Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 11.10 (Specific Performance), except in the case of Fraud or Willful and Material Breach, Valaris’s right to receive the Transocean Termination Fee pursuant to Section 9.4, in circumstances where the Transocean Termination Fee is owed pursuant to Section 9.4 shall constitute the sole and exclusive remedy of the Valaris Group against the Transocean Group and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees of any of the foregoing (collectively, the “Transocean Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Transocean Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Transocean shall also be obligated with respect to this Section 9.5 and Section 7.2, as applicable). While Valaris may pursue both (i) a grant of specific performance in accordance with Section 11.10 and (ii) payment of the (A) Transocean Termination Fee pursuant to Section 9.4 or (B) the recovery of monetary damages, under no circumstances shall Valaris be permitted or entitled to receive both (x) a grant of specific performance that results in the Business Combination occurring and (y) the Transocean Termination Fee or any recovery of any monetary damages.

(c)           Each Party acknowledges that (i) the agreements contained in Section 9.3, Section 9.4 and this Section 9.5 are an integral part of this Agreement, (ii) neither the Valaris Termination Fee or the Transocean Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Other Party, as applicable, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, each Party would not enter into this Agreement. Accordingly, if Transocean or Valaris, as applicable, fail to promptly pay any applicable amount when due pursuant to Section 9.3 or Section 9.4, as applicable, and, in order to obtain such payment, Transocean or Valaris, as applicable, commences a proceeding that results in a judgment against Transocean or Valaris, as applicable, for the fee set forth in Section 9.3 and Section 9.4, as applicable, then Transocean or Valaris, shall pay to the Other Party all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Transocean or Valaris, their affiliates and Representatives in connection with such suit, together with interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Other Party in full) at the annual rate of five percent (5%) plus the prime rate published in The Wall Street Journal on the date such payment was required to be made through the date of payment (the “Recovery Costs”).

(d)           Without limiting any obligation of Valaris to pay the Valaris Termination Fee or the Recovery Costs, as applicable, in the event of termination by either Party in the case of Section 9.1(b)(i) (Failure to Obtain Valaris Shareholder Approval), then Valaris shall promptly, but in no event later than three (3) Business Days following the delivery by Transocean of an invoice therefor, pay or cause to be paid to Transocean, by wire transfer of immediately available funds to an account designated by Transocean, all reasonable and documented out-of-pocket fees and expenses (including of financial advisors, outside legal counsel, accountants, experts, consultants and other Representatives of Transocean) actually incurred by or on Transocean’s behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the Business Combination, up to an amount not to exceed $58,000,000.

(e)           Without limiting any obligation of Transocean to pay the Transocean Termination Fee or the Recovery Costs, as applicable, in the event of termination by either Party in the case of Section 9.1(b)(ii) (Failure to Obtain Transocean Shareholder Approval), then Transocean shall promptly, but in no event later than three (3) Business Days following the delivery by Valaris of an invoice therefor, pay or cause to be paid to Valaris, by wire transfer of immediately available funds to an account designated by Valaris, all reasonable and documented out-of-pocket fees and expenses (including of financial advisors, outside legal counsel, accountants, experts, consultants and other Representatives of Valaris) actually incurred by or on Valaris’s behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the Business Combination, up to an amount not to exceed $65,000,000.

9.6           Waiver.

Either Party may: (a) extend the time for the performance of any of the obligations or other acts of the Other Party; (b) subject to Section 8.1, waive compliance with any of the Other Party’s agreements or the fulfillment of any conditions to its own obligations contained herein; and (c) waive inaccuracies in any of the Other Party’s representations or warranties contained herein or in any document delivered by the Other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and such waiver shall apply only to the specific matters identified in such instrument. No failure or delay by either Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise of any right, power or privilege under this Agreement. Except as required by Applicable Law, no waiver hereof shall require the approval of Valaris Shareholders or the Transocean Shareholders, as applicable.

Article 10
NOTICES

10.1           Notices.

Any notice, consent or other communication that is required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be delivered (and shall be deemed to have been duly given upon receipt) by hand delivery, prepaid overnight courier (providing written proof of delivery) or email (provided that the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email) to the Party to whom it is addressed, as follows:

(a)           if to Transocean, addressed to it at:

Transocean Ltd.
Turmstrasse 30
CH-6312 Steinhausen
Switzerland
Attention: Sandro Thoma
Email: [●]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
390 Madison Avenue
New York, New York 10017
Attention: Peter Cohen-Millstein; Megan Ridley-Kaye
Email: peter.cohen-millstein@hoganlovells.com; megan.ridley-kaye@hoganlovells.com

(b)           if to Valaris, addressed to it at:

Valaris Limited
5847 San Felipe St., Suite 3300
Houston, Texas 77057
Attention: Davor Vukadin
Email: [●]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Stephen F. Arcano; Eric C. Otness
Email: Stephen.Arcano@skadden.com; Eric.Otness@skadden.com

or to such other address as a Party may, from time to time, advise to the Other Party by notice in writing; provided that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. The date or time of receipt of any such notice shall be deemed to be the date of delivery or the time such email is received.

Article 11
GENERAL

11.1         No Survival.

None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Business Combination, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

11.2         Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.3         Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party without the prior written consent of the Other Party. Any attempted assignment in violation of this Section 11.3 shall be null and void.

11.4         Public Statements and Disclosure.

The Parties agree to issue a joint press release with respect to this Agreement as soon as reasonably practicable after its due execution. Thereafter each Party shall promptly provide to the Other Party, for review by the Other Party and its counsel, and receive the prior consent, not to be unreasonably withheld, of the Other Party prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any news release or other written statement or other public disclosure document with respect to this Agreement or the Business Combination, and the Other Party agrees to keep such information confidential until it is filed as part of such Party’s public disclosure records. Notwithstanding the foregoing, (a) no consent shall be necessary to the extent a disclosure (i) is required by Applicable Law, or the rules of any stock exchange on which any of a Party’s securities may be listed, (ii) relates to any dispute or actual or threatened Action between or among the Parties or their respective affiliates related to this Agreement, the Support Agreements or any of the transactions contemplated hereby or thereby, (iii) is substantially similar to previous press releases, public disclosures or public statements made by the Parties in compliance with this Section 11.4 or (iv) is made pursuant to any communication plan or strategy previously agreed between the Parties, (b) subject to compliance with Section 7.1, a Party shall not be required to provide any such review or comment to, or obtain the prior consent of, the Other Party or its affiliates in connection with the receipt and existence of an Acquisition Proposal, Superior Proposal or matters related thereto or to an Adverse Recommendation Change by a Party and (c) each Party may, without the consent of the Other Party, communicate to its employees, customers, suppliers and consultants so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the Other Party); provided that, for disclosures made under clause (a) of this sentence, the applicable Party shall use commercially reasonable efforts to consult with the Other Party as to the nature and wording of such disclosure prior to it being made.

11.5         Severability.

If any one or more of the provisions (or any part thereof) of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Authority, such provision or provisions (or part or parts thereof) shall be, and shall be conclusively deemed to be, as to such jurisdiction, severable from the balance of this Agreement and:

(a)            the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired by the severance of the provisions (or parts thereof) so severed; and

(b)           the invalidity, illegality or unenforceability of any provision (or part thereof) of this Agreement in any jurisdiction shall not affect or impair such provision (or part thereof) or any other provisions of this Agreement in any other jurisdiction.

Upon any determination that any term or other provision in this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

11.6         Further Assurances.

If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall at the request of the Other Party, but without further consideration, do and perform all such further acts, matters and things and execute and deliver all such further documents, deeds, assignments, agreements, notices and writings and give such further assurances as shall be reasonably required for the purpose of giving effect to this Agreement.

11.7         Time of Essence.

Time is of the essence in this Agreement.

11.8         Governing Law.

This Agreement, the transactions contemplated hereby and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction; provided, however, that the provisions of this Agreement relating to the approval and effects of the Scheme of Arrangement and any other matters relating to the internal corporate governance of the Valaris Board, including the duties of the Valaris Board, in each case to which mandatory provisions of Applicable Bermuda Laws otherwise apply, shall be governed by, and construed in accordance with, Applicable Bermuda Laws; provided, further, that the provisions of this Agreement relating to the approval of the Transocean Shareholder Resolutions and any other matters relating to the internal corporate governance of the Transocean Board, including the duties of the Transocean Board, in each case to which mandatory provisions of the Applicable Swiss Laws otherwise apply, shall be governed by, and construed in accordance with, the Applicable Swiss Laws.

11.9         Jurisdiction; WAIVER OF TRIAL BY JURY.

Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall (except to the extent any such Action mandatorily must be brought in Bermuda or Switzerland) be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against the Other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.9. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BUSINESS COMBINATION, ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.9.

11.10       Specific Performance.

The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions, and the provisions of Section 9.3, Section 9.4 and Section 9.5(c)-(e), including the availability of the Transocean Termination Fee or the Valaris Termination Fee, as applicable, will not be construed to diminish or otherwise impair in any respect any Party’s right to such injunction, specific performance and other equitable relief. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 9.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the Other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.10 shall not be required to provide any bond or other security in connection with any such injunction. To the extent any Party hereto brings an Action to specifically enforce the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives the termination of this Agreement), the Outside Date shall automatically be extended to (i) the tenth (10th) Business Day following the resolution of such Action or (ii) such other time period established by the court presiding over such Action.

11.11       Third Party Beneficiaries.

(a)           The provisions of Section 7.4 are: (i) intended for the benefit of all present and former directors and officers of Valaris, respectively, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors, administrators and other legal representatives and Transocean shall hold the rights and benefits of Section 7.4 in trust for and on behalf of such Persons and Transocean hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of such Persons; and (ii) in addition to, and not in substitution for, any other rights that such Persons may have by Contract or otherwise.

(b)           The provisions of Sections 2.5 and 5.4(f) are intended for the benefit of all the holders of Valaris Shares and Valaris Warrants and Section 2.7 are intended for the benefit of all holders of Valaris Incentives and, in each case, shall be enforceable by each of such Persons and its, his or her heirs, executors, administrators and other legal representatives from and after the Effective Time.

(c)           The provisions of Section 2.6 are: (i) intended for the benefit of all Valaris Employees immediately after the consummation of the Business Combination and their respective heirs, executors, administrators and other legal representatives and Valaris shall hold the rights and benefits of Section 2.6 in trust for and on behalf of such Persons and Valaris hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of such Persons; and (ii) in addition to, and not in substitution for, any other rights that such Persons may have by Contract or otherwise.

(d)           The provisions of Section 5.4(f) are: (i) intended for the benefit of all holders of Transocean Shares immediately after the consummation of the Business Combination and their successors and assigns and Transocean shall hold the rights and benefits of Section 5.4(f) in trust for and on behalf of such Persons and Transocean hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of such Persons; and (ii) in addition to, and not in substitution for, any other rights that such Persons may have by Contract or otherwise.

(e)           Following the valid termination of this Agreement pursuant to Section 9.1 and subject to Sections 9.2, 9.3, 9.4 and 9.5, the Parties acknowledge and agree that Valaris, as sole and exclusive agent for and on behalf of the Valaris Shareholders (which Valaris Shareholders shall not be entitled to pursue such damages on their own behalf but who are third-party beneficiaries of this Section 11.11(e) solely to the extent necessary for this Section 11.11(e) to be enforceable), shall be entitled to pursue specific performance in accordance with Section 11.10 or, if specific performance is not sought or granted as a remedy, seek damages. Notwithstanding anything herein to the contrary, the rights granted pursuant to this Section 11.11(e) with respect to the recovery of damages based on the losses suffered by the Valaris Shareholders, shall only be enforceable on behalf of the Valaris Shareholders by Valaris in its sole and absolute discretion, as the sole and exclusive agent for the Valaris Shareholders; provided that, in such capacity as sole and exclusive agent for the Valaris Shareholders, Valaris shall (i) be entitled to reimbursement (from the Valaris Shareholders) from any such recovery of damages of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees determined by reference to standard hourly rates) that have been incurred by Valaris in connection with acting as sole and exclusive agent for the Valaris Shareholders pursuant to this Section 11.11(e) and (ii) not be liable to the Valaris Shareholders for any action taken, suffered or omitted to be taken by it in good faith.

(f)            Following the valid termination of this Agreement pursuant to Section 9.1 and subject to Sections 9.2, 9.3, 9.4 and 9.5, the Parties acknowledge and agree that Transocean, as sole and exclusive agent for and on behalf of the Transocean Shareholders (which Transocean Shareholders shall not be entitled to pursue such damages on their own behalf but who are third-party beneficiaries of this Section 11.11(f) solely to the extent necessary for this Section 11.11(f) to be enforceable), shall be entitled to pursue specific performance in accordance with Section 11.10 or, if specific performance is not sought or granted as a remedy, seek damages. Notwithstanding anything herein to the contrary, the rights granted pursuant to this Section 11.11(f) with respect to the recovery of damages based on the losses suffered by the Transocean Shareholders, shall only be enforceable on behalf of the Transocean Shareholders by Transocean in its sole and absolute discretion, as the sole and exclusive agent for the Transocean Shareholders; provided that, in such capacity as sole and exclusive agent for the Transocean Shareholders, Transocean shall (i) be entitled to reimbursement (from the Transocean Shareholders) from any such recovery of damages of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees determined by reference to standard hourly rates) that have been incurred by Transocean in connection with acting as sole and exclusive agent for the Transocean Shareholders pursuant to this Section 11.11(f) and (ii) not be liable to the Transocean Shareholders for any action taken, suffered or omitted to be taken by it in good faith.

(g)           Except as provided in this Section 11.11, this Agreement is not intended to and shall not confer any right, benefit or remedy of any nature whatsoever or by any reason of this Agreement upon any Person other than the Parties and their respective successors and permitted assigns.

11.12       Disclosure Schedules.

The Parties agree that the certain information set forth in the Valaris Disclosure Schedule or the Transocean Disclosure Schedule, as applicable, is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed under this Agreement, nor shall such information be deemed to establish a standard of materiality. Notwithstanding anything to the contrary in this Agreement, the Valaris Disclosure Schedule, the Transocean Disclosure Schedule, and any exhibits and schedules thereto are “facts ascertainable” (as such term is used in Section 251(b) of the DGCL) but, solely for purposes of Sections 147 and 251 of the DGCL, are not a part of, and do not form a part of, this Agreement.

11.13       Counterparts; Effectiveness.

This Agreement may be executed in counterparts and by portable document format (PDF) or other electronic means, each of which shall be deemed an original, and all of which together constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or through an electronic signature service shall be sufficient to bind the Parties to the terms of this Agreement.

[The Remainder of this Page is Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Transocean Ltd.

By:	/s/ Sandro Thoma
Name:	Sandro Thoma
Title:	Corporate Secretary

[Signature Page to Business Combination Agreement]

Valaris Limited

By:	/s/ Anton Dibowitz
Name:	Anton Dibowitz
Title:	President and Chief Executive Officer

[Signature Page to Business Combination Agreement]